AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON                   , 1999

                                                    REGISTRATION NO. 333-
________________________________________________________________________________
                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                    (ISSUER WITH RESPECT TO THE SECURITIES)

                          NCT FUNDING COMPANY, L.L.C.
                   (DEPOSITOR OF THE TRUST DESCRIBED HEREIN)
              EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER

                 DELAWARE                                      6799
     (STATE OR OTHER JURISDICTION OF               (PRIMARY STANDARD INDUSTRIAL                      (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)               CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO. 22-363-4039)

                            ------------------------
                          NCT FUNDING COMPANY, L.L.C.
                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
              (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
       INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------
                               SCOTT MOORE, ESQ.
                          NCT FUNDING COMPANY, L.L.C.
                                2 GATEHALL DRIVE
                          PARSIPPANY, NEW JERSEY 07054
                                 (973) 355-7053
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------
                                   COPIES TO:

                            M. DAVID GALAINENA, ESQ.
                                WINSTON & STRAWN
                              35 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS 60601
                                 (312) 558-5600
                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                             (cover continued on following page)
                            ------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.

________________________________________________________________________________

(cover continued from previous page)

                        CALCULATION OF REGISTRATION FEE


                                                                        PROPOSED
                                                                        MAXIMUM       PROPOSED MAXIMUM
         TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE    OFFERING PRICE       AGGREGATE          AMOUNT OF
                 TO BE REGISTERED                    REGISTERED(1)    PER UNIT(2)     OFFERING PRICE(2)   REGISTRATION FEE

Class A-1 Receivable-Backed Notes..................   $ 1,000,000         100%           $ 1,000,000            $278
Class A-2 Receivable-Backed Notes..................   $ 1,000,000         100%           $ 1,000,000            $278
Class A-3 Receivable-Backed Notes..................   $ 1,000,000         100%           $ 1,000,000            $278
Class A-4 Receivable-Backed Notes..................   $ 1,000,000         100%           $ 1,000,000            $278
Class A-5 Receivable-Backed Notes..................   $ 1,000,000         100%           $ 1,000,000            $278
Class B Receivable-Backed Notes....................   $ 1,000,000         100%           $ 1,000,000            $278
Class C Receivable-Backed Notes....................   $ 1,000,000         100%           $ 1,000,000            $278
Class D Receivable-Backed Notes....................   $ 1,000,000         100%           $ 1,000,000            $278

(1) The amount of Securities being registered represents the maximum aggregate principal amount of Securities currently expected to be offered for sale.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(a).

THE INFORMATION IN THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS AND PROSPECTUS SUPPLEMENT ARE NOT AN OFFER TO SELL THESE SECURITIES AND WE ARE NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

           SUBJECT TO COMPLETION DATED [                     ], 1999

PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED                      , 1999
                            [                     ]
                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                            RECEIVABLE-BACKED NOTES
                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

[LOGO]                                                                    [LOGO]

SERVICER               A MEMBER OF THE NEWCOURT GROUP OF COMPANIES


CONSIDER CAREFULLY
THE RISK FACTORS
BEGINNING ON PAGE
S-17 IN THIS
PROSPECTUS SUPPLEMENT
AND ON PAGE 11 IN THE
PROSPECTUS.
The Notes represent
obligations of the
trust only and will
not represent
interests in or
obligations of
Newcourt Financial
USA Inc., Newcourt
Leasing Corporation,
Newcourt
Communications
Finance Corporation,
Newcourt Technologies
Corporation, Newcourt
Commercial Finance
Corporation, AT&T
Capital Corporation
or any of their
affiliates.
This prospectus
supplement may be
used to offer and
sell the Notes only
if accompanied by the
prospectus.


                  THE TRUST WILL ISSUE THE FOLLOWING CLASSES OF NOTES --

                Initial
               Aggregate                       First       Stated        Price to     Underwriting    Proceeds to
 Class of      Principal   Interest Rate      Payment     Maturity        Public        Discount       Depositor
   Notes        Amount      (per annum)       Date(1)       Date       Per Note(2)     Per Note(3)    Per Note(4)

    A-1       $                      %                                            %             %                %

    A-2       $                      %                                            %             %                %

    A-3       $                      %                                            %             %                %

    A-4       $                      %                                            %             %                %

    A-5       $                      %                                            %             %                %

     B        $                      %                                            %             %                %

     C        $                      %                                            %             %                %

     D        $                      %                                            %             %                %

(1) Payment dates thereafter until maturity will be the 20th day of each month.

(2) Total price to public = $     .

(3) Total underwriting discount = $          .

(4) Total proceeds to Depositor (before deducting the Depositor's estimated
    expenses of $        ) = $          .

                            ------------------------

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF
   THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS ARE TRUTHFUL
         OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.

Delivery of the Notes in book-entry form will be made through the facilities of The Depository Trust Company, Cedel Bank, societe anonyme and the Euroclear
System on or about February   , 1999 against payment in immediately available
funds.

                              [LIST UNDERWRITERS]

                Prospectus Supplement dated               , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

     We tell you about the Notes in two separate documents that progressively provide more detail:

           the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series; and

           this prospectus supplement, which describes the particular terms of your series of securities.

     IF THE TERMS OF YOUR SERIES OF NOTES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT VARY FROM THE PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT. THE NOTES DISCUSSED IN THIS PROSPECTUS SUPPLEMENT CONSTITUTE A SINGLE SERIES OF NOTES, AS DESCRIBED IN THE ACCOMPANYING PROSPECTUS.

     We include cross-references in this prospectus supplement and in the accompanying prospectus to captions in these materials where you can find further related discussions. The following Table of Contents and the Table of Contents included in the accompanying prospectus provide the pages on which these captions are located.

     You can find a listing of pages where we define capitalized terms used in this prospectus supplement under the caption 'Index of Defined Terms' beginning on page S- in this prospectus supplement and under the caption 'Index of
Defined Terms' beginning on page   in the accompanying prospectus.

     You should rely only on the information contained in this document, including the information described under the heading 'Where You Can Find More Information' in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document is accurate only as of the date of this document regardless of when this prospectus supplement and accompanying prospectus are delivered or when the Notes are sold to you.

     If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from NCT Funding Company, L.L.C. or an underwriter by asking any of them for it.

                               TABLE OF CONTENTS

                                                  PAGE
                                                  ----
PROSPECTUS SUPPLEMENT:

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
  THIS PROSPECTUS SUPPLEMENT AND THE
  ACCOMPANYING PROSPECTUS......................
REPORTS TO NOTEHOLDERS.........................
WHERE YOU CAN FIND MORE INFORMATION............
PROSPECTUS SUPPLEMENT SUMMARY..................
RISK FACTORS...................................
     Limited Assets of the Owner Trust.........
     Special Risks of the Subordinate Notes;
       Limited Protection to Senior Classes of
       Notes...................................
     Risks of Prepayments on the Contracts;
       Impact on the Yield of Your Notes.......
     No Gross-Up for Withholding Tax...........
     Limited Liquidity of Your Notes...........
THE OWNER TRUST................................
     The Owner Trust...........................
     Capitalization of the Owner Trust.........
     The Owner Trustee.........................
THE CONTRACTS..................................
     Description of the Contracts..............
     Representations and Warranties Made by The
       Originator..............................
     Certain Statistics Relating to the Cut-Off
       Date Contract Pool......................
     Certain Statistics Relating to
       Delinquencies and Defaults..............
     Contract Prepayments......................
     Liquidation of Contracts..................
     Substitution of Contracts.................
WEIGHTED AVERAGE LIFE OF THE NOTES.............
DESCRIPTION OF THE NOTES.......................
     General...................................
     Distributions.............................
     Class A Interest..........................
     Class B Interest..........................
     Class C Interest..........................
     Class D Interest..........................
     Principal.................................
     Redemption of Notes.......................
     Optional Purchase of Class................
     Notes.....................................
     Subordination of Subordinate Notes........
     Cash Collateral Account...................
     Optional Purchase of Contracts............
     Reports to Noteholders....................

                                                  PAGE
                                                  ----
     Servicing.................................
     The Indenture Trustee.....................
UNITED STATES TAXATION.........................
     Treatment of the Notes....................
     Treatment of the Owner Trust..............
     Payments of Interest......................
     Original Issue Discount...................
     Market Discount...........................
     Amortizable Bond Premium..................
     Constant Yield Election...................
     Sale, Exchange or Retirement of Notes.....
     Tax Consequences to United States Alien
       Holders.................................
     Backup Withholding........................
     Possible Alternative Treatment of the
       Notes...................................
ERISA CONSIDERATIONS...........................
RATINGS OF THE NOTES...........................
USE OF PROCEEDS................................
UNDERWRITING...................................
LEGAL MATTERS..................................
INDEX OF TERMS.................................

PROSPECTUS:
IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN
  THIS PROSPECTUS AND THE ACCOMPANYING
  PROSPECTUS SUPPLEMENT........................
REPORTS TO NOTEHOLDERS.........................
WHERE YOU CAN FIND MORE INFORMATION............
PROSPECTUS SUMMARY.............................
RISK FACTORS...................................
THE DEPOSITOR..................................
THE OWNER TRUSTS...............................
NEWCOURT CREDIT GROUP INC. ....................
THE ORIGINATORS................................
THE CONTRACTS..................................
DESCRIPTION OF THE NOTES.......................
DESCRIPTION OF THE TRANSFER AND SERVICING
  AGREEMENTS...................................
CERTAIN LEGAL ASPECTS OF THE CONTRACTS.........
UNITED STATES TAXATION.........................
ERISA CONSIDERATIONS...........................
RATINGS OF THE NOTES...........................
USE OF PROCEEDS................................
UNDERWRITING...................................
LEGAL MATTERS..................................
INDEX OF TERMS.................................
APPENDIX A.....................................

                             REPORTS TO NOTEHOLDERS

     Until the Notes are issued in physical, rather than book-entry, form, unaudited monthly and annual reports, which contain information concerning the Owner Trust prepared by the Servicer, will be sent only to Cede & Co by the Indenture Trustee. You can find a more detailed description of this in the accompanying prospectus under the caption 'Description of the Notes -- Book-Entry Registration.'

     If you purchase a Note, you may receive these reports by making a written request to the Indenture Trustee, together with a certification that you are an owner of a Note. You should send any such request to the Indenture Trustee at
the following address:                         , Attention:                ,
facsimile number             . These reports do not constitute financial
statements prepared in accordance with generally accepted accounting principles. Neither the Servicer nor we intend to send any of our financial reports to owners of the Notes. The Servicer, on behalf of the Owner Trust, will file with the Securities and Exchange Commission periodic reports concerning the Owner Trust as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

New York Regional Office                          Chicago Regional Office
Seven World Trade Center                          Citicorp Center
Suite 1300                                        500 West Madison Street, Suite 1400
New York, NY 10048                                Chicago, IL 60661

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

     The Securities and Exchange Commission allows us to 'incorporate by reference' some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus supplement, and later information that we file with the Securities and Exchange Commission will automatically update and supersede the information contained in this prospectus supplement.

     All documents filed by the Servicer, on behalf of the Owner Trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the 'Exchange Act'), after the date of this prospectus supplement and prior to the termination of the offering of the Notes will be incorporated by reference into this prospectus supplement.

                         PROSPECTUS SUPPLEMENT SUMMARY

     This summary highlights selected information regarding the Notes, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Notes, read this entire prospectus supplement and the accompanying prospectus. In addition, you may wish to read principal documents governing the sale and transfer of the contracts, the formation of the Trust and the issuance of Notes. Such documents have been filed as exhibits to the registration statement of which this prospectus supplement is a part. You can find an index of terms used in this
prospectus supplement on page   .

     There are material risks associated with an investment in the Notes. See
'Risk Factors' on page   of in this prospectus supplement and on page   in the
accompanying prospectus.

Depositor.................................  NCT Funding Company, L.L.C. will transfer the contracts to a recently formed owner trust called Newcourt Equipment Trust Securities 1999-1.
                                            NCT Funding Company will be referred to herein as 'we,' 'our,'
                                            'ours,' and 'us.' Our chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879. For more information, see 'The Depositor'
                                            in the accompanying prospectus.

Owner Trust...............................  Prior to the transfer of contracts discussed above, we will form
                                            Newcourt Equipment Trust Securities 1999-1 which will in turn will issue classes of receivable-backed notes. Newcourt Equipment Trust
                                            Securities 1999-1 will be referred to herein as the 'Owner Trust.'
                                            The receivable-backed notes will be referred to herein as the
                                            'Notes.' The Owner Trust will own the contracts (described below) and certain other assets. The Owner Trust's offices will be in care of
                                                        , as Owner Trustee, of             , Wilmington Delaware
                                                        , and its telephone number is (302)             . For
                                            more information, see 'The Owner Trust' in this prospectus supplement.

Servicer..................................  AT&T Capital Corporation will service the contracts. We will refer to
                                            AT&T Capital Corporation in this prospectus supplement as 'AT&T
                                            Capital.' AT&T Capital's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its
                                            telephone number is (973) 606-4879. For more information, see
                                            'Description of the Pooling and Servicing Agreements -- Servicing'
                                            and 'AT&T Capital Corporation,' in the accompanying prospectus.

The Originators...........................  Newcourt Financial USA Inc., Newcourt Leasing Corporation (formerly known as AT&T Capital Leasing Services, Inc.), Newcourt
                                            Communications Finance Corporation (formerly known as AT&T Credit
                                            Corporation), Newcourt Technologies Corporation (formerly known as
                                            AT&T Systems Leasing Corporation) and Newcourt Commercial Finance
                                            Corporation (formerly known as AT&T Commercial Finance Corporation).

Indenture and Indenture Trustee...........  The Notes will be issued under an Indenture between the Owner Trust
                                            and [            ], who will serve as Indenture Trustee.

Owner Trustee.............................  The Owner Trust will be created under a Trust Agreement.
                                            [            ] will act as trustee under the Trust Agreement.

The Notes:................................  The Owner Trust will issue the following eight classes of Notes:

                                          CLASS     INTEREST RATE     INITIAL PRINCIPAL BALANCE
                                          -----     -------------     -------------------------

                                          A-1              %                   $
                                          A-2
                                          A-3
                                          A-4
                                          A-5
                                          B
                                          C
                                          D

                                            The Class D Notes will be subordinate to the Class A, Class B and
                                            Class C Notes, the Class C Notes will be subordinate to the Class A and Class B Notes, and the Class B Notes will be subordinate to the
                                            Class A Notes. For a further explanation of this subordination, see
                                            'Description of the Notes -- Subordination of Subordinate Notes' in
                                            this prospectus supplement and in the accompanying prospectus.

Terms of the Notes:

    Payment Dates.........................  The 20th day of each month, beginning on             20, 1999 (or if
                                            such day is not a business day, the next business day).

    Interest..............................  Interest on the Notes will accrue at the applicable interest rate from a payment date to the day before the next payment date. For the first payment date, interest begins to accrue on the day the Notes are issued.

                                            The interest rate for each class of Notes is specified on the cover page of this prospectus supplement.

                                            Interest on the Class A-1 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the
                                            Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C and
                                            Class D Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

                                            On the 20th day of each month (or if that day is not a business day, the next business day), after the Owner Trust repays any outstanding
                                            Servicer advances and pay the Servicer's monthly servicing fee, the
                                            Owner Trust will pay interest on the Notes (at the rates specified on the cover of this prospectus) in the following order:

                                                CLASS OF             SECURITIES RECEIVING INTEREST PAYMENT
                                                 NOTES                      PRIOR TO SPECIFIED CLASS
                                                 -----                      ------------------------

                                               A-1, A-2,     None
                                             A-3, A-4, A-5

                                                   B         Class A-1 Notes, Class A-2 Notes, Class A-3 Notes
                                                             Class A-4 Notes, Class A-5 Notes

                                                   C         Class A-1 Notes, Class A-2 Notes, Class A-3 Notes,
                                                             Class A-4 Notes, Class A-5 Notes, Class B Notes

                                                   D         Class A-1 Notes, Class A-2 Notes, Class A-3 Notes,
                                                             Class A-4 Notes, Class A-5 Notes, Class B Notes,
                                                             Class C Notes

                                             See 'Description of the Notes -- Distributions' herein.

    Principal.............................  On the 20th day of each month (or if that day is not a business day, the next business day), after we pay interest on the Notes, prior to an event of default with respect to the Notes, we will pay principal on the Notes in the following order:

                                             CLASS OF              SECURITIES RECEIVING PRINCIPAL PAYMENT
                                              NOTES                       PRIOR TO SPECIFIED CLASS
                                              -----                       ------------------------

                                               A-1        None

                                               A-2        Class A-1 Notes

                                               A-3        Class A-1 Notes

                                                          On the payment date on which the principal amount of the
                                                          Class A-1 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-2 Notes is reduced to $0,
                                                          Class A-2 Notes, Class B Notes, Class C Notes, Class D
                                                          Notes and Certificates

                                               A-4        Class A-1 Notes

                                                          On the payment date on which the principal amount of the
                                                          Class A-1 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-2 Notes is reduced to $0,
                                                          Class A-2 Notes, Class B Notes, Class C Notes, Class D
                                                          Notes and Certificates

                                                          On the payment date on which the principal amount of
                                                          Class A-2 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-3 Notes is reduced to $0,
                                                          Class A-3 Notes, Class B Notes, Class C Notes, Class D
                                                          Notes and Certificates

                                               A-5        Class A-1 Notes

                                                          On the payment date on which the principal amount of the
                                                          Class A-1 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-2 Notes is reduced to $0,
                                                          Class A-2 Notes, Class B Notes, Class C Notes, Class D
                                                          Notes and Certificates

                                                          On the payment date on which the principal amount of
                                                          Class A-2 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-3 Notes is reduced to $0,
                                                          Class A-3 Notes, Class B Notes, Class C Notes, Class D
                                                          Notes and Certificates

                                                          On the payment date on which the principal amount of
                                                          Class A-2 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-4 Notes is reduced to $0,

                                                          Class A-4 Notes, Class B Notes, Class C Notes, Class D
                                                          Notes and Certificates

                                                B         Class A-1 Notes, Class A-2 Notes

                                                          On the payment date on which the principal amount of
                                                          Class A-2 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-3 Notes is reduced to $0,
                                                          Class A-3 Notes

                                                          On the payment date on which the principal amount of
                                                          Class A-3 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-4 Notes is reduced to $0,
                                                          Class A-4 Notes

                                                C         Class A-1 Notes, Class A-2 Notes, Class B Notes

                                                          On the payment date on which the principal amount of
                                                          Class A-2 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-3 Notes is reduced to $0,
                                                          Class A-3 Notes

                                                          On the payment date on which the principal amount of
                                                          Class A-3 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-4 Notes is reduced to $0,
                                                          Class A-4 Notes

                                                D         Class A-1 Notes, Class A-2 Notes, Class B Notes, Class C
                                                          Notes

                                                          On the payment date on which the principal amount of
                                                          Class A-2 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-3 Notes is reduced to $0,
                                                          Class A-3 Notes

                                                          On the payment date on which the principal amount of
                                                          Class A-3 Notes is reduced to $0 and on any payment date
                                                          on or prior to the payment date on which the outstanding
                                                          principal amount on the Class A-4 Notes is reduced to $0,
                                                          Class A-4 Notes

                                                   See 'Description of the Notes -- Distributions' herein.

                                            After the Class A-1 Notes have been paid in full, the amount of principal paid on a Class A-2 Note, Class A-3 Note, Class A-4 Note or
                                            Class A-5 Notes, as applicable, and Class B Note, Class C Note and
                                            Class D Note will be the amount necessary to reduce the outstanding principal of the respective class of Notes to the greater of:

                                                      (i) a specified percentage of the aggregate discounted
                                                 contract balance of the contracts as of the last day of the most recent full collection period (such percentage shall be based on the ratio of the initial principal amount of such class of Notes to the aggregate initial principal amount of all classes of
                                                 Notes other than the Class A-1 Notes) or

                                                      (ii) a floor payment which is based on a number which is
                                                 intended to maintain [  ]% of the credit enhancement provided by the classes of Notes subordinate to such class after taking into account cumulative losses on the contracts.

                                            The amount of principal payable on the Notes on each payment date will generally be equal to the difference between the aggregate principal balance of the Notes on that payment date before any distributions and the aggregate of the principal balances of the contracts as of the last day of the previous month. The contract principal balance of any contract is generally the present value of the unpaid scheduled payments due on that contract discounted at a discount rate generally equal to the weighted average of each class of Notes and certificates representing beneficial ownership interests in the Owner Trust (if applicable) each weighted by the initial principal balance of each class of Notes and certificates
                                            representing beneficial ownership interests in the Owner Trust (if applicable) and the expected average life of such class assuming no losses and an assumed constant prepayment rate and servicing fee percentage. The aggregate of the contract principal balances is referred to as the 'contract pool principle balance.'

                                            Following an event of default with respect to the Notes, all outstanding principal on the respective classes of Notes will be paid in the following order of priority:

                                              outstanding principal of Class A-1 Notes

                                              outstanding principal of Class A-2 Notes, Class A-3 Notes, Class
                                              A-4 Notes and Class A-5 Notes

                                              outstanding principal of Class B Notes

                                              outstanding principal of Class C Notes

                                              outstanding principal of Class D Notes

                                            See 'Description of the Notes and Indenture -- Allocations' herein.

Aggregate Discounted Contract Balance.....  The 'aggregate discounted contract balance' with respect to the contracts means the sum of the discounted contract balances of each contract included in the group of contracts for which an aggregate discounted contract balance determination is being made. As of the cut-off date the initial aggregate discounted contract balance is
                                                   .

                                            The 'discounted contract balance' means with respect to any contract as of the last day of any collection period (1) the contract prinicpal balance of such contract and (2) the aggregate amount of all scheduled payments due and payable under such contract that have not then been received by the servicer as of the last day of such collection period.

                                            The discounted contract balance for each contract shall be calculated assuming:

                                                      (a) All payments due in any collection period are due on
                                                 the last day of the collection period; and

                                                      (b) Payments are discounted on a monthly basis using a 30
                                                 day month and a 360 day year.

                                            The discounted contract balance of a contract is the present value of scheduled payments to be paid on such contract calculated at a
                                            discount rate of   %.

                                            The discount rate is equal to the sum of:

                                              the weighted average of the Class A-1 interest rate, Class A-2 interest rate, Class A-3 interest rate, Class A-4 interest rate,
                                              Class A-5 interest rate, Class B Interest Rate, Class C Interest
                                              Rate, and Class D Interest Rate, each weighted by (x) the Initial
                                              Class A-1 Note principal balance, Initial Class A-2 Note principal balance, Initial Class A-3 Note principal balance, Initial Class
                                              A-4 Note principal balance, Initial Class A-5 Note principal balance, Initial Class B Note principal balance, Initial Class C
                                              Note principal balance, or Initial Class D Note principal balance, as applicable, and (y) the expected weighted average life of each class of Notes or the subordinated Notes, as applicable, assuming
                                              no losses and a constant prepayment rate of   %; and

                                              the servicing fee percentage.

                                            The statistical discount rate is equal to      %. The statistical
                                            discount rate is based on a weighted average of the estimated interest rate of Notes (weighted by estimated maturity date and initial principal amounts of the respective classes).

                                            The 'scheduled payments' means, with respect to any contract, the monthly, quarterly, semi-annual or annual rent or financing (whether principal or principal and interest) payment scheduled to be made by the related obligor under the terms of such contract after the related cutoff date (it being understood that scheduled payments do not include any excluded amounts as discussed herein or payments with respect to Excluded Residual Investments as defined in the prospectus.

Collection Periods, Calculation Dates,
  Distribution Dates and Record Dates.....  A collection period is the period from and including the first day of each calendar month to and including the last day of the calendar month (such first day, the 'calculation date' and each such period, a
                                            'collection period').

                                            A distribution date is the twentieth (20th) day (or if any such date is not a 'business day,' i.e., a day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York are authorized or obligated by any law or regulation to be closed, then on the next succeeding business day) of each calendar month (each, a
                                            'distribution date') commencing. The collection period relating to any particular distribution date shall be the collection period occurring during the calendar month preceding the month in which such distribution date occurs.

                                            With respect to any distribution date and the Notes, the 'record date' is the calendar day immediately preceding each distribution date (or, with respect to any Definitive Note as defined in
                                            'Description of the Notes -- Definitive Notes,' the last calendar day of the month preceding the month in which such distribution date occurs).

Stated Maturity Dates.....................  Each class of Notes must be paid in full on or before the stated
                                            maturity date of that class:

                                             CLASS                   STATED MATURITY DATE
                                             -----                   --------------------

                                             A-1
                                             A-2
                                             A-3
                                             A-4
                                             A-5
                                             B
                                             C
                                             D

                                            Except that if such day is not a business day, then the stated
                                            maturity date will be the next business day.

Optional Purchase of Class A-5 Notes......  We will have the right to purchase all of the Class A-5 Notes, on any payment date, at a purchase price equal to the principal balance of the Class A-5 Notes plus a premium. Following such purchase, the
                                            Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments on each payment date in the manner described above. See 'Description of the Notes -- Optional Purchase of Class A-5 Notes' in this prospectus supplement.

Denominations.............................  The Trust will offer the Notes in minimum denominations of $1,000 and integral multiples of that amount.

Closing Date..............................  On or about             , 1999.

Servicing; Servicing Fee..................  The Servicer will be responsible for servicing, managing and administering the contracts and related interests, and enforcing and making collections on the contracts. AT&T Capital has in some cases delegated servicing and collection functions to a vendor (or, in certain limited instances, to a sub-servicer acceptable to them) with respect to end-user contracts originated through such vendor, but in such instances the Servicer retains through provisions in agreements with such vendor (or agreement with such sub-servicer) the right to determine or veto certain servicing decisions and/or to replace or take over servicing and collection functions from the vendor in the event of the vendor's default or non-compliance with its servicing or other obligations. See 'The Pooling and Servicing
                                            Agreement -- Collection and Other Servicing Procedures' herein. The
                                            Servicer may also, at its option, make advances (each, a 'Servicer
                                            Advance' for delinquent scheduled

                                            payments, to the extent it determines in its sole discretion that such advances will be recoverable in future periods. Such Servicer
                                            Advances are reimbursable from Available Amounts herein.

                                            The Servicer will be entitled to receiver a monthly fee equal to the product of (i) one-twelfth of [  ]% and (ii) the aggregate discounted contract balance of the contracts in the Trust as of the beginning of payable out of amounts we receive with respect to the contracts.
                                            Any servicing fees to be paid to any sub-servicers (including vendor sub-servicers) will be paid by the Servicer from its monthly servicing fee.

                                            See 'The Sale and Servicing Agreement -- Certain Other Matters
                                            Regarding the Servicer' and ' -- Servicer Default' herein.

Ratings...................................  The Owner Trust will not issue the Notes unless Standard & Poor's
                                            Ratings Services, Moody's Investors Service, Inc. and Fitch IBCA,
                                            Inc. have assigned the following ratings (or higher) to each class of
                                            Notes:

                                             CLASS         S&P       MOODY'S       FITCH
                                             -----         ---       -------       -----

                                             A-1
                                             A-1
                                             A-2
                                             A-3
                                             A-4
                                             A-5
                                             B
                                             C
                                             D

                                            The rating of each class of Notes addresses the likelihood of the timely receipt of interest and the ultimate payment of principal on that class according to its terms. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Notes do not address the likelihood of payment of principal on any class of Notes prior to the stated maturity date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons. For a more complete description of the ratings of the Notes, see 'Ratings of the Notes' in this prospectus supplement and in the accompanying prospectus.

Owner Trust Assets........................  The Owner Trust assets will primarily consist of the following type of contracts:

                                              equipment lease contracts,

                                              installment sale contracts,

                                              conditional sales/financing agreements,
                                              promissory notes,

                                              loan and security agreements, and

                                              other similar types of receivables with various lessees, borrowers or other obligors thereunder, including

                                              scheduled payments, prepayments and liquidation proceeds of the contracts, but not the rights of the lessor in the equipment subject to a contract that is a lease rather than a loan.

     A. The Contracts.....................  As of             , 1999, the pool of contracts that we will transfer
                                            to the Owner Trust had the following characteristics (unless otherwise noted, percentages are by initial statistical contract pool principal balance):

                                              the initial statistical contract pool principal balance was $     ;

                                              there were        contracts;

                                              the average contract principal balance was approximately $     ;

                                              approximately   % of the contracts were leases and approximately
                                                % of the contracts were loans;

                                              approximately   % of the contracts related to telecommunications
                                              equipment; approximately   % of the contracts related to
                                              manufacturing and construction equipment; and approximately   % of
                                              the contracts related to computers and point-of-sale equipment;

                                              the obligors on approximately   % of the contracts were located in
                                              [  ]; approximately   % were located in [  ]; approximately   %
                                              were located in [  ]; approximately   % were located in [  ]; and
                                              no other state represented more than   % of the contracts;

                                              the remaining terms of the contracts ranged from one month to months; and

                                              the weighted average remaining term of the contracts was
                                              approximately   months and the weighted average age of the
                                              contracts was approximately   months.

                                            For more information about the contracts, see 'The
                                            Contracts -- Certain Statistics Relating to the Cut-Off Date Contract
                                            Pool' in this prospectus supplement.

                                            As described under 'The Contracts -- Substitution' in this prospectus supplement, under certain circumstances we may substitute new contracts for contracts then in the Owner Trust.

     B. Cash Collateral Account...........  We will establish a cash collateral account and deposit an amount
                                            equal to   % of the initial contract pool therein (approximately
                                            $       ). The Indenture Trustee will use amounts on deposit in the cash collateral account to pay the following amounts if payments received on the contracts are insufficient:

                                              interest due on the Notes;

                                              the amount, if any, by which the principal balance of the
                                              contracts, plus any scheduled payments due thereon but not yet paid, is less than the principal balance of the Notes as a result of liquidation losses on the contracts; and

                                              principal on the Notes at the applicable stated maturity date thereof. For more information about the cash collateral account, see 'Description of the Notes -- Cash Collateral Account.'

Allocation of Liquidation Proceeds........  The Servicer on behalf of the Owner Trust will allocate proceeds from the liquidation of a defaulted contract as follows:

                                              with respect to any contract that was a loan, all liquidation proceeds to the Owner Trust; and

                                              with respect to any contract that was a lease, liquidation proceeds on a pro rata basis between us, on the one hand, and the Owner
                                              Trust, on the other, based respectively on (a) the book value of the leased equipment (as shown on the accounting books and records of the respective originator as of the related cut-off date) and
                                              (b) the sum of the current contract principal balance of that contract plus any scheduled payments due thereon but not yet paid.

Substitution..............................  In addition, AT&T Capital, as the servicer, will have the option pursuant to the terms of the pooling and servicing agreement, to substitute into the Owner Trust one or more contracts having similar characteristics for contracts in default as well as for contracts for which a material modification to or adjustment of the terms of such contract which modification or adjustment would not otherwise be permissible under the pooling and servicing agreement (unless the contract was to be prepaid in full to us and refinanced by the related originator with a new, modified contract outside of our trust). The contract principal balance of the defaulted contracts for which an originator may cause the substitution of contracts is limited to an amount not in excess of 10% of the contract principal balance of the contracts as of the closing date. AT&T Capital, as the servicer, and on behalf of the Originators will also be permitted to substitute a contract for a contract which AT&T Capital, as the
                                            Servicer, on behalf of the Originators would otherwise be required to repurchase due to certain representations or warranties relating thereto proving to have been incorrect without regard to the 10%
                                            limitation described above. With respect to replacing a defaulted contract with a substitute contract (which substitution is not an obligation of an Originator or Newcourt USA, as the servicer, but is in their respective sole and absolute discretion), such substitute contract must meet the contract pool concentration limitation as described in 'The Sale and Contribution Agreement and Pooling and
                                            Servicing Agreement' as well as the other substitution requirements described in this prospectus supplement.

Mandatory Purchase or Replacement of
  Certain Contracts.......................  Each originator will make certain representations and warranties with respect to each contract and the related equipment, as more fully described in 'The Contracts --

                                            Representations and Warranties Made by the Originators' in this prospectus supplement and in the accompanying prospectus. If the value of a contract is materially and adversely affected by a breach of any of these representations or warranties which is not cured within a specified period, the Indenture Trustee may require the respective originator to purchase that contract. In lieu of such purchase, the respective originator may choose to have such contract replaced with a new contract. See 'The Contracts -- Substitution' in this prospectus supplement.

Leased Equipment..........................  We will not transfer to the Owner Trust either our interest in the equipment related to the contracts that are leases or the right to receive the leased equipment upon expiration of the original term of the related contract.

Priority of Payments......................  On each payment date, the Indenture Trustee will use payments collected on the contracts and, if necessary (but only for certain items described under 'Cash Collateral Account' above), amounts from the cash collateral account, to pay the following:

                                              reimbursement of Servicer Advances;

                                              the servicing fee to the servicer for servicing the contracts;

                                              interest on the Notes, as described under 'Interest' above;

                                              principal on the Notes, allocated to the various classes as described under 'Principal' above;

                                              the amount, if any, necessary to increase the balance of the cash
                                              collateral account to the amount required under        ;

                                              certain other amounts payable in connection with the cash
                                              collateral account; and

                                              the remainder, if any, to the holder of the equity certificate to be originally issued by the Owner Trust to us.

Optional Purchase of Contracts............  Once the principal balance of the Notes is less than 10% of the initial contract pool principal balance, we may repurchase all the contracts from the Owner Trust. If we exercise this option, the outstanding Notes would be prepaid. For a more complete description of this repurchase right, see 'Description of the Notes -- Optional
                                            Purchase of Contracts' in this prospectus supplement and in the accompanying prospectus.

U.S. Taxation.............................  In the opinion of our counsel, the Notes will be characterized as indebtedness and we will not be characterized as an 'association' or
                                            'publicly traded partnership' taxable as a corporation for federal income tax purposes.

                                            By purchasing a Note, you will agree to treat your Note as indebtedness for federal, state and local income tax purposes. You should consult your own tax advisor regarding the federal income tax consequences of the

                                            purchase, ownership and disposition of Notes, and the tax
                                            consequences arising under the laws of any state or other taxing jurisdiction. See 'United States Taxation' in this prospectus supplement.

                                            In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to certain alien holders will not be subject to United
                                            States federal withholding tax (subject to the exceptions noted in
                                            'United States Taxation -- Tax Consequences to United States Alien
                                            Holders' in this prospectus supplement). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, these alien holders would receive payments on their
                                            Notes net of such withholding tax, and neither we, the Owner Trust, the originators nor any other party would have any obligation to make any extra payments to compensate for such withholding tax.

ERISA Considerations......................  Subject to the considerations described in 'ERISA Considerations' in this prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, or described in Section 4975(e)(1) of the Internal Revenue Code of
                                            1986, as amended, may purchase the Notes.

Legal Investment..........................  The Class A-1 Notes will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of
                                            1940.

                                  RISK FACTORS

     You should carefully consider the following risk factors in deciding whether to purchase any Notes. You should also consider the risk factors beginning on page 11 of the accompanying prospectus.

LIMITED ASSETS OF THE OWNER TRUST SECURE THE NOTES

     Our ability to make payments on the Notes will depend primarily on payments made on the contracts. You will not be entitled to receive proceeds from the sale of the leased equipment following the expiration of any lease. The Notes will not be insured or guaranteed, directly or indirectly, by us, the originators, the Servicer, the Indenture Trustee or any affiliate of any of them or any other person or entity. If the pool of contracts experiences a high rate of payment delinquencies, you may not receive timely payment on your Notes. If the pool of contracts experiences a high rate of defaults and severe liquidation losses, you may suffer a loss on your investment in the Notes. There can be no assurance that the delinquency and loss experience of the pool of contracts will be comparable to the information set forth in 'The Contracts -- Certain Statistics Relating to Delinquencies and Defaults.' SUBORDINATION OF THE CLASS A-2 NOTES, CLASS A-3 NOTES, CLASS A-4 NOTES, CLASS A-5 NOTES, CLASS B NOTES, THE CLASS C NOTES AND THE CLASS D NOTES MEANS SOME NOTES WILL RECEIVE PAYMENTS SOONER THAN OTHERS.

     The Owner Trust will pay interest and principal on certain classes of Notes prior to paying interest and principal on other classes of Notes. See 'Description of the Notes and Indenture -- Allocations.'

     Such subordination of interest and principal payments means that:

           the Class D Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Owner Trust than are Class C Notes;

           the Class C Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Owner Trust than the Class B Notes;

           the Class B Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Owner Trust than the Class A Notes;

           the Class A-5 Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Owner Trust than the Class A-4 Notes, Class A-3 Notes, Class A-2 Notes and the Class A-1 Notes;

           the Class A-4 Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Owner Trust than the Class A-1 Notes, Class A-2 Notes and Class A-3 Notes;

           the Class A-3 Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Owner Trust than the Class A-1 Notes and Class A-2 Notes;

           the Class A-2 Notes are more likely to suffer the consequences of delinquent payments and defaults on the contracts held by the Owner Trust than the Class A-1 Notes.

     Moreover, the more senior classes of Notes could lose the credit enhancement provided by the more subordinate classes and the Cash Collateral Account if delinquencies and defaults on such contracts increase and the collections on such contracts and amounts in the Cash Collateral Account are insufficient to pay even the more senior classes of Notes.

THE RISK OF PREPAYMENTS ON THE CONTRACTS MAY IMPACT THE YIELD OF YOUR NOTES

     The rate at which contracts are prepaid on the contracts may affect the weighted average life of the Notes. This result would, in turn, affect the yield on your Notes. See 'Weighted Average Life of the Notes' in this prospectus supplement and 'Risk Factors -- Yield and Prepayment Considerations' in the accompanying prospectus.

NO GROSS-UP FOR WITHHOLDING TAX

     In the opinion of counsel, under current United States federal income tax law in effect as of the date of this prospectus supplement, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in 'United States Taxation -- Tax Consequences to United States Alien Holders'). If this law were to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive the payments net of such withholding tax. Neither we, the Owner Trust, the Servicer, the Originators nor any other party has any obligation to gross-up such payments to account for such withholding tax.

THE LIMITED LIQUIDITY OF YOUR NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES

     There is currently no market for the Notes. The underwriters expect, but will not be obligated, to make a market for the Notes. You must not assume that a secondary market for the Notes will develop or, if it does develop, that it will provide you with liquidity of investment or that such a secondary market will continue for the life of your Notes. As a result, you may not be able to resell your Notes at a favorable price.

                                THE OWNER TRUST

THE OWNER TRUST

     We will create the Owner Trust on or prior to the Closing Date pursuant to
a Trust Agreement, dated as of           , 1999, between us and the Owner
Trustee.

     The contracts included in the initial pool of contracts transferred to our trust have been originated or, in some cases, acquired by one or more of five indirect subsidiaries of Newcourt Credit Group Inc.: Newcourt Financial USA Inc., Newcourt Leasing Corporation (formerly known as AT&T Capital Leasing Services, Inc.), Newcourt Communications Finance Corporation (formerly known as AT&T Credit Corporation), Newcourt Technologies Corporation (formerly known as AT&T Systems Leasing Corporation) and Newcourt Commercial Finance Corporation, (formerly known as AT&T Commercial Finance Corporation). See 'Newcourt Credit Group Inc.' and 'The Originators' in the accompanying prospectus. We have acquired or will acquire the contracts and the originators' security interests in the equipment subject to the contracts pursuant to substantially similar sale and contribution agreements among us and the respective originators.

     Pursuant to a pooling and servicing agreement, dated as of           ,
1999, among us, the Indenture Trustee, the Owner Trustee, the Originators and the Servicer, we will transfer all of the contracts and the related security interests in the equipment to the Owner Trust. The Owner Trust and the Indenture Trustee will execute and deliver the Indenture, and the Indenture Trustee will authenticate and deliver the Notes.

     The Owner Trust will issue a certificate, representing the beneficial ownership interest in the Owner Trust, to us. The equity certificate will be entitled to any excess amount available on any payment date after reimbursement of Servicer Advances and payment of servicing fees, principal and interest on the Notes and amounts payable in connection with the cash collateral account as described under 'Description of the Notes -- Distributions' herein.

     From and after the closing date, the Trust Assets will consist of:

          (1) a pool of equipment lease contracts, installment sale contracts, promissory notes, loan and security agreements and other similar types of receivables, each, a contract, and which pool includes the contracts transferred to the Owner Trust on the closing date, as well as any contracts added through substitution at a later date, with various lessees, borrowers or other obligors thereunder, including (a) all monies at any time paid or payable thereon or in respect thereof from and after the
     cut-off date, which, shall be                for all contracts transferred
     to the Owner Trust on the closing date, and the first day of the month of transfer to the Owner Trust for each substitute contract, in the form of
     (i) scheduled payments, including all scheduled payments due prior to, but not received as of, the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date, (ii) prepayments (but excluding, in the case of a contract structured as a lease of the related equipment, any portion thereof allocated to us, as described in clause (ii) of the definition of pledged revenues, and
     (iii) liquidation proceeds (including any derived from the disposition of the related equipment) received with respect to defaulted contracts excluding, in the case of a contract structured as a lease, any portion thereof allocable to us, as described under 'The Contracts -- Liquidation of Contracts' herein, and (b) all rights of the secured party in the equipment related to the contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables, but excluding the rights of the lessor in the equipment subject to a contract structured as a lease, which rights, subject to the allocation of liquidation proceeds received in respect thereof, have been retained by us;

          (2) amounts on deposit in, and eligible investments allocated to, certain accounts established pursuant to the Indenture and the pooling and servicing agreement, including the collection account;

          (3) our rights under the sale and contribution agreements, to the extent applicable; and

          (4) our rights (but not its obligations) with respect to the cash collateral account.

     The Trust will not engage in any business activity other than (i) issuing the Notes and the equity certificate, (ii) holding the assets, (iii) making payments on the Notes and the equity certificates, (iv) entering into and performing the duties, responsibilities and functions required under the pooling and servicing agreements, the Indenture, the contracts, and related documents, and (v) matters related to the foregoing.

CAPITALIZATION OF THE OWNER TRUST

     The following table illustrates our capitalization of as of the cut-off date, as if the issuance and sale of the Notes had taken place on the cut-off date:

Class A-1 Receivable-Backed Notes.............................................
Class A-2 Receivable-Backed Notes.............................................
Class A-3 Receivable-Backed Notes.............................................
Class A-4 Receivable-Backed Notes.............................................
Class A-5 Receivable-Backed Notes.............................................
Class B Receivable-Backed Notes...............................................
Class C Receivable-Backed Notes...............................................
Class D Receivable-Backed Notes...............................................
Certificates..................................................................
                                                                                 ------------
     Total....................................................................
                                                                                 ------------
                                                                                 ------------

THE OWNER TRUSTEE

     [                  ] will be the Owner Trustee under the Trust Agreement.
The Owner Trustee is a                   and its principal offices are located
at                         . The Owner Trustee's liability in connection with
the issuance and sale of the Notes is limited solely to the express obligations of the Owner Trustee set forth in the Trust Agreement and the Indenture. The Owner Trustee may resign at any time, in which event we will be obligated to appoint a successor Owner Trustee. We may also remove the Owner Trustee if the Owner Trustee ceases to be eligible to continue as such under the Trust Agreement or if the Owner Trustee becomes insolvent. Any resignation or removal of the Owner Trustee will not become effective until acceptance of the appointment of a successor Owner Trustee.

                                 THE CONTRACTS

     The aggregate of the contracts expected to be held by us as part of our assets, as of any particular date, is referred to as the contract pool, and the contract pool, as of the cut-off date, is referred to as the cut-off date
contract pool. The cut-off date shall be           , 1999 for all contracts
transferred to the Owner Trust on the closing date, and the first day of the month of transfer to the Owner Trust for each substitute contract.

DESCRIPTION OF THE CONTRACTS

     All of the contracts are commercial, rather than consumer, leases or loans. Certain information with respect to the contracts is set forth under the caption 'The Contracts' in the prospectus.

REPRESENTATIONS AND WARRANTIES MADE BY THE ORIGINATORS

     Under the pooling and servicing agreement or sale and contribution agreement, to the extent applicable, each originator will make the representations and warranties regarding each contract (and the related equipment) as of the cut-off date that are set forth under 'The
Contracts -- Representations and Warranties Made by the Originators' in the prospectus. If the value of a contract is materially and adversely affected by a breach of any of these representations or warranties which is not cured within a specified period, the Indenture Trustee will be entitled to require an originator to purchase the particular contract subject to a warranty claim and, in the case of a contract structured as a lease, the related equipment, at a price equal to (i) the amount required to payoff the contract, plus (ii) if applicable, the book value of the related equipment, which book value amount will be allocated to us. An originator may choose to have such contract replaced with a substitute contract, as more fully described under 'Substitution of Contracts' below.

CERTAIN STATISTICS RELATING TO THE CUT-OFF DATE CONTRACT POOL

     The statistical information concerning the contracts set forth in this
section was calculated using a statistical discount rate of    %, and the
percentages are by contract principal balances as of the cut-off date, calculated using such statistical discount rate, and by the initial statistical contract pool principal balance, which is the aggregate of such contract principal balances. While the statistical distribution of the cut-off date contract pool calculated at the discount rate, which will be determined after the interest rates on the Notes are determined, will vary somewhat from the statistical distribution presented in this section, we do not expect such variance to be material. Certain tables presented in this section may not total due to rounding.

GENERAL

     We have prepared certain statistics relating to the cut-off date for the contract pool. The initial statistical contract pool principal balance is
$           which is based upon the contract pool principal balance determined as of the cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off
date. The total number of contracts in the cut-off date contract pool is       .
The average contract principal balance of the contracts, as of the cut-off date,
was approximately $           .

                 COMPOSITION OF THE CUT-OFF DATE CONTRACT POOL


                                                   INITIAL
                                                 STATISTICAL        WEIGHTED         WEIGHTED        AVERAGE
                                                   CONTRACT          AVERAGE         AVERAGE        CONTRACT
 NUMBER                                              POOL           ORIGINAL        REMAINING       PRINCIPAL
   OF                                             PRINCIPAL           TERM             TERM          BALANCE
CONTRACTS                                          BALANCE           (RANGE)         (RANGE)         (RANGE)
---------                                          -------           -------         -------         -------
     .......................................... $                      months           months    ($0.00 to $ )
                                                                   (six months to   (one months
                                                                       months)         to
                                                                                        months)

TYPE OF CONTRACTS

     The following table shows the distribution of the cut-off date contract pool between contracts structured as a lease and contracts subject to financing by the number of contracts in each category, the aggregate contract principal balance of these contracts, and the percentage (by number of contracts and by aggregate contract principal balance) of these contracts relative to all of the contracts in the cut-off date contract pool:

                                                                                   AGGREGATE    % OF INITIAL STATISTICAL
                                                                     % OF TOTAL    CONTRACT          CONTRACT POOL
                                                        NUMBER OF    NUMBER OF     PRINCIPAL           PRINCIPAL
TYPE OF CONTRACT                                        CONTRACTS    CONTRACTS      BALANCE             BALANCE
----------------                                        ---------    ---------      -------             -------
Contracts structured as a lease......................
Contracts subject to financing.......................
IPAs.................................................
Vendor loans.........................................
Secured notes........................................
Other financing arrangements.........................
                                                        ---------    ----------    ---------             -----
     Totals..........................................
                                                        ---------    ----------    ---------             -----
                                                        ---------    ----------    ---------             -----

GEOGRAPHICAL DIVERSITY

     The following table shows the geographical diversity of the cut-off date contract pool, by indicating the number of contracts, the aggregate contract principal balance of these contracts and the percentage (by number of contracts and by aggregate contract principal balance) of these contracts relative to all of the contracts in the cut-off date contract pool by reference to the State in which the obligors on these contracts are located:

                                                                                         AGGREGATE    % OF INITIAL STATISTICAL
                                                                           % OF TOTAL    CONTRACT          CONTRACT POOL
                                                              NUMBER OF    NUMBER OF     PRINCIPAL           PRINCIPAL
STATE                                                         CONTRACTS    CONTRACTS      BALANCE             BALANCE
-----                                                         ---------    ----------    ---------            -------
Alabama....................................................
Alaska.....................................................
Arizona....................................................
Arkansas...................................................
California.................................................
Colorado...................................................
Connecticut................................................
Delaware...................................................
District of Columbia.......................................
Florida....................................................
Georgia....................................................
Hawaii.....................................................
Idaho......................................................
Illinois...................................................
Indiana....................................................
Iowa.......................................................
Kansas.....................................................
Kentucky...................................................
Louisiana..................................................
Maine......................................................
Maryland...................................................
Massachusetts..............................................
Michigan...................................................
Minnesota..................................................
Mississippi................................................
Missouri...................................................
Montana....................................................
Nebraska...................................................
Nevada.....................................................
New Hampshire..............................................
New Jersey.................................................
New Mexico.................................................
New York...................................................
North Carolina.............................................
North Dakota...............................................
Ohio.......................................................
Oklahoma...................................................

                                                  (table continued on next page)

(table continued from previous page)

                                                                                         AGGREGATE    % OF INITIAL STATISTICAL
                                                                           % OF TOTAL    CONTRACT          CONTRACT POOL
                                                              NUMBER OF    NUMBER OF     PRINCIPAL           PRINCIPAL
STATE                                                         CONTRACTS    CONTRACTS      BALANCE             BALANCE
-----                                                         ---------    ----------    ---------            -------

Oregon.....................................................
Pennsylvania...............................................
Rhode Island...............................................
South Carolina.............................................
South Dakota...............................................
Tennessee..................................................
Texas......................................................
Utah.......................................................
Vermont....................................................
Virginia...................................................
Washington.................................................
West Virginia..............................................
Wisconsin..................................................
Wyoming....................................................
                                                              ---------    ----------    ---------               ---
    Total..................................................
                                                              ---------    ----------    ---------               ---
                                                              ---------    ----------    ---------               ---

     Adverse economic conditions in States where a substantial number of
obligors are located, such as [           ], [           ], [           ] and
[           ], may adversely affect these obligors' ability to make payments on the related contracts, and you could suffer a loss on your investment as a result.

PAYMENT STATUS

     The following table shows the payment status of the cut-off date contract pool, by indicating the number of contracts, the aggregate contract principal balance of these contracts and the percentage, by number of contracts and by aggregate contract principal balance, of these contracts relative to all of the contracts in the cut-off date contract pool by reference to whether these contracts were current as of the cut-off date or were 31-60 days delinquent:

                                                                                            % OF INITIAL
                                                                               AGGREGATE     STATISTICAL
                                                                 % OF TOTAL    CONTRACT     CONTRACT POOL
                                                                 NUMBER OF     NUMBER OF      PRINCIPAL      PRINCIPAL
PAYMENT STATUS                                                   CONTRACTS     CONTRACTS       BALANCE        BALANCE
--------------                                                   ----------    ---------       -------        -------
Current(1)....................................................
31-60 Days Delinquent.........................................
                                                                 ----------    ---------    -------------    ---------
     Totals...................................................
                                                                 ----------    ---------    -------------    ---------
                                                                 ----------    ---------    -------------    ---------

------------

(1) Includes contracts not more than 30 days delinquent.

CONTRACTS BY EQUIPMENT TYPE

     The following table shows the type of equipment securing or otherwise related to the contracts, by the number of contracts, the aggregate contract principal balance of these contracts, and the percentage, by number of contracts and by aggregate contract principal balance, of these contracts relative to all of the contracts:

                                                                                            % OF INITIAL
                                                                               AGGREGATE     STATISTICAL
                                                                 % OF TOTAL    CONTRACT     CONTRACT POOL
                                                                 NUMBER OF     NUMBER OF      PRINCIPAL      PRINCIPAL
TYPE OF EQUIPMENT                                                CONTRACTS     CONTRACTS       BALANCE        BALANCE
-----------------                                                ----------    ---------       -------        -------

Telecommunications............................................
Computers and Point-of-Sale...................................
Medical/Healthcare............................................
Printing......................................................
General Office Equipment/Copiers..............................
Construction..................................................
Other.........................................................
Transportation................................................
Computer Software.............................................
Resources.....................................................
Industrial....................................................
Commercial/Retail Fixtures....................................
Automotive Diagnostic Equipment...............................
Manufacturing.................................................
                                                                 ----------    ---------    -------------    ---------
     Totals...................................................
                                                                 ----------    ---------    -------------    ---------
                                                                 ----------    ---------    -------------    ---------

CONTRACT PRINCIPAL BALANCES

     The following table shows the distribution of the cut-off date contract pool by contract principal balance by indicating the number of contracts which have a contract principal balance within a defined range and the aggregate contract principal balance of these contracts, and the percentage, by number of contracts and by aggregate contract principal balance, of these contracts relative to all of the contracts:

                                                                                            % OF INITIAL
                                                                               AGGREGATE     STATISTICAL
                                                                 % OF TOTAL    CONTRACT     CONTRACT POOL
                                                                 NUMBER OF     NUMBER OF      PRINCIPAL      PRINCIPAL
CONTRACT PRINCIPAL BALANCE                                       CONTRACTS     CONTRACTS       BALANCE        BALANCE
--------------------------                                       ----------    ---------       -------        -------

$         0 to $    5,000.00..................................
$  5,000.01 to $   25,000.00..................................
$ 25,000.01 to $   50,000.00..................................
$ 50,000.01 to $  100,000.00..................................
$100,000.01 to $  500,000.00..................................
$500,000.01 to $1,000,000.00..................................
Over $1,000,000.00............................................
                                                                 ----------    ---------    -------------    ---------
     Totals...................................................
                                                                 ----------    ---------    -------------    ---------
                                                                 ----------    ---------    -------------    ---------

REMAINING TERMS OF CONTRACTS

     The following table shows the remaining term of the contracts from the cut-off date to the scheduled expiration date of the contracts, by indicating the number of contracts, the aggregate principal balance of these contracts, and the percentage (by number of contracts and by aggregate contract principal balance) of these contracts relative to all of the contracts:

                                                                                            % OF INITIAL
                                                                               AGGREGATE     STATISTICAL
                                                                 % OF TOTAL    CONTRACT     CONTRACT POOL
                                                                 NUMBER OF     NUMBER OF      PRINCIPAL      PRINCIPAL
REMAINING TERMS OF CONTRACTS                                     CONTRACTS     CONTRACTS       BALANCE        BALANCE
----------------------------                                     ----------    ---------       -------        -------

One Month to 12 Months........................................
13 Months to 24 Months........................................
25 Months to 36 Months........................................
37 Months to 48 Months........................................
49 Months to 60 Months........................................
Over 60 Months................................................
                                                                 ----------    ---------    -------------    ---------
     Totals...................................................
                                                                 ----------    ---------    -------------    ---------
                                                                 ----------    ---------    -------------    ---------

TYPES OF OBLIGOR

     The contracts with a single obligor (or group of affiliated obligors) having the largest aggregate contract principal balance as of the cut-off date
represented no more than    % of the initial statistical contract pool principal
balance. The following table shows the types of obligor on contracts within the cut-off date contract pool, by the number of contracts, the aggregate contract principal balance of such contracts, and the percentage, by number of contracts and by aggregate contract principal balance, of such contracts relative to all of the contracts:

                                                                                            % OF INITIAL
                                                                               AGGREGATE     STATISTICAL
                                                                 % OF TOTAL    CONTRACT     CONTRACT POOL
                                                                 NUMBER OF     NUMBER OF      PRINCIPAL      PRINCIPAL
TYPE OF OBLIGOR                                                  CONTRACTS     CONTRACTS       BALANCE        BALANCE
---------------                                                  ----------    ---------       -------        -------

Service Organizations.........................................
Construction..................................................
Printing and Copy Centers.....................................
Professionals (doctors, lawyers, etc.)........................
Retail and Wholesale Trade....................................
Medical/Healthcare............................................
Financial Services............................................
Other.........................................................
Transportation................................................
Resources.....................................................
Distribution..................................................
Government....................................................
Manufacturing.................................................
Machine tools.................................................
                                                                 ----------    ---------    -------------    ---------
     Totals...................................................
                                                                 ----------    ---------    -------------    ---------
                                                                 ----------    ---------    -------------    ---------

CERTAIN STATISTICS RELATING TO DELINQUENCIES AND DEFAULTS

DELINQUENCIES

     The following table sets forth statistics relating to delinquencies on contracts within the originators' owned and managed portfolios of receivables similar to the contracts, on an aggregate basis, as of December 31 in each of
the past [     ] years. These receivables did not constitute the originators'
entire portfolio of contracts. For these purposes, a 'delinquency' means that the obligor on the contract has failed to make a required scheduled payment in an amount equal to at least 90% of the required scheduled payment within 30 days of the due date. For these purposes, any payment made by the obligor on a contract subsequent to the required payment date is applied to the earliest payment which was unpaid. The statistics set forth below relate to the entire portfolio of receivables similar to the contracts serviced by the originators as of the date specified, and not only to the contracts; and, accordingly, these statistics are not necessarily indicative of the future performance of the contracts. The following table is based, where indicated, on the gross receivable balance of the contracts, as it appears on the accounting records of the servicer as of the date set forth below and not solely the overdue payments.

                                                                                       PERCENTAGE OF
                                                                           GROSS RECEIVABLE BALANCE OF CONTRACTS
                                                                                   WHICH WERE DELINQUENT
                                               GROSS RECEIVABLE    ------------------------------------------------------
                                                  BALANCE OF       31 TO 60    61 TO 90    91 TO 120    OVER 120
DATE OF CONTRACTS                                CALCULATION         DAYS        DAYS        DAYS         DAYS      TOTAL
-----------------                              -----------------   --------    --------    ---------    --------    -----
                                                (IN THOUSANDS)

12/31/93....................................
12/31/94....................................
12/31/95....................................
12/31/96....................................
12/31/97....................................
12/31/98....................................

LOSSES AND RECOVERIES

     The following table sets forth statistics relating to gross losses and losses net of recoveries on defaulted contracts within the originators' owned and managed portfolios, of receivables similar to the contracts on an aggregate basis, during the 12-month period ending December 31 in each of the past six years. These receivables did not constitute the originators' entire portfolio of contracts. For these purposes, gross losses means total losses before recoveries measured against the net investment of the contracts, gross of any allowance for losses, and losses net of recoveries means losses after recoveries measured against the net investment of the contracts, gross of any allowance for losses. The statistics set forth below relate to the portfolio of receivables similar to the contracts serviced by the originators during the period indicated and not only to the contracts; and, accordingly, these statistics are not necessarily indicative of the future performance of the contracts.

                                                              AGGREGATE NET    GROSS LOSSES AS A     NET LOSSES AS A
                                                              INVESTMENT OF    PERCENTAGE OF NET    PERCENTAGE OF NET
DATE OF CONTRACTS                                              CALCULATION        INVESTMENT           INVESTMENT
-----------------                                             --------------   -----------------    -----------------
                                                              (IN THOUSANDS)

12/31/93...................................................      $                        %                    %
12/31/94...................................................      $                        %                    %
12/31/95...................................................      $                        %                    %
12/31/96...................................................      $                        %                    %
12/31/97...................................................      $                        %                    %
12/31/98...................................................      $                        %                    %

     The originators' delinquency, non-accrual and net loss experience has historically been affected by prevailing economic conditions, particularly in industries and geographic regions where it has customer concentrations.

     It has been the originators' experience that, unlike consumer receivables, collections from the obligors constitute a significant portion of recoveries on defaulted receivables, in addition to the proceeds from liquidation of the related equipment. The resale value of individual items of equipment, which would be collected by the servicer in the event of a default under the related contract, will vary substantially, depending on such factors as the type of equipment, the expected remaining useful life of the equipment at the time of the default and the obsolescence of the equipment. It is possible that the resale values for some equipment would be negligible or insufficient to justify repossession and resale.

TWELVE MONTHS ENDED [            ] VERSUS TWELVE MONTHS ENDED [            ]

     The amounts classified as delinquent as a percentage of the Originators'
owned and managed portfolios [            ] [increased/decreased] between
[            ] and [            ]. Net losses as a percentage of the
Originators' owned and managed portfolios decreased slightly in [            ]
as
compared to [            ]. The slight decrease is not attributable to any one
factor and we have no basis to predict, and offer no assurances as to, whether net losses as a percentage of the Originators' owned and managed portfolios will continue to decrease in subsequent periods. The Originators' owned and managed
portfolios decreased approximately [   ]% from [            ] to [            ]
due to normal fluctuations in the amount of contracts originated. We believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

TWELVE MONTHS ENDED [            ] VERSUS TWELVE MONTHS ENDED [            ]

     The amounts classified as delinquent as a percentage of the Originators'
owned and managed portfolios [            ] [increased/decreased] between
[            ] and [            ]. Net losses as a percentage of the
Originators' owned and managed portfolios increased slightly in [            ]
as compared to [            ]. Such increase is not attributable to any one
factor and we believe that it is partially attributable to the increase in the Originators' owned and managed portfolios. The Originators' owned and managed
portfolios increased approximately [   ]% from [            ] to [            ]
due to an increase in financing activity. As noted above, we believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

TWELVE MONTHS ENDED [            ] VERSUS TWELVE MONTHS ENDED [            ]

     The amounts classified as delinquent as a percentage of the Originators'
owned and managed portfolios [            ] [increased/decreased] between
[            ] and [            ]. Net losses as a percentage of the
Originators' owned and managed portfolios decreased slightly during the same period while the Originators' owned and managed portfolios increased
approximately [   ]%. As noted above, we believe that stability in delinquency and loss experience is a result of continued generally favorable economic conditions and consistent application of credit standards on the part of the originators of such assets.

CONTRACT PREPAYMENTS

     The contracts may (i) not permit the obligor thereunder to prepay the amounts due under such contract or otherwise terminate the contract prior to its scheduled expiration date, or (ii) allow for a prepayment or early termination only upon payment of an amount which is not less than the present value, calculated in the manner specified in clause (1) of the definition of contract principal balance, of the unpaid scheduled payments due on such contract after the date of such prepayment, or (iii) permit prepayment or early termination without the payment of an amount at least equal to the amount described in clause (ii) above. As described herein under 'Description of the Notes -- Principal,' the method for calculating the principal balance for any contract is based upon the prepayment features of such contract. Any prepayment in full of a contract, whether pursuant to its terms or in the servicer's discretion, is referred to as an early termination, and the contract related thereto is a prepaid contract. Under the pooling and servicing agreement, the servicer will be permitted to allow prepayments of any of the contracts, but only if the amount paid by or on behalf of the obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining principal balance of the contract after application of such amount) is at least equal to the required payoff amount for such contract. Under the pooling and servicing agreement, we may (in our sole discretion) replace any repaid contract with a substitute contract. See 'Substitution of Contracts' below.

     The required payoff amount, with respect to any collection period for any contract, is equal to the sum of: (i) the scheduled payment due in such collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received, plus (ii) the principal balance of such contract as of the last day of such collection period, after taking into account the scheduled payment due in such collection period. In no event will pledged revenues include (nor will the Notes otherwise be payable from) any portion of a prepayment on a contract which exceeds the required payoff amount for such contract.

LIQUIDATION OF CONTRACTS

     Liquidation proceeds (which will consist generally of all amounts received by the servicer in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses) will be allocated as follows: (i) with respect to any contract subject to financing, all such liquidation proceeds will be allocated to the Owner Trust; and (ii) with respect to any contract structured as a lease, such liquidation proceeds will be allocated on a pro rata basis between us, on the one hand, and the Owner Trust, on the other, based on (a) the book value of the equipment relating to a contract structured as a lease (which is a fixed amount equal to the value of such equipment as shown on the accounting books and records of the applicable originator, as appropriate, as of the cut-off date) and (b) the required payoff amount for such contract (determined as of the collection period during which such contract became a liquidated contract); provided that, in the event the liquidation proceeds in respect of any contract structured as a lease and the related equipment exceed the sum of the required payoff amount for such contract and the book value of such related equipment, any such excess shall be allocated solely to us. By way of example, if the servicer, in connection with a defaulted contract structured as a lease, derived liquidation proceeds in the amount of $100 from the liquidation of such contract and disposition of the related equipment, and if the required payoff amount of such contract was, as of the collection period during which such contract became a liquidated contract, $120 and the book value of such related equipment was $30, such liquidation proceeds would be allocated to the Owner Trust in the amount of $80 and to us in the amount of $20. All liquidation proceeds which are so allocable to the Owner Trust will be deposited in the collection account and constitute pledged revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under 'Description of the Notes -- Distributions' herein.

SUBSTITUTION OF CONTRACTS

     Under certain circumstances, we will have the option under the pooling and servicing agreement and the Indenture to substitute into the assets of the Owner Trust one or more contracts having similar characteristics for contracts which are in default or have been prepaid. In addition, in the case of a contract subject to a warranty claim, as described in 'Representations and Warranties Made by the Originator' in the prospectus, the applicable originator may choose to have such contract replaced with a substitute contract.

     As described in 'Contract Prepayments' above, certain contracts may permit the obligor thereunder to prepay the amounts due under such contract or otherwise to terminate the contract prior to its scheduled expiration date, provided that the amount paid by or on behalf of the obligor is at least equal to the required payoff amount for such contract. Under the pooling and servicing agreement and the Indenture, we may, in our sole discretion, replace any prepaid contract with a substitute contract in lieu of applying the proceeds of such prepaid contract to the pledged revenues as described herein.

     Any contract (i) that has become a liquidated contract or (ii) as to which the obligor becomes the subject of a bankruptcy, insolvency or receivership is herein referred to as a defaulted contract. Under the pooling and servicing agreement, we may, in our sole discretion, replace any defaulted contract with a substitute contract.

     The aggregate principal balances of the defaulted contracts for which we may cause the substitution of substitute contracts is limited to an amount not in excess of 10% of the cut-off contract pool principal balance. We may replace a prepaid contract with a substitute contract and the applicable originator may choose to have contracts subject to a warranty claim replaced with substitute contracts, in either case without regard to the 10% limitation described above.

     Substitute contracts will be originated and added to the assets of the Owner Trust using the same credit criteria and eligibility standards as the contracts in the contract pool on the closing date. Information with respect to such substitute contracts, to the extent deemed material, will be included in periodic reports under the Securities Exchange Act of 1934 filed by the servicer with the Securities and Exchange Commission on our behalf as are required under the Securities Exchange Act of 1934. The substitute contracts will have an aggregate contract principal balance equal to or greater than the contracts being modified or replaced and the monthly payments on the substitute contracts will be at least equal to those of the replaced contracts through the term of such replaced contracts and shall provide for a last scheduled payment which is not in excess of the contract substituted for unless such substitute contract's cash flows are discounted up to and including such last scheduled payment.

     The representations and warranties made by each originator with respect to the contracts in 'The Contracts -- Representations and Warranties Made by the Originator' in the accompanying prospectus will be equally applicable to substitute contracts. A contract which satisfies all of the above representations and warranties shall be termed an eligible contract. Contracts with respect to which the representations in clauses (I) and (P) under 'The Contracts -- Representations and Warranties Made by the Originator' in the accompanying prospectus are not true shall also be eligible contracts if all representations other than such representations are true and if we shall have received confirmation from each rating agency that the discrepancy will not result in the rating on any of the Notes being reduced, qualified or withdrawn.

                       WEIGHTED AVERAGE LIFE OF THE NOTES

     THE FOLLOWING INFORMATION IS PROVIDED SOLELY TO ILLUSTRATE THE EFFECT OF PREPAYMENTS ON THE CONTRACTS ON THE WEIGHTED AVERAGE LIFE OF THE NOTES UNDER THE ASSUMPTIONS STATED BELOW. THIS INFORMATION IS NOT A PREDICTION OF THE PREPAYMENT RATE THAT MIGHT ACTUALLY BE EXPERIENCED BY THE CONTRACTS.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Notes will be primarily a function of the rate at which payments are made on the contracts. Payments on the contracts may be in the form of scheduled payments or prepayments (including, for this purpose, liquidations due to default).

     The constant prepayment rate prepayment model ('CPR') employed below represents an assumed constant rate of prepayment of contracts outstanding as of the beginning of each month expressed as a per annum percentage. There can be no assurance that contracts will experience prepayments at a constant prepayment rate or otherwise in the manner assumed by the prepayment model. See 'The Risk of Prepayments on the Contracts May Impact the Yield of Your Notes' in this prospectus supplement and 'Risk Factors -- Yield and Prepayment Considerations' in the accompanying prospectus.

     The weighted average lives in the following tables were created assuming a
statistical discount rate of    % and further assuming that: (i) scheduled
payments on the contracts are received in a timely manner and prepayments are made at the percentages of the prepayment model set forth in the table; (ii) we will exercise its right to purchase the contracts on any payment date following the date on which the unpaid principal balance of all of the outstanding Notes is less than 10% of the initial contract pool balance; (iii) payments are made
on the Notes on the 20th day of each month commencing           , 1999; (iv) the
Notes are issued on           , 1999 and (v) we do not substitute new contracts
for contracts that are prepaid in full. In addition, it was assumed for purposes of preparing the following tables only that on the closing date the Owner Trust
will issue $           aggregate principal amount of    % Class A-1 Notes,
$           aggregate principal amount of    % Class A-2 Notes, $
aggregate principal amount of    % Class A-3 Notes, $           aggregate
principal amount of    % Class A-4 Notes, $           aggregate principal amount
of    % Class A-5 Notes, $           aggregate principal amount of    % Class B
Notes, $           aggregate principal amount of    % Class C Notes, and
$           aggregate principal amount of    % Class D Notes.

     Under the pooling and servicing agreements and the Indenture, we have the option of substituting new contracts for contracts which are prepaid in full or are in default. See 'The Contracts -- Substitution of Contracts' herein. There is no assurance that we will exercise our option to make any such substitutions nor, should we intend to, that contracts meeting the eligibility criteria will be available therefor. To the extent any such substitutions are made, the impact on the pledged revenues and assets of the Owner Trust of what would otherwise have constituted a prepayment in full or liquidation will be averted.

     NO REPRESENTATION IS MADE THAT THE ASSUMPTIONS ABOVE WILL BE CORRECT, INCLUDING THE ASSUMPTION THAT THE CONTRACTS WILL NOT EXPERIENCE DELINQUENCIES OR LOSSES. IN MAKING AN INVESTMENT DECISION WITH RESPECT TO THE NOTES, YOU SHOULD CONSIDER A VARIETY OF POSSIBLE PREPAYMENT SCENARIOS, INCLUDING THE LIMITED SCENARIOS DESCRIBED IN THE TABLES BELOW.

                                      [TO COME]

                            DESCRIPTION OF THE NOTES

     The following information supplements the information in the prospectus under the caption 'Description of the Notes.'

GENERAL

     The Notes will be issued pursuant to the terms of an Indenture, dated as of
               , 1999 (the 'Indenture'), between the Owner Trust and
[                        ], as indenture trustee. A copy of the execution form
of the Indenture will be filed with the Securities and Exchange Commission in a Current Report on Form 8-K after the Notes are issued. The summary does not purport to be complete and is subject to all the provisions of the Notes and the Indenture.

     Pursuant to the Indenture, we will issue eight classes of Notes, consisting of five classes of senior notes, designated as the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Notes (collectively, the 'Class A Notes'), and three classes of subordinate Notes, designated as the Class B Notes, the Class C Notes and the Class D Notes.

     The Class A Notes will be senior in right of payment to the subordinate Notes, the Class B Notes will be senior in right of payment to the Class C Notes and the Class D Notes, and the Class C Notes will be senior in right of payment to the Class D Notes.

     Each class of Notes initially will be represented by one or more global Notes registered in the name of the nominee of The Depository Trust Company or any successor depository selected by the Indenture Trustee, except as set forth below. Beneficial interests in each class of Notes will be offered in minimum denominations of $1,000 and integral multiples thereof in book-entry form only. We have been informed by The Depository Trust Company that its nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Notes. All references herein to holders or noteholders shall reflect the rights of beneficial owners of Notes, as they may indirectly exercise such rights through The Depository Trust Company and participating members of The Depository Trust Company, except as otherwise specified herein. Unless and until definitive Notes are issued under the limited circumstances described under 'Description of the Notes -- Definitive Notes' in the prospectus, you will not be entitled to receive a certificate representing your interest in such Notes. Until such time, all references herein to actions by noteholders of any class of Notes will refer to actions taken by The Depository Trust Company upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to noteholders of any class of Notes will refer to distributions, notices, reports and statements to The Depository Trust Company or its nominee, as the registered holder of the Notes of such class, for distribution to note owners of such class in accordance with The Depository Trust Company's procedures. See 'Description of the Notes -- Book-Entry Registration' and ' -- Definitive Notes' in the prospectus. You may elect to hold your Notes through The Depository Trust Company (in the United States) or Cedel Bank or Euroclear (in Europe). Transfers will be made in accordance with the rules and operating procedures described in Appendix A to the prospectus.

DISTRIBUTIONS

     Principal of and interest on the Notes will be paid on each payment date, after reimbursement of Servicer Advances and payment of the servicing fee, solely from, and secured by, the amount available for such payment date, which is equal to the sum of (a) those pledged revenues on deposit in the collection account as of the last business day preceding the related determination date
(i) which were received by the servicer during the related collection period or which represent amounts we paid to purchase contracts as of the end of such collection period ('Related Collection Period Pledged Revenues'), or (ii) to the extent necessary to pay interest on the Notes on such payment date, which were received by the servicer after the end of the related collection period but on or prior to such deposit date ('Current Collection Period Pledged Revenues' and, together with the Related Collection Period Pledged Revenues, the 'Available Pledged Revenues'), and (b) amounts permitted to be withdrawn therefor from the cash collateral account, as described under 'Cash Collateral Account' below.

     Pledged revenues will consist of (i) scheduled payments on the contracts (which will consist of all payments under the contracts other than those portions of such payments which, under the contracts, are to be (A) applied by the servicer to the payment of insurance charges, maintenance, taxes and other similar obligations, or (B) retained by the servicer in payment of administrative fees) received on or after the cut-off date and due during the term of the contracts, without giving effect to end-of-term extensions or renewals thereof (including all scheduled payments due prior to, but not received as of, the cut-off date, but excluding any scheduled payments due on or after, but received prior to, the cut-off date); (ii) any voluntary prepayments received on or after the cut-off date under the contracts (other than, in the case of a prepaid contract for which a substitute contract has been substituted in accordance with the pooling and servicing agreements and the Indenture, that portion thereof which is in excess of the scheduled payments due during or prior to the collection period during which the prepayment in full was received, which portion will be paid to us), provided that the amount, if any, by which any such prepayment exceeds the required payoff amount of a contract structured as a lease will not constitute pledged revenues but will be allocated to us; (iii) any amounts paid by an originator to purchase contracts subject to a warranty claim, as described under 'The Contracts -- Representations and Warranties Made by the Originator' herein and in the accompanying prospectus, excluding, in the case of a contract structured as a lease, any portion thereof allocable to us;
(iv) any amounts we paid to purchase the contracts as described under 'Optional Purchase of Contracts' below; (v) certain of the liquidation proceeds derived from the liquidation of the contracts and the disposition of the related equipment, as described under 'The Contracts -- Liquidation of Contracts' herein; and (vi) any earnings on the investment of amounts credited to the collection account.

     Interest and principal on the Notes will be paid on the 20th day of each month (or, if such 20th day is not a business day, the next succeeding business
day), commencing                , 1999, to persons in whose names the Notes are
registered as of the related record date. The record date for any payment date will be the business day immediately preceding the payment date (so long as the Notes are held in book-entry form), or the last day of the prior calendar month (if definitive Notes have been issued). If the Class A-1 Notes have not been
paid in full on or before the [               ] payment date, the payment date
for the Class A-1 Notes in                will be                .

     On each payment date, the Indenture Trustee will be required to make the following payments in the following order of priority (except as otherwise described under 'Description of the Notes -- Events of Default; Rights Upon Event of Default' in the prospectus):

          (i)  reimbursement of Servicer Advances;

          (ii)  the servicing fee;

          (iii) interest on the Notes in the following order of priority:

             (a) interest on the Class A Notes (including any overdue interest and interest thereon);

             (b) interest on the Class B Notes (including any overdue interest and interest thereon);

             (c) interest on the Class C Notes (including any overdue interest and interest thereon); and

             (d) interest on the Class D Notes (including any overdue interest and interest thereon);

          (iv) principal on the Notes in the amounts and priority described under 'Principal' below;

          (v) the amount, if any, necessary to increase the balance in the cash collateral account to the requisite amount;

          (vi) certain amounts payable in connection with the cash collateral account; and

          (vii) the remainder, if any, to the holder of the equity certificate.

The Indenture Trustee shall make the foregoing payments, first, from Related Collection Period Pledged Revenues, second, to the extent the Related Collection Period Pledged Revenues are insufficient to pay interest on the Notes on such payment date, the amount necessary to cure such insufficiency from Current Collection Period Pledged Revenues, and third (but only as to amounts described in clause (ii) and certain amounts included in clause (iii)), from amounts permitted to be withdrawn from the cash collateral account as described under 'Cash Collateral Account.'

CLASS A INTEREST

     Interest will be paid to the holders of each Class of the Class A Notes on each payment date, to the extent the amount available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the interest rate for such class specified on the cover of this prospectus supplement (in each case, the interest rate for such class), from and
including the closing date to but excluding                , 1999, and
thereafter for each successive interest period. Interest on the Class A-1 Notes will be computed on the basis of the actual number of days elapsed and a 360-day year. Interest on the Class A-2, Class A-3, Class A-4 and Class A-5 Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the amount available is sufficient therefor after payment of the servicing fee, the amount of interest to be paid on the Class A Notes on each payment date will be the interest accrued during the related interest period (computed on the basis described above) and will be equal to the product of (i) the applicable interest rate, (ii) the principal balance of the related class as of the immediately preceding payment date (after giving effect to reductions in principal balance on such immediately preceding payment date) and (iii) except in the case of the Class A-1 Notes, a fraction equal to one-twelfth (or, for the
first payment date, [      ] divided by 360), and, in the case of the Class A-1
Notes, a fraction equal to the number of days in such interest period divided by 360.

     In the event that, on any payment date, the amount available after payment of the servicing fee is not sufficient to make a full payment of interest to the holders of Class A Notes, the amount of interest to be paid on the Class A Notes will be allocated among each Class thereof (and within a class among the Notes of such class) pro rata in accordance with their respective entitlements to interest, and the amount of such shortfall will be carried forward and, together with interest thereon at the applicable interest rate, added to the amount of interest Class A noteholders will be entitled to receive on the next payment date.

     The interest periods for each class of the Class A Notes will consist of an initial period from and including the closing date to but excluding
               , 1999, and thereafter each successive period (i) for the Class A-2, Class A-3, Class A-4 and Class A-5 Notes, from and including the first day following completion of the preceding period to but excluding the [15th] day of the following month (in each case without respect to whether such days are business days) and (ii) for the Class A-1 Notes, from and including each payment date to but excluding the following payment date, until the principal balance of such class has been reduced to zero. The payment date with respect to each such interest period will be the payment date next succeeding the end of such interest period.

CLASS B INTEREST

     Interest will be paid to the holders of Class B Notes on each payment date, to the extent the remaining amount available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the interest rate for such class specified on the cover of this prospectus supplement, from and including the closing date to but excluding
               , 1999, and thereafter for each successive interest period. Interest on the Class B Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the amount available is sufficient therefor after payment of the servicing fee and interest on the
Class A Notes, the amount of interest to be paid on the Class B Notes on each payment date will be the interest accrued during the related interest period (computed on the basis described above) and will be equal to the product of (i) the Class B Interest Rate, (ii) the Class B principal balance as of the immediately preceding payment date (after giving effect to reductions in principal balance on such immediately preceding payment date) and (iii) a
fraction equal to one-twelfth (or, for the first payment date, [      ] divided
by 360).

     In the event that, on a given payment date, the amount available, after reimbursement of Servicer Advances and payment of the servicing fee and interest on the Class A Notes, is not sufficient to make a full payment of interest to the holders of Class B Notes, the amount of interest to be paid on the

Class B Notes will be allocated among the Class B Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class B Interest Rate, added to the amount of interest Class B noteholders will be entitled to receive on the next payment date.

     The interest periods for the Class B Notes will consist of an initial
period from and including the closing date to but excluding [               ],
and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 20th day of the following month (in each case without respect to whether such days are business days) until the principal balance of the Class B Notes has been reduced to zero. The payment date with respect to each such interest period will be the payment date next succeeding the end of such interest period.

CLASS C INTEREST

     Interest will be paid to the holders of Class C Notes on each payment date, to the extent the remaining amount available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the interest rate for such class specified on the cover of this prospectus supplement, from and including the closing date to but excluding
[               ], and thereafter for each successive interest period. Interest on the Class C Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the amount available is sufficient therefor after payment of the servicing fee and interest on the Class A Notes and the Class B Notes, the amount of interest to be paid on the Class C Notes on each payment date will be the interest accrued during the related interest period (computed on the basis described above) and will be equal to the product of (i) the Class C Interest Rate, (ii) the Class C principal balance as of the immediately preceding payment date (after giving effect to reductions in principal balance on such immediately preceding payment date) and (iii) a
fraction equal to one-twelfth (or, for the first payment date, [      ] divided
by 360).

     In the event that, on a given payment date, the amount available, after reimbursement of Servicer Advances and payment of the servicing fee and interest on the Class A and Class B Notes, is not sufficient to make a full payment of interest to the holders of Class C Notes, the amount of interest to be paid on the Class C Notes will be allocated among the Class C Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class C Interest Rate, added to the amount of interest Class C noteholders will be entitled to receive on the next payment date.

     The interest periods for the Class C Notes will consist of an initial
period from and including the closing date to but excluding                ,
1999, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 20th day of the following month (in each case without respect to whether such days are business days) until the principal balance of the Class C Notes has been reduced to zero. The payment date with respect to each such interest period will be the payment date next succeeding the end of such interest period.

CLASS D INTEREST

     Interest will be paid to the holders of Class D Notes on each payment date, to the extent the remaining amount available (after taking into account any prior applications described under 'Distributions' above) is sufficient therefor, at the interest rate for such class specified on the cover of this prospectus supplement, from and including the closing date to but excluding
               , 1999, and thereafter for each successive interest period. Interest on the Class D Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. To the extent the amount available is sufficient therefor after payment of the servicing fee and interest on the Class A, Class B and Class C Notes, the amount of interest to be paid on the Class D Notes on each payment date will be the interest accrued during the related interest period (computed on the basis described above) and will be equal to the product of (i) the Class D Interest Rate, (ii) the Class D principal balance as of the immediately preceding payment date (after giving effect to reductions in principal balance on such immediately preceding payment date) and (iii) a fraction equal to one-twelfth (or, for the first payment date, [ ] divided by 360).

     In the event that, on a given payment date, the Amount Available, after reimbursement of Servicer Advances and payment of the servicing fee and interest on the Class A, Class B and Class C Notes, is not sufficient to make a full payment of interest to the holders of Class D Notes, the amount of interest to be paid on the Class D Notes will be allocated among the Class D Notes pro rata, and the amount of such shortfall will be carried forward and, together with interest thereon at the Class D Interest Rate, added to the amount of interest Class D noteholders will be entitled to receive on the next payment date.

     The interest periods for the Class D Notes will consist of an initial
period from and including the closing date to but excluding                ,
1999, and thereafter each successive period from and including the first day following completion of the preceding period to but excluding the 20th day of the following month (in each case without respect to whether such days are business days) until the principal balance of the Class D Notes has been reduced to zero. The payment date with respect to each such interest period will be the payment date next succeeding the end of such interest period.

PRINCIPAL

     On each payment date (prior to the occurrence of an event of default), to the extent funds are available therefor as described under 'Distributions' above, principal will be paid to you in the following amounts and order of priority:

          (1) before the payment date on which the Class A-1 principal balance has been reduced to zero, to the Class A-1 and Class A-5 noteholders, the Class A Principal Payment Amount, allocated [ ]% to the Class A-1 Notes and [ ]% to the Class A-5 Notes;

          (2) on the payment date on which the Class A-1 principal balance is reduced to zero, to the Class A noteholders, the Class A Principal Payment Amount, allocated as follows:

             (i) the remaining Class A-1 principal balance to the Class A-1 noteholders;

             (ii) an amount equal to [ ]% of the total principal payment amount to the Class A-5 noteholders; and

             (iii) the remaining Class A Principal Payment Amount to the Class
                   A-2 noteholders until the Class A-2 principal balance has been reduced to zero, then to the Class A-3 noteholders until the Class A-3 principal balance has been reduced to zero, then to the Class A-4 noteholders until the Class A-4 principal balance has been reduced to zero and then to the Class A-5 noteholders until the Class A-5 principal balance has been reduced to zero;

                   provided that if the remaining amount available is not sufficient to pay the full Class A principal amount, such remaining amount available shall be allocated, first, to the Class A-1 Notes and the Class A-5 Notes as provided in clauses (i) and (ii) above (and, if such remaining amount available is not sufficient to pay the full amounts so provided for, to the Class A-1 Notes and the Class A-5 Notes pro rata based upon the amounts otherwise payable pursuant to such clauses), and, thereafter, to the Class A-2, Class A-3, Class A-4 and Class A-5 Notes as provided in clause (iii) above;

          (3) after the payment date on which the Class A-1 principal balance has been reduced to zero, to the Class A noteholders, the Class A Principal Payment Amount, allocated as follows:

             (i) on and prior to the payment date on which the Class A-4 principal balance has been reduced to zero:

             (a) an amount equal to [  ]% of the total principal payment amount to the Class A-5 noteholders, and

             (b) the remaining Class A Principal Payment Amount to the Class A-2 noteholders until the Class A-2 principal balance has been reduced to zero, then to the Class A-3 noteholders until the Class A-3 principal balance has been reduced to zero, then to the Class A-4 noteholders until the Class A-4 principal balance has been reduced to zero and then to the Class A-5 noteholders until the Class A-5 principal balance has been reduced to zero;

                 provided that if the remaining amount available is not sufficient to pay the full Class A Principal Payment Amount, such remaining amount available shall be allocated between the Class A-5 Notes, on the one hand, and the Class A-2, Class A-3 and Class A-4 Notes, on the other, pro rata based upon the amounts otherwise payable pursuant to the above clauses (a) and
                 (b); and

             (ii) after the payment date on which the Class A-4 principal balance has been reduced to zero, to the Class A-5 Notes until the Class A-5 principal balance has been reduced to zero;

          (4) to the Class B noteholders, the Class B Principal Payment Amount;

          (5) to the Class C noteholders, the Class C Principal Payment Amount;

          (6) to the Class D noteholders, the Class D Principal Payment Amount; and

          (7) the additional principal, if any, sequentially to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class B, Class C, and Class D noteholders.

          The Class A Principal Payment Amount will equal

             (i) for any payment date on or prior to the later of (a) the payment date in May 1999 or (b) the payment date on which the Class A-1 principal balance is reduced to zero, the total principal payment amount, provided that if, for any payment
                  date after the payment date in [         ], the total
                  principal payment amount would result in the Class A-1 principal balance equaling zero, an amount equal to (x) the Class A-1 principal balance plus (y) the remainder of (1) the sum of the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance and the Class A-5 principal balance minus (2) the Class A Target Principal Amount; and

             (ii) for any payment date thereafter, the remainder of (x) the sum of the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance and the Class A-5 principal balance minus (y) the Class A Target Principal Amount;

provided, however, that in no event will the Class A Principal Payment Amount exceed the Class A principal balance.

     The total principal payment amount for any payment date will equal the remainder of (x) the aggregate Note principal balance minus (y) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date; provided that the amount referred to in clause (y) shall be deemed to be zero on any payment date on which the contract pool principal balance is less than $1,000,000.

     The Class A Target Principal Amount for any payment date will be the product of (a) the Class A Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class A Percentage will be approximately [  ]%.

     The Class B Principal Payment Amount will equal

          (i)  zero for any payment date prior to the later of (a) the payment
               date in [      ] or (b) the payment date on which the Class A-1
               principal balance is reduced to zero; and

          (ii) for any payment date thereafter, (a) the Class B principal balance minus (b) the greater of (x) the Class B Target Principal Amount and (y) the Class B Floor, if any; provided, however, that in no event will the Class B Principal Payment Amount exceed the Class B principal balance.

     The Class B Target Principal Amount for any payment date will be the product of (a) the Class B Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class B Percentage will be approximately [  ]%.

     The Class B Floor for any payment date will equal (i) [ ]% of the initial contract pool principal balance, plus (ii) the principal differential, if any, for such payment date, minus (iii) the sum of the Class C principal balance, the Class D principal balance (prior to giving effect to any payments of principal on the Class C or D Notes on such payment date) and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on such payment date; provided, however, that the Class B Floor will never be greater than the Class B principal balance nor less than zero.

     The principal differential for any payment date will equal the excess, if any, of

          (i)  the remainder, if any, of

             (a) the aggregate Note principal balance (prior to giving effect to the payment of principal on the Notes on such payment date), minus

             (b) the lesser of (A) the contract pool principal balance as of the last day of the collection period immediately preceding the preceding payment date, minus the contract pool principal balance as of the last day of the collection period immediately preceding such payment date, or (B) the related collection period pledged revenues remaining after the payment of amounts owing to the servicer and the payment of all interest due on the Notes on such payment date, over

          (ii) the aggregate of the required payoff amounts for all contracts as of the last day of the collection period immediately preceding such payment date.

     The Class C Principal Payment Amount will equal

          (i) zero for any payment date prior to the later of (a) the payment date in June 1999 or (b) the payment date on which the Class A-1 principal balance is reduced to zero; and

          (ii) for any payment date thereafter, (a) the Class C principal balance minus (b) the greater of (x) the Class C Target Principal Amount and (y) the Class C Floor, if any; provided, however, that in no event will the Class C principal payment amount exceed the Class C principal balance.

     The Class C Target Principal Amount for any payment date will be the product of (a) the Class C Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class C Percentage will be approximately [  ]%.

     The Class C Floor for any payment date will equal (i) [ ]% of the initial contract pool principal balance, plus (ii) the principal differential, if any, for such payment date, minus (iii) the sum of the Class D principal balance (prior to giving effect to any payments of principal on the Class D Notes on such payment date) and the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on such payment date; provided, however, that the Class C Floor will never be greater than the Class C principal balance nor less than zero. Furthermore, if the Class B principal balance on any payment date is less than or equal to the Class B Floor on such payment date, the Class C Floor for such payment date will equal the Class C principal balance immediately prior to such payment date.

     The Class D Principal Payment Amount will equal

          (i)  zero for any payment date prior to the later of (a) the payment
               date in [         ] or (b) the payment date on which the Class
               A-1 principal balance is reduced to zero; and

          (ii) for any payment date thereafter, the remainder of (a) the Class D principal balance minus (b) the greater of (x) the Class D Target Principal Amount and (y) the Class D Floor, if any; provided, however, that in no event will the Class D Principal Payment Amount exceed the Class D principal balance.

     The Class D Target Principal Amount for any payment date will be the product of (a) the Class D Percentage and (b) the contract pool principal balance as of the last day of the collection period immediately preceding such payment date.

     The Class D Percentage will be approximately [  ]%.

     The Class D Floor for any payment date will equal (i) [ ]% of the initial contract pool principal balance, plus (ii) the principal differential, if any, for such payment date, minus (iii) the amount on deposit in the cash collateral account after giving effect to withdrawals to be made on such payment date; provided, however, that the Class D Floor will never be greater than the Class D principal balance nor less than zero. Furthermore, if the Class C principal balance on any payment date is less than or equal to the Class C Floor on such payment date, the Class D Floor for such payment date will equal the Class D principal balance immediately prior to such payment date.

     The additional principal for any payment date will equal the excess, if any, of (i) the total principal payment amount, over (ii) the sum of the Class A Principal Payment Amount, the Class B Principal Payment Amount, the Class C Principal Payment Amount and the Class D Principal Payment Amount.

     The aggregate Note principal balance for any payment date will equal the sum of the Class A-1 principal balance, the Class A-2 principal balance, the Class A-3 principal balance, the Class A-4 principal balance, the Class A-5 principal balance, the Class B principal balance, the Class C principal balance and the Class D principal balance.

     The contract principal balance of any contract as of the last day of any collection period is:

          (1) in the case of any contract that does not by its terms permit prepayment or early termination, the present value of the unpaid scheduled payments due on such contract after such last day of the collection period (excluding all scheduled payments due on or prior to, but not received as of, such last day, as well as any scheduled payments due after such last day and received on or prior thereto), after giving effect to any prepayments received on or prior to such last day, discounted monthly at the rate of [ ]% per annum (assuming, for purposes of such calculation, that each scheduled payment is due on the last day of the applicable collection period);

          (2) in the case of any contract that permits prepayment or early termination only upon payment of an amount that is at least equal to the present value (calculated in the manner described in clause
              (1) above) of the unpaid scheduled payments due on such contract after the date of such prepayment, the amount specified in clause
              (1) above; and

          (3) in the case of any contract that permits prepayment or early termination without payment of an amount at least equal to the amount specified in clause (2) above, the lesser of (a) the outstanding principal balance of such contract after giving effect to scheduled payments due on or prior to such last day of the collection period, whether or not received, as well as any prepayments, and any scheduled payments due after such last day, received on or prior to such last day, and (b) the amount specified in clause (1) above.

The contract principal balance of any contract which became a liquidated contract during a given collection period or which was a contract subject to a warranty claim which TCC was obligated to purchase as of the end of a given collection period will, for purposes of computing the total principal payment amount and the requisite amount for the cash collateral account, be deemed to be zero on and after the last day of such collection period.

     A liquidated contract is any contract (a) which the servicer has charged off as uncollectible in accordance with its credit and collection policies and procedures (which shall be no later than the date as of which the servicer has repossessed and disposed of the related equipment, or otherwise collected all proceeds which, in the servicer's reasonable judgment, can be collected under such contract), or (b) as to which 10% or more of a scheduled payment is delinquent 180 days or more.

     The collection period for any payment date will be the calendar month preceding the month in which such payment date occurs.

     The initial contract pool principal balance is $          (which amount is
based upon the contract pool principal balance determined as of the cut-off date, but also includes an amount in respect of scheduled payments on the contracts due prior to, but not received as of, the cut-off date).

     Principal balance means, when used with respect to a class of Notes, the initial principal balance of such class set forth on page S-[ ], less all distributions previously made to such class in respect of principal.

REDEMPTION OF NOTES

     The Notes are subject to redemption in whole as referred to under 'Optional Purchase of Contracts' below.

OPTIONAL PURCHASE OF CLASS A-5 NOTES

     We will have the right to purchase all of the Class A-5 Notes, on any payment date, at a purchase price equal to the Class A-5 principal balance plus a premium equal to the excess, discounted as described below, of (i) the amount of interest that would have accrued on the Class A-5 Notes at the Class A-5 interest rate during the period commencing on and including the payment date on which the Class A-5 Notes are to be so purchased to but excluding the stated maturity date of the Class A-5 Notes, over (ii) the amount of interest that would have accrued on the Class A-5 Notes over the same period at a per annum rate of interest equal to the bond equivalent yield to maturity on the fifth business day preceding such payment date of a United States Treasury security, which is trading in the public securities market, maturing on a date closest to the date equal to the remaining average life of the Class A-5 Notes. Such excess shall be discounted to present value to such payment date at the yield described in clause (ii) above. For purposes of this paragraph only, (i) the Class A-5 principal balance upon which interest will be deemed to accrue, and (ii) the weighted average remaining life of the Class A-5 Notes, shall be determined based upon the amortization of the contract pool principal balance remaining at such payment date at a rate of [ ]% CPR. Interest payable on the Class A-5 Notes on any such payment date shall be paid to the holders of record on the related record date in the ordinary manner. Following such purchase, the Class A-5 Notes will not be retired, but will continue to be entitled to interest and principal payments on each payment date in the manner described above.

SUBORDINATION OF SUBORDINATE NOTES

     The likelihood of payment of interest on each class of Notes will be enhanced by the application of the amount available, after payment of the servicing fee, to the payment of such interest prior to the payment of principal on any of the Notes, as well as by the preferential right of the holders of Class A, Class B and Class C Notes to receive such interest:

          (1) in the case of the Class A Notes, prior to the payment of any interest on the Class B, Class C and Class D Notes,

          (2) in the case of the Class B Notes, prior to the payment of any interest on the Class C or Class D Notes, and

          (3) in the case of the Class C Notes, prior to the payment of any interest on the Class D Notes.

Likewise, the likelihood of payment of principal on the Class A, Class B and Class C Notes will be enhanced by the preferential right of the holders of Notes of each such Class to receive such principal, to the extent of the amount available, after payment of the servicing fee and interest on the Notes as aforesaid:

          (i) in the case of the Class A Notes, prior to the payment of principal on the subordinate Notes,

          (ii) in the case of the Class B Notes, prior to the payment of principal on the Class C or Class D Notes, and

          (iii) in the case of the Class C Notes, prior to the payment of principal on the Class D Notes.

CASH COLLATERAL ACCOUNT

     The cash collateral account will be established on or prior to the closing date and will be available to the indenture trustee. The cash collateral account will initially be funded in an amount equal to [ ]% of the initial contract
pool principal balance (approximately $[          ]). Amounts on deposit from
time to time in the cash collateral account (up to, but not in excess of, the requisite amount (as defined below), and not including any investment earnings on such funds) shall be used to fund the amounts specified below in the following order of priority (to the extent that amounts on deposit in the collection account as of any deposit date are insufficient therefor):

          (i)  to pay interest on the Notes in the following order of priority:
               (a) interest on the Class A Notes (including any overdue interest and interest thereon), (b) interest on the Class B Notes (including any overdue interest and interest thereon), (c) interest on the Class C Notes (including any overdue interest and interest thereon), and (d) interest on the Class D Notes (including any overdue interest and interest thereon);

          (ii) to pay any principal deficiency amount (which is equal to the lesser of: (a) the aggregate liquidation losses on all contracts that became liquidated contracts during the related collection period, or (b) the excess, if any, of (A) the aggregate principal balance of the Notes (after giving effect to all distributions of principal from available pledged revenues on such payment date), over (B) the aggregate of the required payoff amounts for all contracts as of the last day of the related collection period); and

          (iii) to pay principal on the Notes at the applicable stated maturity date thereof and on the first payment date on which the contract pool principal balance is less than $1,000,000.

     Liquidation loss means, as to any liquidated contract, the excess, if any, of (1) the required payoff amount of such contract for the collection period during which such contract became a liquidated contract, over (2) that portion of the liquidation proceeds for such liquidated contract allocated to us (as described under 'Description of Contracts -- Liquidation of Contracts' herein).

     If and to the extent that the amount on deposit in the cash collateral account as of any payment date is less than the requisite amount, such deficiency is to be restored from the remaining amount available, after reimbursement of any Servicers Advances and payment of the servicing fee and interest and principal on the Notes, as described under 'Distributions' above. The requisite amount will be (i) for any payment date on or prior to the payment
date occurring in [               ], [  ]% of the initial contract pool
principal balance, and (ii) for any payment date thereafter, an amount equal to the greater of (a) the sum of (1) [ ]% of the contract pool principal balance for such payment date, plus (2) the excess, if any, of (A) the sum of the principal balances of the Notes (after giving effect to all distributions of principal on such payment date), over (B) the contract pool principal balance
for such payment date, and (b) $[          ] (which is [  ]% of the initial
contract pool principal balance); provided that in no event will the requisite amount exceed the sum of the principal balances of the Notes. Any amount on deposit in the cash collateral account in excess of the requisite amount, and all investment earnings on funds in the cash collateral account, will be released from the cash collateral account and paid to or upon our order, and will not be available to make payments on the Notes.

     The cash collateral account must be an eligible account, and funds on deposit in the cash collateral account will be invested in eligible investments (each as defined under 'Description of the Notes -- Trust Accounts' in the prospectus).

OPTIONAL PURCHASE OF CONTRACTS

     We may purchase all of the contracts on any payment date following the date on which the unpaid principal balance of the Notes is less than 10% of the initial contract pool principal balance. The purchase price that we pay in connection with a purchase shall be at least equal to the unpaid principal balance of the Notes as of such payment date plus interest to be paid on the Notes on such payment date. The proceeds of the purchase shall be applied on such payment date to the payment of the remaining principal balance of the Notes, together with accrued interest thereon.

REPORTS TO NOTEHOLDERS

     The servicer will furnish to the Indenture Trustee, and the Indenture Trustee will include with each distribution to you, a statement in respect of the related payment date setting forth, among other things:

          (i) the amount of interest paid on each class of the Class A Notes, including any unpaid interest from the prior payment date, and any remaining unpaid interest on each class of the Class A Notes;

          (ii) the amount of interest paid on each class of the subordinate Notes, including any unpaid interest from the prior payment date, and any remaining unpaid interest on each class of the subordinate Notes;

          (iii) the amount of principal paid on each class of the Class A Notes;

          (iv) the amount of principal paid on each class of the subordinate Notes;

          (v)  the principal deficiency amount, if any, for such payment date;
               and

          (vi) the requisite amount of the cash collateral account and the amount on deposit in the cash collateral account (after giving effect to any deposits and withdrawals to be made on the payment date).

The Notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive Notes are issued in the limited circumstances described in the accompanying prospectus under 'Description of the Notes -- Definitive Notes,' beneficial owners will not be recognized by the Indenture Trustee as noteholders, as that term is used in the indenture. Hence, until such time, beneficial owners will receive reports and other information provided for under the indenture only if, when and to the extent provided by The Depository Trust Company and its participating organizations. The servicer will file a copy of each such report with the Securities and Exchange Commission on Form 8-K. However, in accordance with the Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder, we expect that our obligation to file such reports will be terminated at the end of [2000].

SERVICING

     The servicer will be responsible for managing, administering, servicing and making collections on the contracts. Compensation to the servicer will include
(i) a monthly servicing fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of [ ]% per annum multiplied by the contract pool principal balance determined as of the last day of the second preceding collection period (or, in the case of the servicing fee with respect to the collection period commencing on the cut-off date, the contract pool principal balance as of the cut-off date); (ii) any late fees, late payment interest, documentation fees, insurance administration charges and other administrative charges and a portion of any extension fees, collectively, the administrative fees, collected with respect to the contracts during the related collection period; and (iii) any investment earnings on collections prior to their deposit thereof in the collection account. The servicer may be terminated as servicer under certain circumstances, in which event a successor servicer would be appointed to service the contracts. See 'Newcourt Credit Group Inc.' and 'Description of the Sale and Contribution Agreements -- Servicing -- Events of Termination' in the prospectus.

THE INDENTURE TRUSTEE

     The [                        ] will serve as the Indenture Trustee. The
Indenture Trustee may resign at any time, in which event we will be obligated to appoint a successor trustee. We may also remove the Indenture Trustee if the Indenture Trustee ceases to be eligible to continue as such under the indenture, if the Indenture Trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of the Indenture Trustee (or the holding company thereof) by the rating agencies shall be lowered below the rating of 'BBB,' 'Baa3' or equivalent rating or be withdrawn by any rating agency. In such circumstances, we will be obligated to appoint a successor trustee. Any resignation or removal of the Indenture Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

CONCENTRATION AMOUNTS

     In addition to the representations and warranties made by the originators and us with respect to the contracts as described above under 'The
Contracts -- Representations and Warranties Made by the Originator,' we will represent and warrant as of the statistical calculation date (calculated
utilizing the statistical discount rate equal to [         ]) as follows:

          (i)  the aggregate discounted contract balance          of all
               end-user contracts with obligors that are governmental entities or municipalities does not exceed [ ]% of the aggregate
               discounted contract balance          of the contract pool;

          (ii) the aggregate discounted contract balance of all end-user contracts which finance, lease or which are predominately related to software will not exceed [ ]% of the aggregate discounted contract balance of the contract pool; and

          (iii) the aggregate discounted contract balance          of all
                end-user contracts with obligors who comprise the five (5) largest obligors (measured by aggregate discounted contract
                balance          as of the date of determination) does not
                exceed [ ]% of the aggregate discounted contract balance of the contract pool.

     On the date an additional contract or a substitute contract is added to the contract pool and we will make the foregoing representations and warranties as if such transfer occurred on the closing date; provided, that, for the purposes thereof (i) the contract pool on the closing date shall be deemed to include such additional contract or substitute contract in lieu of the contract being replaced or substituted and (ii) the discounted contract balance of such additional contract or substitute contract shall be equal to the discounted contract balance thereof as of the related cut-off date.

     The Indenture Trustee shall reassign to us, and the originator will be obligated to purchase from us, any contract transferred by the seller (and any related equipment or applicable security) selected by the servicer at such time as there is a breach of any of the foregoing representations or warranties, which breach has not been cured or waived in all material respects, the removal of which shall remedy such breach. Such purchase shall occur no later than 90 days after we or the seller becomes aware, or receives written notice from the servicer or us, of such breach. This purchase obligation will constitute the sole remedy against the seller available to us, the Indenture Trustee and the noteholders or certificateholder for a breach of one of the foregoing representations or warranties.

     Pursuant to the Pooling and Servicing Agreement, a contract transferred by the seller shall be reassigned to us and we shall make a deposit in the collection account in immediately available funds in an amount equal to the sum of the discounted contract balance of such contract (together with accrued interest thereon at the discount rate) and any outstanding servicer advances thereon. Any amount deposited into the collection account in connection with the reassignment of a contract transferred by the seller shall be considered payment in full of the ineligible contract. Any such amount shall be considered a transfer deposit amount and shall be treated as an available amount. In the alternative, we may instead cause the seller, to convey to us, for concurrent conveyance to the trust and concurrent pledge to the Indenture Trustee, a substitute contract (otherwise satisfying the terms and conditions generally applicable to substitute contracts in other situations described herein) in replacement for the affected contract, which shall thereupon be deemed released by the trust (and Indenture Trustee) and reconveyed through us to the seller thereof.

INDEMNIFICATION

     The pooling and servicing agreement provides that the servicer will indemnify us, the Owner Trust, the Owner Trustee, and the Indenture Trustee from and against any loss, liability, expense, damage or injury suffered or sustained arising out of the servicer's actions or omissions with respect to the trust pursuant to the pooling and servicing agreement except where arising out of indemnified party's bad faith, willful misconduct or gross negligence. Pursuant to the pooling and servicing agreement, the servicer, irrevocably and unconditionally, (i) submits for itself and its property in any legal action arising out of the pooling and servicing agreement and the other operative documents, to the nonexclusive general jurisdiction of the courts of the United States of America for the Southern District of New York, and appellate courts therefrom and (ii) waives any objection it may have that any action therein was brought in an inconvenient court. Notwithstanding the foregoing, a court may determine, on its own motion, that an action brought against the servicer in any such court was brought in an inconvenient forum.

     Except as provided in the preceding paragraph, the pooling and servicing agreement provides that none of us, the servicer or any of their directors, officers, employees or agents will be under any other liability to the trust, the Owner Trustee, the Indenture Trustee, the holders of Notes or subordinated securities or any other person for any action taken, or for refraining from taking any action, in good faith pursuant to the pooling and servicing agreement. However, none of us, the servicer or any of their directors, officers, employees or agents will be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence of any such person in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder.

     In addition, the Pooling and servicing agreement provides that the servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under the pooling and servicing agreement. The servicer may, in its sole discretion, undertake any such legal action which it may deem necessary or desirable for the benefit of holders of Notes or subordinated securities with respect to the pooling and servicing agreement and the rights and duties of the parties thereto and the interest of noteholders or holders of the subordinated securities thereunder.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion described below of Winston & Strawn, special tax counsel to us ('Tax Counsel'), are based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this prospectus supplement. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

     This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the Notes as debt and the treatment of the trust as a pass-thru entity (i.e., rather than as a corporation or other entity subject to tax at the entity level). The second part describes the taxation of an investor in the Notes. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, PROSPECTIVE INVESTORS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

CLASSIFICATION OF THE NOTES AND THE TRUST

     In connection with the issuance of the Notes, Tax Counsel will deliver its opinion that, for federal income tax purposes, under existing law (1) the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (2) the Notes will be treated as indebtedness. In rendering these opinions, Tax Counsel has assumed that the terms of the various documents relating to the issuance of the Notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a Note, that the trust and the investors in the Notes treat the Notes as indebtedness for federal income tax purposes. The opinion of Tax Counsel does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court of competent jurisdiction, or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Tax Counsel that the trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the trust or the Notes will prevail. If, contrary to the opinion of Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in the trust. As a result, the trust might be classified as a publicly traded partnership taxable as a corporation. If the trust were classified as a publicly traded partnership taxable as a corporation, the trust would be subject to United States federal income tax on its net income. An imposition of such corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the Notes. Alternatively, if the trust were classified as a partnership (other than a publicly traded partnership taxable as a corporation), the trust itself would not be subject to United States federal income tax. Instead, holders of Notes that were determined to be equity interests in such partnership would be required to take into account their allocable share of the trust's income and deductions. Such treatment may have adverse federal income tax consequences for certain noteholders. For example: (1) income to certain tax-exempt entities (including pension funds) may constitute 'unrelated business taxable income,'
(2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, (3) individual holders might be subject to certain limitations on their ability to deduct their share of trust expenses, and (4) income from the trust's assets would be taxable to noteholders without regard to whether cash distributions are actually made by the trust or any particular noteholder's method of tax accounting.

     The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes.

TAX TREATMENT OF NOTEHOLDERS

     Payments of Interest. An investor will be taxed on the amount of payments of interest on a Note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

     Sale or Other Disposition of a Note. An investor who disposes of a Note, whether by sale, exchange for other property, or payment by the trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition (not including any amount attributable to accrued but unpaid interest) and the investor's adjusted tax basis in the Note. In general, an investor's adjusted tax basis in a Note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a Note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a Note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a Note held for one year or less is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of such capital losses which can be deducted.

     Information Reporting and Backup Withholding. The trust (or an agent acting on its behalf) will be required to report annually to the Internal Revenue Service, and to each non-corporate noteholder, the amount of interest paid on the Notes for each calendar year. Each non-corporate noteholder (other than noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the noteholder's name, address, correct federal taxpayer identification number and a statement that the noteholder is not subject to backup withholding. Should a non-exempt noteholder fail to provide the required certification, the trust will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the noteholder's federal income tax liability.

STATE AND LOCAL TAX CONSEQUENCES

     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the Notes. ACCORDINGLY, PURCHASERS OF NOTES SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

                              ERISA CONSIDERATIONS

     The following information supplements, and to the extent inconsistent therewith supersedes, the information in the prospectus under 'ERISA Considerations.'

     Section 406 of the Employee Retirement Income Security Act, as amended ('ERISA'), and/or Section 4975 of the Internal Revenue Code, prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a 'Benefit Plan') from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Internal Revenue Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Internal Revenue Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Internal Revenue Code if assets of the Owner Trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Plan Assets Regulation'), the assets of the Owner Trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Internal Revenue Code only if the Benefit Plan acquires an 'equity interest' in the Owner Trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute beneficial interests in the Owner Trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the Owner Trust, the Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by 'insurance company general accounts'; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.'

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE OWNER TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBIL-

ITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

     It is a condition of issuance that each of Standard & Poor's Ratings Services, Moody's Investors Service, Inc. and Fitch IBCA, Inc. (i) rate the Class A-1 Notes in its highest short-term rating category, (ii) rate the Class A-2, Class A-3, Class A-4 and Class A-5 Notes in its highest long-term rating
category, (iii) rate the Class B Notes at least [               ], respectively,
(iv) rate the Class C Notes at least [               ], respectively, and (v)
rate the Class D Notes at least [               ], respectively. The rating of
each class of Notes addresses the likelihood of the timely receipt of interest and payment of principal on such class of Notes on or before the stated maturity date for such Class. The rating of the Notes will be based primarily upon the pledged revenues, the cash collateral account and the subordination provided by
(1) the subordinate Notes, in the case of the Class A Notes, (2) the Class D and Class C Notes, in the case of the Class B Notes and (3) the Class D Notes, in the case of the Class C Notes. There is no assurance that any such rating will not be lowered or withdrawn by the assigning rating agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

     The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any class of Notes prior to the stated maturity date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

     The term 'United States Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust, (A) with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions, or (B) otherwise, the income of which is subject to U.S. federal income tax regardless of its source.

                                USE OF PROCEEDS

     We will use the proceeds from the offering and sale of the Notes, after funding a portion of the cash collateral account and paying our expenses, to pay down certain warehousing facilities, with any remaining funds to be paid to the originators.

                                  UNDERWRITING

     Under the terms and subject to the conditions contained in an underwriting
agreement dated                , 1999, [List Underwriters], collectively, the
underwriters, have severally agreed to purchase from us the following respective initial principal amounts of Notes at the respective public offering prices less the respective underwriting discounts set forth on the cover page of this prospectus supplement:

                                 INITIAL            INITIAL            INITIAL            INITIAL            INITIAL
                                PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL          PRINCIPAL
                                AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF          AMOUNT OF
       UNDERWRITER           CLASS A-1 NOTES    CLASS A-2 NOTES    CLASS A-3 NOTES    CLASS A-4 NOTES    CLASS A-5 NOTES
       -----------           ---------------    ---------------    ---------------    ---------------    ---------------











     In the underwriting agreement, the underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Notes offered hereby if any of such Notes are purchased. The underwriters have advised us that they propose initially to offer the Notes to the public at the respective public offering prices set forth on the cover page of this prospectus, and to certain dealers at such price, less a concession not in excess of [ ]% per Class A-1 Note, [ ]% per Class A-2 Note, [ ]% per Class A-3 Note, [ ]% per Class A-4
Note, [ ]% per Class A-5 Note, [ ]% per Class B Note, [ ]% per Class C Note and [ ]% per Class D Note. The underwriters may allow and such dealers may reallow to other dealers a discount not in excess of [ ]% per Class A-1 Note, [ ]% per Class A-2 Note, [ ]% per Class A-3 Note, [ ]% per Class A-4 Note,
[  ]% per Class A-5 Note, [  ]% per Class B Note, [  ]% per Class C Note and
[ ]% per Class D Note. After the Notes are released for sale to the public, the offering prices and other selling terms may be varied by the underwriters.

     In connection with the offering of the Notes, [List certain underwriters], on behalf of the underwriters, may engage in overallotment, stabilizing transactions and syndicate covering transactions in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Notes in the open markets for the purpose of pegging, fixing or maintaining the price of the Notes. Syndicate covering transactions involve purchases of Notes in the open market after the distribution has been completed in order to cover short positions. Stabilizing transaction and syndicate covering transactions may cause the price of the Notes to be higher than it would otherwise be in the absence of those transactions. If the [List certain underwriters] engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

     [                        and certain of its affiliates have agreed to
indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.]

     The Notes are new issues of securities with no established trading market. The underwriters have advised us that the underwriters intend to make a market in the Notes but are not obligated to do so and may discontinue market making at any time without notice. No assurance can be given as to the liquidity of the trading market for the Notes.

     We have estimated that we will spend approximately $            million for
printing, rating agency, trustee and legal fees and other expenses related to the offering.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes will be passed upon for the originators and us by Winston & Strawn. The validity of the Notes offered hereby
will be passed upon for the underwriters by                         . The
Indenture, the Sale and Contribution Agreement, the Trust Agreement, the purchase agreements and the Notes will be governed by the laws of the State of New York.

                             INDEX OF DEFINED TERMS

                                                                                                          PAGE
                                                                                                          ----

Amount Available....................................................................................         S-29
Available Pledged Revenues..........................................................................         S-29
Benefit Plan........................................................................................         S-45
Cash Collateral Account.............................................................................   S-10, S-38
Class A Notes.......................................................................................         S-29
Class A Principal Payment Amount....................................................................         S-34
Class A Target Principal Amount.....................................................................         S-34
Class A Percentage..................................................................................         S-34
Class B Interest Rate...............................................................................         S-31
Class B Principal Payment Amount....................................................................         S-34
Class B Target Principal Amount.....................................................................         S-34
Class B Percentage..................................................................................         S-35
Class B Floor.......................................................................................         S-35
Class C Interest Rate...............................................................................         S-32
Class C Principal Payment Amount....................................................................         S-35
Class C Target Principal Amount.....................................................................         S-35
Class C Percentage..................................................................................         S-35
Class C Floor.......................................................................................         S-35
Class D Interest Rate...............................................................................         S-32
Class D Principal Payment Amount....................................................................         S-35
Class D Target Principal Amount.....................................................................         S-36
Class D Percentage..................................................................................         S-36
Class D Floor.......................................................................................         S-36
Closing Date........................................................................................          S-7
Internal Revenue Code...............................................................................         S-40
CPR.................................................................................................         S-23
Current Collection Period Pledged Revenues..........................................................         S-29
Depositor...........................................................................................          S-5
The Depository Trust Company........................................................................         S-29
ERISA...............................................................................................         S-45
Exchange Act........................................................................................          S-4
Indenture...........................................................................................    S-5, S-29
Indenture Trustee...................................................................................    S-5, S-29
Internal Revenue Service............................................................................         S-40
Notes...............................................................................................         S-29
Owner Trust.........................................................................................          S-5
Owner Trustee.......................................................................................    S-5, S-15
Plan Assets Regulation..............................................................................         S-45
PTCE................................................................................................         S-45
Related Collection Period Pledged Revenues..........................................................         S-29
Servicer............................................................................................          S-5
Tax Counsel.........................................................................................          S-5
Sale and Contribution Agreement.....................................................................         S-14
Trust Agreement.....................................................................................         S-14
Trust Assets........................................................................................    S-8, S-14
United States Alien Holder..........................................................................         S-40
United States Person................................................................................         S-46

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS

                          NCT FUNDING COMPANY, L.L.C.
                            RECEIVABLE-BACKED NOTES
                              (ISSUABLE IN SERIES)

                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR

                            AT&T CAPITAL CORPORATION
                                    SERVICER



     We are offering receivable-backed notes under this prospectus and a prospectus supplement, which will be prepared separately for each series of notes offered. We refer to the receivable-backed notes as Notes. We will form a trust for each series of Notes, which may include one or more classes of Notes, and the trust will issue the Notes of that series. Each trust may also issue one or more additional interests in such trust, which will not be offered under this prospectus or the related prospectus supplement.

     We will use the proceeds from the issuance of each series of Notes to acquire or repurchase a pool of equipment leases, installment sale contracts, promissory notes, loan and security agreements and similar types of receivables which we will simultaneously transfer to a trust.

     The right of each class of Notes of a series to receive payments may be senior or subordinate to the rights of one or more of the other classes of Notes. The rate of principal and interest payment on the Notes of any class will depend on the priority of payment of such class and the rate and timing of payments of the related contracts.

                            ------------------------

     THE NOTES OF A GIVEN SERIES WILL REPRESENT OBLIGATIONS OF THE RELATED OWNER TRUST AND WILL NOT REPRESENT ANY INTEREST IN OR OBLIGATION OF NEWCOURT FINANCIAL USA INC., NEWCOURT LEASING CORPORATION, NEWCOURT COMMUNICATIONS FINANCE CORPORATION, NEWCOURT COMMERCIAL FINANCE CORPORATION, NEWCOURT TECHNOLOGIES CORPORATION, NCT FUNDING COMPANY, L.L.C., AT&T CAPITAL CORPORATION OR ANY OF THEIR RESPECTIVE AFFILIATES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
     COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR
        DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY
           REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                    ----------------------------------------

     This prospectus may not be used to consummate sales of a series of Notes unless accompanied by the prospectus supplement relating to such series.

                    Prospectus dated                , 1999.

                               TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE ACCOMPANYING PROSPECTUS
  SUPPLEMENT...............................................................................................     3
REPORTS TO NOTEHOLDERS.....................................................................................     3
WHERE YOU CAN FIND MORE INFORMATION........................................................................     3
PROSPECTUS SUMMARY.........................................................................................     5
RISK FACTORS...............................................................................................    11
THE DEPOSITOR..............................................................................................    22
THE OWNER TRUSTS...........................................................................................    23
NEWCOURT CREDIT GROUP INC..................................................................................    24
AT&T CAPITAL CORPORATION...................................................................................    25
THE ORIGINATORS............................................................................................    26
THE CONTRACTS..............................................................................................    32
DESCRIPTION OF THE NOTES AND INDENTURE.....................................................................    46
DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS........................................................    57
MATERIAL FEDERAL INCOME TAX CONSEQUENCES...................................................................    61
ERISA CONSIDERATIONS.......................................................................................    67
RATINGS OF THE NOTES.......................................................................................    68
USE OF PROCEEDS............................................................................................    68
PLAN OF DISTRIBUTION.......................................................................................    68
LEGAL MATTERS..............................................................................................    68
INDEX OF TERMS.............................................................................................    69
APPENDIX A.................................................................................................    70
PART II....................................................................................................   II-1

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

     We tell you about the Notes in two separate documents that progressively provide more detail:

      this prospectus, which provides general information, some of which may not apply to a particular series of securities, including your series of Notes; and

      the prospectus supplement related to the particular terms of your series of securities.

     IF THE TERMS OF YOUR SERIES OF NOTES DESCRIBED IN THE PROSPECTUS SUPPLEMENT VARIES FROM THIS PROSPECTUS, YOU SHOULD RELY ON THE INFORMATION IN YOUR PROSPECTUS SUPPLEMENT.

     We include cross-references in this prospectus and in your prospectus supplement to captions in these materials where you can find further related discussions. The table of contents above and the table of contents included in your prospectus supplement provide the pages on which these captions are located.

     You can find a listing of pages where we define capitalized terms used in this prospectus under the caption 'Index of Terms' beginning on page 68 in this prospectus and under the caption 'Index of Terms' in your prospectus supplement.

     You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document is accurate only as of the date of this document.

     SOME PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR IN SOME WAY AFFECT THE PRICE OF THE NOTES. THESE TYPES OF TRANSACTIONS MAY INCLUDE STABILIZING, THE PURCHASE OF NOTES TO COVER SYNDICATE SHORT POSITIONS AND THE IMPOSITION OF PENALTY BIDS. FOR A DESCRIPTION OF THESE ACTIVITIES, PLEASE READ THE SECTION ENTITLED 'UNDERWRITING' IN YOUR PROSPECTUS SUPPLEMENT.

     If you have received a copy of this prospectus and your prospectus supplement in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus and your prospectus supplement from us or an underwriter by asking us or any of them for it.

                             REPORTS TO NOTEHOLDERS

     Until the Notes of a particular series are issued in physical, rather than book-entry, form, unaudited monthly and annual reports, which contain information concerning the owner trust prepared by the servicer, will be sent by the indenture trustee on behalf of the owner trust only to Cede & Co. You can find a more detailed description of this process in this prospectus under the heading 'Description of the Notes and Indenture -- Book-Entry Registration.'

     If you purchase a Note, you may receive these reports by making a written request to the Indenture Trustee disclosed in the prospectus supplement. These reports do not constitute financial statements prepared in accordance with generally accepted accounting principles. Neither we nor the servicer intends to send any of our financial reports to owners of a Note. The servicer, on behalf of an owner trust, will file with the Securities and Exchange Commission periodic reports concerning such owner trust as required by law.

                      WHERE YOU CAN FIND MORE INFORMATION

     Federal securities law requires the filing of certain information with the Securities and Exchange Commission, including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the Securities and Exchange Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the Securities and Exchange Commission:

New York Regional Office                         Chicago Regional Office
Seven World Trade Center                         Citicorp Center
Suite 1300                                       500 West Madison Street, Suite 1400
New York, NY 10048                               Chicago, IL 60661

     Please call the Securities and Exchange Commission at 1-800-SEC-0330 for more information about the public reference rooms or visit the Securities and Exchange Commission's web site at http://www.sec.gov to access available filings.

     The Securities and Exchange Commission allows us to 'incorporate by reference' some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information.

     All documents filed by the servicer, on behalf of a respective owner trust, pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of the offering of the Notes will be incorporated by reference into this prospectus.

     Upon your request, we will provide to you, as a beneficial owner of the Notes to whom a prospectus has been delivered, a copy of the information that has been incorporated by reference in this prospectus. We will provide this information to you at no cost to you. Please address such requests to: Newcourt
Credit Group, Inc., Attn:             at             , Telephone No.
               .

                               PROSPECTUS SUMMARY

     On the cover page, in this summary and in the 'Risk Factors' section, the words 'NCT Funding Company,' 'we,' 'our,' 'ours,' and 'us' refer only to NCT Funding Company, L.L.C. This summary highlights selected information regarding the notes. This summary does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the notes, you should read this entire prospectus and the prospectus supplement prepared for your series of notes.

Issuer....................................  For each series of Notes, we will form a trust and prepare a prospectus supplement with respect to such series. We will refer to each trust as an owner trust. Each owner trust will own a pool of contracts and certain other assets. For more information, see 'The
                                            Owner Trusts' in this prospectus and 'The Owner Trust' in your prospectus supplement.

Depositor.................................  We will transfer the contracts to the respective owner trusts. For more information, see 'The Depositor' in this prospectus. Our chief executive offices are currently located at 2 Gatehall Drive,
                                            Parsippany, New Jersey 07054 and its telephone number is (973)
                                            606-4879. For a more complete description of us, see 'The Depositor'
                                            in this prospectus.

Servicer..................................  AT&T Capital Corporation will service the contracts. See 'Description of the Pooling and Servicing Agreements -- Servicing' in this prospectus. We will refer to AT&T Capital Corporation in this prospectus as AT&T Capital and, sometimes, as the servicer. AT&T
                                            Capital will manage, administer, service, and make collections on the pool of contracts related to your series of Notes. Compensation to the servicer will include a monthly fee in an amount specified in the prospectus supplement. AT&T Capital's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879. AT&T Capital is a wholly owned indirect subsidiary of Newcourt Credit Group Inc. For a more complete description of Newcourt USA, see 'Newcourt Credit Group
                                            Inc.' in this prospectus.

                                            The servicer will be required to cause amounts collected on the contracts on behalf of an Owner Trust to be deposited into a collection account to be maintained by an Indenture Trustee no later than two business days following the Servicer's determination that such amounts related to the contracts. The servicer may also, at its option, make advances (each, a 'Servicer Advance') for delinquent scheduled payments, to the extent it determines in its sole discretion that such advances will be recoverable in future periods;
                                            such Servicer Advances are reimbursable from payments received on the
                                            Contracts as described in the prospectus supplement.

                                            Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Indenture Trustee or a third party meeting the requirements set forth

                                            in the related pooling and servicing agreement will be appointed as successor servicer.

Indenture Trustee.........................  For your series of Notes, we will identify the indenture trustee in your prospectus supplement.

Owner Trustee.............................  For your series of Notes, we will identify the owner trustee in your prospectus supplement.

The Notes.................................  Each owner trust will issue one or more classes of notes pursuant to an indenture. The owner trust may also issue one or more other classes of notes and/or securities representing beneficial ownership interests in a particular owner trust, which will not be offered by this prospectus.
Terms of the Notes
    Payment Dates.........................  You will receive payments of interest and principal on your Notes on the dates specified in your prospectus supplement. The interest rates for each class of Notes in your series also will be set forth in your prospectus supplement. For a complete description of the terms of the
                                            Notes, see 'Description of the Notes and Indenture' in this prospectus and in your prospectus supplement.

    Interest..............................  You will receive payments of interest on the Notes of your series on the dates specified in your prospectus supplement, commencing on the date specified in your prospectus supplement. The interest rate for each class of Notes of your series is set forth in your prospectus supplement. See 'Description of the Notes and Indenture' in this prospectus and in your prospectus supplement.

    Principal.............................  You will receive principal payments on the Notes on the dates specified in your prospectus supplement. The amount of principal payable on the Notes on each payment date will generally be equal to the difference between the aggregate principal balance of the Notes on that payment date and the aggregate of the contract principal balances (as discussed herein) of the contracts. The contract principal balance of any contract is generally the present value of the unpaid scheduled payments due on that contract discounted at a discount rate generally equal to the weighted average of each class of Notes and certificates representing beneficial ownership interests in the respective owner trust (if applicable) each weighted by the initial principal balance of each class of Notes and certificates representing beneficial ownership interests in the respective owner trust (if applicable) and the expected average life of such class assuming no losses and an assumed constant prepayment rate and servicing fee percentage. The aggregate of the contract principal balances is referred to as the 'contract pool principle balance'. See
                                            'Description of the Notes and Indenture' in this prospectus and in your prospectus supplement.

    Subordination.........................  The right of each class of Notes of a series to receive payments of principal and interest may be senior or subordinate to the rights of one or more of the other

                                            classes of Notes. This makes it more likely that senior Notes will be paid all interest and principal due on them, and less likely that subordinate Notes will be paid all interest and principal due on them. For a more complete description of the subordination of the
                                            Notes, see 'Description of the Notes and Indenture' in this prospectus and in your prospectus supplement.

    Ratings...............................  An owner trust will not issue a series of Notes unless one or more nationally recognized rating agencies have assigned ratings to the
                                            Notes in a category that signifies investment grade. For a more complete description of the ratings of the Notes, see 'Ratings of the
                                            Notes' in this prospectus and in your prospectus supplement.

Use of Proceeds...........................  Each owner trust will use a significant portion of the proceeds from the offering and sale of each series of Notes to pay the depositor of contracts for the transfer of the contracts to a respective trust.

Trust Assets..............................  Each owner trust will make payments on the Notes issued by such owner trust primarily from funds received by the respective owner trust from the following assets:

                                               a pool of equipment lease contracts, installment sale contracts, promissory notes, conditional sale/financing agreements, loan and security agreements and other similar types of receivables, each, a contract, with various lessees, borrowers or other obligors thereunder, each, an obligor, including scheduled payments, prepayments and liquidation proceeds of the contracts, but not the rights of the lessor in the equipment subject to a contract that is a lease rather than a loan;

                                               amounts on deposit in certain accounts, including the Collection
                                               Account (as described in this prospectus); and
                                               certain other property and assets.

The Contracts.............................  Your prospectus supplement provides the particular terms of your series of Notes and information about:

                                               the initial principal balance of the contracts transferred to the respective owner trust;

                                               the number of contracts;

                                               the average contract principal balance;

                                               the various types of contracts;

                                               the geographical distribution of the contracts;

                                               the approximate percentage amount of the contracts originated by the originators and by third parties and purchased by an
                                               originator;

                                               the remaining term of the contracts; and

                                               the weighted average remaining term of the contracts.

Originators...............................  The contracts owned by each owner trust will have been originated or, in some cases, acquired by one or more of the indirect subsidiaries of Newcourt Credit Group Inc.: Newcourt USA, Newcourt Leasing
                                            Corporation, Newcourt

                                            Communications Finance Corporation, Newcourt Technologies Corporation
                                            and Newcourt Commercial Finance Corporation, collectively, the originators. See 'Newcourt Credit Group Inc.' and 'The Originators'
                                            in this prospectus.

Contract Prepayments......................  Some contracts may:

                                               not permit the obligor to prepay the amounts due under the contract or otherwise terminate the contract prior to its
                                               scheduled expiration date, or

                                               allow for a prepayment or early termination upon payment of an amount that is at least equal to the present value of the future scheduled payments on the contract determined using a discount rate specified in your prospectus supplement, or

                                               allow for a prepayment or early termination without the payment of such an amount.

                                            Some contracts permit the obligor to prepay the contract, in whole or in part, at any time for an amount equal to the unpaid principal plus accrued interest.

Liquidated Contracts......................  Proceeds from the liquidation of a defaulted contract will be allocated as described in your prospectus supplement.

Mandatory Purchase or Replacement of
  Certain
  Contracts...............................  Each originator will make certain representations and warranties regarding the contracts and must purchase (or deliver a similar contract as a replacement for) any contract in the event of a breach, if not cured within a specified period, of any of these
                                            representations or warranties that materially and adversely affects the value of such contract. See 'The Contracts -- Representations and
                                            Warranties made by the Originators' in this prospectus and in your prospectus supplement.

Leased Equipment..........................  We will not transfer to any owner trust our interest in the equipment related to the contracts that are leases, including the right to receive the leased equipment upon expiration of the original term of the related contract. Upon the sale of any leased equipment, the proceeds an owner trust will receive from such sale will be limited to the amount of the current balance on the related contract.

Credit Enhancement........................  The terms of a series of Notes may provide for credit enhancement with respect to an owner trust or any class of Notes. Such credit enhancement may include any one or more of the following: a cash collateral account, a financial guaranty insurance policy issued by an insurer specified in the related prospectus supplement, subordination of one or more other classes of Notes, a reserve account, overcollateralization, letters of credit or liquidity facilities, repurchase obligations, third party payments or other support, cash deposits or other arrangements. For a complete description of the terms of any credit

                                            enhancement applicable to your series of Notes, see 'Description of the Notes and Indenture -- Credit Enhancement' in your prospectus supplement.

Priority of Payments......................  On each payment date, the indenture trustee on behalf of the respective owner trust will use payments collected on the contracts to pay the following:

                                               reimbursement of Servicer Advances;

                                               the servicing fee to the servicer for servicing the contracts;
                                               interest on the Notes;

                                               principal on the Notes, allocated to the various classes as described under 'Principal' above;

                                               certain amounts payable in connection with the credit enhancement for that series of Notes; and

                                               the remainder, if any, to the holder of the certificates, if any, of a respective owner trust or, if none, then to us.

Optional Purchase of Contracts............  Once the principal balance of the Notes of a specific series is less than 10% of the initial principal balance of the contracts transferred to a respective owner trust, we may repurchase all the contracts needed by such Owner Trust. That would result in a prepayment of the outstanding Notes. For a more complete description of this repurchase right, see 'Description of the Notes and
                                            Indenture -- Optional Purchase of Contracts' in this prospectus and in your prospectus supplement.

Substitution..............................  AT&T Capital, as the servicer, will have the option pursuant to the terms of the related pooling and servicing agreement, to substitute into the owner trust one or more contracts having similar
                                            characteristics for contracts in default, and contracts following a material modification to or adjustment of the terms of such contract which modification or adjustment would not otherwise be permissible under the related pooling and servicing agreement (unless the contract was to be prepaid in full to the owner trust and refinanced by the related originator with a new, modified contract outside of the owner trust). The contract principal balance of the defaulted contracts for which the servicer, on behalf of an originator, may cause the substitution of contracts is limited to an amount not in excess of 10% of the contract principal balance of the contracts as of the closing date. AT&T Capital, as the servicer, will also be permitted to substitute a contract on behalf of an originator which would otherwise be required to be repurchased due to certain representations or warranties relating thereto proving to have been incorrect or a contract which terminates early, without regard to the
                                            10% limitation described above. With respect to replacing a defaulted contract with a substitute contract (which substitution is not an obligation of AT&T Capital, as the servicer, or an originator but rather is in their sole and

                                            absolute discretion), such substitute contract must meet the contract pool concentration limitation as described in 'Description of the
                                            Pooling and Servicing Agreements' as well as the other substitution requirements described in this prospectus and your prospectus supplement.

U.S. Taxation.............................  In the opinion of our counsel, Winston & Strawn, the Notes will be characterized as indebtedness and each owner trust will not be characterized as an 'association' or 'publicly traded partnership'
                                            taxable as a corporation for federal income tax purposes.

                                            By purchasing a Note, you will agree to treat your Note as indebtedness for federal, state and local income tax purposes. You should consult your own tax advisor regarding the federal income tax consequences of the purchase, ownership and disposition of Notes, and the tax consequences arising under the laws of any state or other taxing jurisdiction. See 'United States Taxation' in your prospectus supplement.

                                            In the opinion of counsel, under United States federal income tax law in effect as of the date hereof, payments of principal and interest on the Notes to certain alien noteholders will not be subject to
                                            United States federal withholding tax (subject to the exceptions noted in 'United States Taxation -- Tax Consequences to United States
                                            Alien Holders' in your prospectus supplement). If such law were to change and, as a result thereof, United States withholding tax were imposed on such payments, these alien noteholders would receive payments on their Notes net of such withholding tax, and neither we, nor any owner trust, nor any originator nor any other party would have any obligation to gross up such payments to compensate for such withholding tax.

ERISA Considerations......................  Subject to the considerations described in 'ERISA Considerations' in your prospectus supplement, employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase Notes.

Registration, Clearance and Settlement of
  Notes...................................  Each of the Notes of each series will be registered in the name of
                                            Cede & Co., as the nominee of The Depository Trust Company, and will be available for purchase only in book-entry form on the records of
                                            The Depository Trust Company and participating members thereof. Notes will be issued in definitive form only under the limited
                                            circumstances described in this prospectus under 'Description of the
                                            Notes and Indenture -- Definitive Notes.'

Governing Law.............................  Unless otherwise set forth in your related prospectus supplement, the pooling and servicing agreement, the indenture and the Notes of each series will be governed by the laws of the State of New York and the trust agreement will be governed by the laws of the State of
                                            Delaware.

                                  RISK FACTORS

     You should consider the following risk factors in deciding whether to purchase any Notes. You should also consider the risk factors set forth under the heading 'Risk Factors' in your prospectus supplement.

LIMITED ASSETS OF THE OWNER TRUST SECURE THE NOTES

     An owner trust's ability to make payments on the Notes will depend primarily on payments made on the contracts. You will not be entitled to receive proceeds from the sale of the leased equipment following the expiration of any lease. The Notes will not be insured or guaranteed, directly or indirectly, by us, any originator, the servicer, the indenture trustee or any owner trustee (or any affiliate of any of them) or any other person or entity. If the pool of contracts experiences a high rate of payment delinquencies, you may not receive timely payment on your Notes. If the pool of contracts experiences a high rate of defaults and severe liquidation losses, you may suffer a loss on your investment in the Notes. SUBORDINATION OF CERTAIN CLASSES OF NOTES MEANS SOME NOTES WILL RECEIVE PAYMENTS SOONER THAN OTHERS; DELINQUENCIES AND DEFAULTS COULD ELIMINATE PROTECTION FOR THE SENIOR CLASSES OF NOTES.

     To the extent described in the prospectus supplement, payments of interest and principal on the subordinate Notes of a series may be subordinated in priority of payment to interest and principal, respectively, on the senior Notes of such series. In addition, payments of principal on the Notes of a series may be subordinated in priority of payment to payments of interest on the Notes of such series. See 'Description of the Notes and Indenture -- Subordination of Subordinate Notes' in your prospectus supplement.

     Delinquencies and defaults on the contracts included in the assets of an owner trust could eliminate the protection afforded the holders of subordinate Notes of such series by the cash collateral account or other credit enhancement for such series. The holders of such subordinate Notes may suffer losses on their investment as a result. Further delinquencies and defaults on the contracts could eliminate the protection offered to the holders of senior Notes of a series by the subordination of the subordinate Notes of such series. Holders of senior Notes may also suffer losses on their investment as a result.

POSSIBLE RECHARACTERIZATION OF THE TRANSFER OF THE CONTRACTS AND EQUIPMENT IN BANKRUPTCY OR INSOLVENCY PROCEEDINGS COULD DELAY OR REDUCE PAYMENTS UNDER THE CONTRACTS

     If an originator were to become a debtor under the federal bankruptcy laws or similar state laws, a creditor or trustee in bankruptcy of such originator, or the originator as debtor-in-possession, might argue that the transfer of the contracts and the equipment from such originator to us was, or should be recharacterized as, a pledge of those assets rather than a sale. If this position were accepted by a court, any contracts considered to be true leases under the applicable insolvency laws, and any other contract considered to be executory under such federal bankruptcy or similar state laws, could be rejected by the trustee in bankruptcy or by such originator as debtor-in-possession, which would result in the termination of scheduled payments to us under any of these contracts and, therefore, reductions in distributions to you, and you may suffer losses on your investment as a result.

     To reduce the likelihood of such rejection, financing statements perfecting a security interest for our benefit in the equipment, and assignments of such perfected security interest to the respective owner trust and the respective indenture trustee, will be filed against such originator pursuant to the Uniform Commercial Code (unless otherwise specified in your prospectus supplement). Even if such contracts were not so rejected in the event of an insolvency of any of the originators, the owner trust and the indenture trustee could experience a delay in or reduction of collections on all of the contracts, and you may suffer losses on your investment as a result. Our counsel, Winston & Strawn, will deliver a legal opinion that states that the transfer of the contracts and the equipment which is subject to a true lease from the originators to us constitutes a sale or absolute assignment, rather than a pledge to secure indebtedness of the originators. The legal opinion will also state that in the event that any of the originators were to become a debtor under the federal bankruptcy code:

           a creditor or trustee in bankruptcy would be unable to successfully challenge the transfer of the contracts and the equipment, which is subject to a true lease, to the depositor and the contracts, the payments made under the contracts and the equipment would not be property of the bankruptcy estate.

     Each originator will either originate contracts or acquire contracts from a vendor, which contracts will be transferred to us. If the acquisition of a contract by an originator is treated as a sale of such contract from the applicable vendor to each originator, except in certain limited circumstances, such contract would not be part of such vendor's bankruptcy estate and would not be available to such vendor's creditors. If a vendor became a debtor in a bankruptcy case and, in the case of contracts acquired by an originator, if an unpaid creditor of such vendor or a representative of creditors of such vendor, such as a trustee in bankruptcy, or such vendor acting as a debtor-in-possession, were to take the position that the sale of such contracts to the applicable originator was ineffective to remove such contracts from such vendor's estate (for instance, that such sale should be recharacterized as a pledge of contracts to secure borrowings of such vendor), then delays in payments under the contracts to the owner trust could occur or, should the court rule in favor of such creditor, representative or vendor, reductions in the amount of such payments could result. If the transfer of contracts to an originator by a vendor is recharacterized as a pledge, a tax or government lien on the property of the pledging vendor arising before the contracts came into existence may have priority over the applicable originator's, and our, the owner trust's and the indenture trustee's interest in the contracts. As a result, you may suffer losses on your investment.

POSSIBLE CONSOLIDATION OF US OR THE OWNER TRUST WITH AN ORIGINATOR IN A BANKRUPTCY CASE COULD DELAY OR REDUCE PAYMENTS UNDER THE CONTRACTS

     Winston & Strawn will deliver a legal opinion that states if any of the originators were to become a debtor in a bankruptcy case, a bankruptcy court would not order that our assets and liabilities be consolidated with those of such originator. We have taken steps in structuring the transactions described herein that are intended to prevent the voluntary or involuntary application for relief by or on behalf of any originator under any federal bankruptcy or similar state laws from resulting in the consolidation of our assets and liabilities with those of such originator. Such steps include the maintenance of separate books and records and the insistence on arm's-length terms in all agreements with the originators and their affiliates. Nevertheless, we cannot provide any assurance that, in the event of a bankruptcy or insolvency of any originator, a court would not order that our or an owner trust's assets and liabilities be consolidated with those of such originator. Any such order would adversely affect your ability to receive payments on the related contracts and you may suffer losses on your investment as a result. We believe that the owner trust will be considered bankruptcy remote from the originators; however, no law firm is rendering an opinion to that effect.

POSSIBLE CHARACTERIZATION OF A TRANSFER AS A FRAUDULENT TRANSFER COULD RESULT IN SUBORDINATION OF YOUR RIGHTS

     A court could subordinate your rights in the related contracts and equipment to the rights of creditors of an originator if a court were to find, among other things, that an originator received less than reasonably equivalent value or fair consideration for the contracts and the equipment and, at the time of any transfers, such originator was insolvent or rendered insolvent as a result of such transfer. You may suffer losses on your investment as a result.

COMMINGLING OF COLLECTIONS COULD RESULT IN THE OWNER TRUST LOSING ITS INTEREST IN COLLECTIONS

     While AT&T Capital is the servicer, cash collections held by AT&T Capital may, subject to certain conditions, be commingled and used for the benefit of AT&T Capital prior to the date on which such collections are required to be deposited in a collection account as described under 'Description of the Pooling and Servicing Agreements -- Collections on Contracts.' In the event of the insolvency or receivership of AT&T Capital or, in certain circumstances, the lapse of certain time periods, an owner trust may not have a perfected ownership or security interest in these collections; you may suffer losses on your investment as a result.

BANKRUPTCY OF US OR THE TRUST MAY CAUSE DELAYS IN OR REDUCE COLLECTION UNDER THE CONTRACTS

     If we were to become insolvent under any federal bankruptcy or similar state laws, delays and reductions in the amount of distributions to you could occur. We have taken certain steps to minimize the likelihood that we will become bankrupt or otherwise insolvent. We are prohibited by our organizational documents and the pooling and servicing agreement with respect to each series from engaging in activities, including the incurrence or guaranty of debt, other than those permitted by the trust agreement and the pooling and servicing agreement. See 'The Depositor.' Our certificate of formation also contains restrictions on our ability to commence a voluntary case or proceeding under any federal bankruptcy or similar state laws without the affirmative vote of all of our directors, including our independent directors. The indenture trustee, on your behalf, will agree not to subject us to bankruptcy proceedings until the Notes have been paid in full and one year and one day has elapsed. We believe that such actions substantially mitigate the risk of an involuntary bankruptcy petition being filed against us.

     The right of an indenture trustee, as a secured party under the related indenture for your benefit, to foreclose upon and sell the assets of an owner trust is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to section 362 of the federal bankruptcy code, if a bankruptcy proceeding were to be commenced by or against an owner trust, and possibly us, before or possibly even after an indenture trustee has foreclosed upon and sold the assets of an owner trust. Under the bankruptcy laws, payments on debts are not made and secured creditors are prohibited from repossessing their security from a debtor in a bankruptcy case or from disposing of security repossessed from such a debtor, without bankruptcy court approval. Moreover, the bankruptcy laws generally permit the debtor to continue to retain and to use collateral even though the debtor is in default under the applicable debt instruments, provided generally that the secured creditor has the right to seek adequate protection. The meaning of the term adequate protection may vary according to circumstances, but it is intended in general to protect the value of the security from any diminution in the value of the collateral as a result of the use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the lack of a precise definition of the term adequate protection and the broad discretionary powers of a bankruptcy court, it is impossible to predict whether or to what extent you would be compensated for any diminution in value of the assets of an owner trust. Furthermore, in the event a bankruptcy court determines that the value of the assets of an owner trust is not sufficient to repay all amounts due on the Notes, you would hold a secured claim only to the extent of the value of the assets of an owner trust to which you are entitled, and unsecured claims with respect to such shortfall. The bankruptcy laws do not permit the payment or accrual of post-petition interest, costs and attorneys' fees during a debtor's bankruptcy case unless, and then only to the extent, the claims are oversecured.

OBLIGATION TO REPURCHASE CONTACTS COULD BE IMPAIRED BY AN ORIGINATOR'S
BANKRUPTCY

     The originators will make certain representations and warranties regarding the contracts, the equipment and certain other matters (see 'The
Contracts -- Representations and Warranties Made by the Originators'). In the event that any such representation or warranty with regard to a specific contract is breached, is not cured within a specified period of time, and the value of such contract is materially and adversely affected by such breach, the applicable originator shall be required to purchase the contract from the applicable owner trust at a price equal to the amount required to payoff such contract, and, in the case of a contract which is subject to a true lease, shall be required to purchase the related equipment from us at a price equal to the book value thereof. In the event of a bankruptcy or insolvency of any of the originators, each indenture trustee's right to compel a purchase would both be impaired and have to be satisfied out of the available assets, if any, of such originator 's bankruptcy estate, and you may suffer a loss on your investment in a Note as a result.

NO GROSS-UP FOR WITHHOLDING TAX

     In the opinion of Winston & Strawn, under current United States federal income tax law in effect as of the date this prospectus, payments of principal and interest on the Notes to a United States Alien Holder will not be subject to United States federal withholding tax (subject to the exceptions noted in

'United States Taxation -- Tax Consequences to United States Alien Holders' in your prospectus supplement). If this law was to change and, as a result thereof, United States withholding tax were imposed on such payments, a United States Alien Holder would receive such payments net of such withholding tax; and neither any owner trust, us, any originator nor any other party has any obligation to gross-up such payments to account for such withholding tax.

LIMITED LIQUIDITY OF YOUR NOTES MAY LIMIT YOUR ABILITY TO RESELL THE NOTES

     There is currently no market for the Notes. The underwriters expect, but will not be obligated, to make a market for the Notes. You must not assume that a secondary market for the Notes will develop or, if it does develop, that it will provide you with liquidity of investment or that such a secondary market will continue for the life of your Notes. Thus, you may not be able to resell your Notes at a favorable price.

THE RISK OF PREPAYMENTS ON THE CONTRACTS MAY IMPACT THE YIELD OF YOUR NOTES

     The weighted average life of the Notes of a series will be reduced by prepayments and early terminations of the related contracts. Prepayments may result from:

           payments by the obligor;

           certain amounts received as a result of default or early termination of a contract;

           the receipt of proceeds from the physical damage to the equipment to the extent described in this prospectus under 'The Contracts';

           purchases by an originator of contracts as a result of certain uncured breaches of the representations and warranties made by such originator with respect thereto, see 'The
           Contracts -- Representations and Warranties Made by the Originator';
           or

           the exercise of our option to purchase all of the remaining contracts held by an owner trust, see 'Description of the Notes and Indenture -- Optional Purchase of Contracts.'

     Most contracts do not permit prepayment or early termination. Nevertheless, AT&T Capital, as servicer, historically has permitted lessees to terminate leases early, either in connection with the execution of a new lease of replacement equipment or upon payment of a negotiated prepayment premium, or both. The pooling and servicing agreement with respect to each series will permit the servicer to allow a voluntary prepayment of a contract by an obligor at any time so long as the amount paid by or on behalf of the obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining principal balance of the contract after application of such amount) is at least equal to the amount required to payoff such contract. The amount required to payoff such contract received from the prepayment or early termination of a contract (or the amount of any partial prepayment of a contract) will be added to the amount available to a related owner trust and applied in the priority described in your prospectus supplement.

     We can provide no assurance as to the rate of prepayments or as to whether there will be a substantial amount of prepayments, nor can we provide any assurance as to the level or timing of any prepayments that do occur. Because the rate of payment of principal of the Notes will depend on the rate of payment (including prepayments) on the contracts, final payment of a class of Notes could occur significantly earlier than the stated maturity date of the class. We can provide no assurance that you will be able to reinvest principal paid on any class of Notes at an interest rate equal to the interest rate for the class, and you will bear all reinvestment risk resulting from the timing of payments of principal on the Notes. See 'Weighted Average Life of the Notes' in your prospectus supplement.

     If so specified in your prospectus supplement, we will have the right, but not the obligation, to deliver a similar contract to replace any contract that has been the subject of a prepayment or early termination, or that the servicer has declared to be in default. Similarly, each originator will have the right, in lieu of repurchasing a contract that such originator was required to repurchase due to a breach of representations or warranties, to cause us to deliver a similar contract to replace that contract.

DECLINES IN MARKET VALUE OF EQUIPMENT OR SOFTWARE AFFECTS PAYMENTS UNDER CONTRACTS AND MAY CREATE SHORTFALLS WITH RESPECT TO AVAILABLE AMOUNTS TO PAY THE NOTES

     In the event a contract is in default, the only source of payment for amounts expected to be paid on such contract will be the income and proceeds from the disposition of any related equipment and a deficiency judgment, if any, against the obligor under the contract. Since the market value of the equipment may decline faster than the principal balance of the contract related to the equipment, AT&T Capital, as servicer may not recover the entire amount due on the contract and might not recover any money on the sale of the equipment. Typically, an owner trust will have no interest in any software and may therefore only have a deficiency claim against the obligor. To the extent such deficiencies deplete the protection afforded by the subordinated Notes, such deficiencies may create a shortfall with respect to payments on the more senior Notes.

THE PRICE AT WHICH YOU CAN RESELL YOUR NOTES MAY DECREASE IF THE RATINGS OF YOUR NOTES ARE LOWERED OR WITHDRAWN

     A rating is not a recommendation to purchase, hold or sell Notes inasmuch as such rating does not comment as to market price or suitability for a particular investor. Ratings of Notes will address the likelihood of timely payment of interest and the ultimate payment of principal on the Notes pursuant to their terms. The ratings of Notes will not address the likelihood of an early return of invested principal. There can be no assurance that a rating will remain for a given period of time or that a rating will not be lowered or withdrawn entirely by a rating agency if in its judgment circumstances (i.e., such as the performance of the contracts or the servicer) in the future so warrant. In the event that the rating initially assigned to any Note is subsequently lowered or withdrawn for any reason, you may not be able to resell your Notes at a favorable price.

GEOGRAPHIC CONCENTRATIONS OF CONTRACTS MAY RESULT IN INCREASED DEFAULTS AND DELINQUENCIES

     The obligors under the contracts are likely to be concentrated in certain states as more fully described in your prospectus supplement. To the extent adverse events or economic conditions were particularly severe in any of these particular states or geographic regions or in the event an obligor under a large amount of contracts within such region were to experience financial difficulties, the delinquency and default experience of a pool of contracts could be adversely impacted with corresponding negative implications for the timing and amount of collections on the contracts and possible delays or insufficiencies in payments due to you.

CERTAIN LEGAL RISKS

LIMITATIONS ON ENFORCEMENT OF SECURITY INTERESTS IN THE EQUIPMENT MAY HINDER OUR ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

     In the event of a default by the obligor under a contract intended for security, the servicer on behalf of the owner trust and us may take action to enforce the originator's interest in the related equipment by repossession and resale or re-lease of the equipment. Under the Uniform Commercial Code in most states, a creditor can, without prior notice to the debtor, repossess assets securing a defaulted contract by the obligor's voluntary surrender, or by 'self-help' repossession that does not involve a breach of the peace and by judicial process. In the event of bankruptcy or insolvency of the obligor these remedies may require the permission of a bankruptcy court or may otherwise not be immediately available. See ' -- Insolvency Matters' below.

     In the event of a default by the obligor under a contract intended for security, some jurisdictions require that the obligor be notified of the default and be given a time period within which it may cure the default prior to repossession. Generally, this right of reinstatement may be exercised on a limited number of occasions in any one-year period.

     The Uniform Commercial Code and other state laws place restrictions on repossession sales, including requirements that the secured party provide the debtor with reasonable notice of the date, time and place of any public sale and/or the date after which any private sale of the collateral may be held and that any such sale be conducted in a commercially reasonable manner.

     Under most state laws, an obligor under a contract intended for security has the right to redeem collateral for its obligations prior to actual sale by paying the lessor or secured party the unpaid balance of the obligation plus reasonable expenses for repossessing, holding and preparing the collateral for disposition and arranging for its sale, plus, to the extent provided for in the written agreement of the parties, reasonable attorneys' fees.

     In addition, because the market value of equipment of the type subject to the contracts generally declines with age, due to obsolescence, the net disposition proceeds of equipment at any time during the term of the contracts may not equal or exceed the contract principal balance on the related contract. Because of this, and because other creditors may in certain cases have rights in the related equipment superior to those of the owner trust, the servicer may not be able to recover the entire amount due on a defaulted contract in the event that the servicer elects to repossess and dispose of such equipment at any time.

     Under the Uniform Commercial Code and laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor under a contract intended for security for any deficiency on repossession and resale of the asset securing the unpaid balance of such obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments. In most jurisdictions, the courts, in interpreting the Uniform Commercial Code, would impose upon a creditor an obligation to repossess the equipment in a commercially reasonable manner and to 'mitigate damages' in the event of an obligor's failure to cure a default. The creditor would be required to exercise reasonable judgment and follow acceptable commercial practice in seizing, selling or re-leasing the equipment and to offset the net proceeds of such disposition against its claim. In addition, an obligor may successfully invoke an election of remedies defense to a deficiency claim in the event that the servicer's repossession and sale of the equipment is found to be a retention discharging the obligor from all further obligations under the uniform commercial code. If a deficiency judgment were granted, the judgment would be a personal judgment against the obligor for the shortfall, but a defaulting obligor may have limited assets or sources of income available following repossession. Therefore, in many cases, it may not be useful to seek a deficiency judgment or, if one is obtained, it may be settled at a significant discount.

CERTAIN STATES MAY LIMIT THE ENFORCEABILITY OF CERTAIN LEASE PROVISIONS

     Certain states have adopted a version of Article 2A of the Uniform Commercial Code, which purports to codify many provisions of existing common law. Although there is little precedent regarding how Article 2A will be interpreted, it may, among other things, limit enforceability of any 'unconscionable' lease or 'unconscionable' provision in a lease, provide a lessee with remedies, including the right to cancel the lease contract, for certain lessor breaches or defaults, and may add to or modify the terms of 'consumer leases' and leases in which the lessee is a 'merchant lessee'. However, in each pooling and servicing agreement, the originator will represent that:

           no end-user contract is a 'consumer lease' as defined in Section 2A-103(1)(e) of the Uniform Commercial Code; and

           to the best of the originator's knowledge, each end-user has accepted the delivery of the equipment leased to it and, after reasonable opportunity to inspect and test.

Article 2A, moreover, recognizes typical commercial lease 'hell or high water' rental payment clauses (which clauses unconditionally obligate the lessee to make all scheduled payments, without setoff) and validates reasonable liquidated damages provisions in the event of lessor or lessee defaults. Article 2A also recognizes the concept of freedom of contract and permits the parties in a commercial context a wide degree of latitude to vary from the provisions of the law.

SERVICER'S OR VENDOR'S RETENTION OF CONTRACT FILES MAY HINDER OWNER TRUST'S ABILITY TO REALIZE THE VALUE OF EQUIPMENT SECURING THE CONTRACTS

     In certain instances, the servicer on behalf of the originators, instead of the related indenture trustee, will maintain possession of the files related to a contract instead of the related indenture trustee. However, the servicer will notate on the appropriate electronic records the transfer of the contracts to the respective owner trust. Also, financing statements will be filed reflecting the sale and assignment of the contracts and related interests by the originator to us, and by us to the respective owner trust, and each of the originator's accounting records and computer files will be marked to reflect such sales and assignments. Because the files related to a contract will remain in the servicer's possession, if a subsequent purchaser were able to take physical possession of such files without knowledge of such assignment, such purchaser could have a security interest in the contracts senior to the indenture trustee's security interest (as assignee of our and the owner trust's interest). In the event that the owner trust must rely upon repossession and sale of the related equipment and other assets securing contracts that are in default to recover principal and interest due thereon, the owner trust's ability to realize upon such assets may be limited due to the existence of a third party's senior security interest in the contracts. In such event, distributions to you could be adversely affected.

     Similarly, with respect to end-user contracts securing loans originated by a vendor, in some instances a vendor will retain the original contract files associated with the related end-user contracts which are secondary contracts securing such vendor loan. Although financing statements generally are filed reflecting the pledge of such contracts to the originator as security for the vendor loans, because these contract files will remain in the vendor's possession, if a subsequent purchaser were able to take physical possession of such contract files without knowledge of the pledge to the originator, the indenture trustee's priority security interest in such secondary contracts, as assignee of the originator's, depositor's and the owner trust's interest, could be defeated. In such event, distributions to you could be adversely affected. Each vendor represents, warrants and covenants in the applicable agreement evidencing a vendor loan, however, that such vendor has not and will not sell, pledge or otherwise assign or convey to any other party, other than the Originator, any interest in the secondary contracts securing such vendor loan, and agrees that such vendor will maintain possession of the related contract files as custodian for the benefit of the originator as secured party with respect to such secondary contracts.

FAILURE TO RECORD ASSIGNMENT OF PERFECTED SECURITY INTEREST MAY IMPEDE OWNER TRUST'S
ABILITY TO REALIZE THE VALUE OF THE EQUIPMENT SECURING THE CONTRACTS

     In connection with the conveyance of the contracts to an owner trust, security interests in the related financed equipment securing such contracts will be assigned by the originator to us and by us to the owner trust. In certain instances, the originator may not file financing statements with respect to equipment relating to a single obligor in a single jurisdiction when aggregate value for such equipment is less than certain amounts. With respect to Newcourt Commercial Finance Corporation, Newcourt Leasing Corporation, Newcourt Communications Finance Corporation and Newcourt Technologies Corporation, no financing statements are filed against an obligor in the appropriate 'filing' jurisdiction, unless the fair market value of the equipment relating to a contract is at least $20,000 (or, in the alternative, at least $50,000 if such contract is a lease with a 'fair market value' purchase option). With respect to Newcourt Financial USA Inc., no financing statements are filed against an obligor in the appropriate 'filing' jurisdiction, unless the fair market value of the related equipment relating to a contract is at least $25,000. Additionally, due to the administrative burden and expense associated with amending many filings in numerous states where equipment is located, no assignments of the financing statements evidencing the applicable originator's security interest in the equipment will be filed to reflect our, the owner trust's or the indenture trustee's interests therein. Failure to file such assignments does not affect either the owner trust's perfected security interest in the contracts (assigned to it by us) or the indenture trustee's perfected security interest in such contracts (assigned to it by the owner trust). Because neither our, the owner trust's, owner trustee's or the indenture trustee's name appears on the UCC financing statements, an originator or the servicer could inadvertently release the security interest in the equipment securing a contract. In such event, the owner trust would not have a perfected security interest in such equipment. Without a perfected security interest, the owner trust may not be able to fully realize the value of such equipment if the related contract becomes a defaulted contract. Additionally, statutory liens for repairs or unpaid taxes and other liens arising by operation of law may have priority even over prior perfected security interests in the equipment assigned to the indenture trustee, which will limit proceeds to an owner trust upon a disposition of equipment related to a contract in default.

     Also, any transfer to us of an originator's security interest in motor vehicles securing certain contracts, or its ownership interest in motor vehicles subject to leases, loans, or conditional sale agreements, and the transfer of any such security interest by us to the owner trust, is subject to state vehicle registration laws in the case of the motor vehicles. Due to the significant administrative burden and expense associated with re-registering transfers of security interests with respect to the motor vehicles, the certificates of title or similar instruments or registrations of title with respect to the motor vehicles securing contracts will not identify the owner trust as secured party of such equipment. There exists a risk in not so identifying the owner trust as the new secured party or owner that, through fraud or negligence, a third party could acquire an interest in the motor vehicles superior to that of the owner trust. In addition, statutory liens for repairs or unpaid taxes may have priority even over a perfected security interest in the motor vehicles.

     In addition, some of the equipment related to the contracts may constitute fixtures under the real estate or Uniform Commercial Code provisions of the jurisdiction in which such equipment is located. In order to perfect a security interest in such equipment, the holder of the security interest must file either a fixture filing under the provisions of the Uniform Commercial Code or a real estate mortgage under the real estate laws of the state where the equipment is located. These filings must be made in the real estate records office of the county in which such equipment is located. So long as an obligor does not permanently attach the equipment to the real estate, a security interest in the equipment will be governed by the Uniform Commercial Code, and the filing of a financing statement will be effective to maintain the priority of the security interest in such equipment. If any equipment is permanently attached to the real estate in which it is located, other parties could obtain an interest in the equipment which is prior to the security interest originally obtained by the originator and transferred to us.

     We will be obligated to reacquire any contract transferred to the owner trust, subject to the originator's reacquisition thereof, in the event it is determined that a first priority perfected security interest in the name of the owner trustee, or ownership interest in the case of leases in the name of the originator, in the equipment related to such contract did not exist as of the date such contract was conveyed to the owner trust, if:

           such breach shall materially adversely affect the rights of the holder of such contract in such equipment; and

           such failure or breach shall not have been cured by the last day of the second, or, if we elect, the first month following the discovery by or notice to us of such breach, and the originator will be obligated to reacquire such contract from us contemporaneously with our reacquisition from the owner trust.

If there is any equipment as to which the originator failed to perfect its security interest, the originator's security interest, and our security interest and the owner trust's security interest, and the indenture trustee as assignee, would be subordinated to, among others, subsequent purchasers of the equipment and holders of perfected security interests with respect thereto. To the extent the security interest of an originator in the related equipment is perfected, subject to the exceptions set forth in the following sentence, the owner trust will have a prior claim over subsequent purchasers from the obligor of such equipment and holders of subsequently perfected security interests granted by obligors. However, as against mechanics' liens or liens for taxes and other non-consensual liens unpaid by an obligor under a contract, or in the event of fraud or negligence of the originator or servicer, the owner trust could lose the priority of its interest or its interest in such equipment following the conveyance of such contract to the owner trust. Neither the depositor nor the servicer nor the originator will have any obligation to reacquire a contract if any of the occurrences described in the foregoing sentence, other than fraud or negligence of the originator, result in the owner trust's losing the priority of its security interest or its security interest in such equipment after the date such contract is conveyed to the owner trust.

REPURCHASE OBLIGATION PROVIDES YOU ONLY LIMITED PROTECTION AGAINST PRIOR LIENS ON THE CONTRACTS

     There are limited circumstances under the Uniform Commercial Code and applicable federal law in which prior or subsequent transferees of contracts or end-user contracts securing a vendor loan, referenced to herein as a 'secondary contract', could have an interest in such contracts with priority over the owner trust's interest. Under each vendor agreement, the vendor:

           has or will warrant to the originator that the contracts transferred to the originator thereunder will be transferred free and clear of the lien of any third party and that the interests in secondary contracts transferred thereunder will be transferred free and clear of the lien of any third party; and

           has or will also covenant that it will not sell, pledge, assign, transfer or grant any lien on any contract, or secondary contract.

Under either the related pooling and sale agreement or the sale and contribution agreement, as applicable, the originator will warrant to us and pursuant to the related pooling and servicing agreement, we will warrant to the owner trust, that the contracts and security interests in secondary contracts transferred thereunder will be transferred free and clear of the lien of any third party. Also, under either the related pooling and servicing agreement or the sale and contribution agreement, as applicable, the originator will warrant to us and pursuant to the related pooling and servicing agreement, we will warrant to the owner trust, that we will not sell, pledge, assign, transfer or grant any lien on any contract or secondary contract transferred to us or the owner trust. In the event that such warranties are not true with respect to any contract, we (either under the pooling and servicing agreement if a transfer is made pursuant to the sale and contribution agreement) and the originators (under the sale and contribution agreement or the pooling and servicing agreement, to the extent applicable) agree to repurchase such contract. There can be no assurance that we or the originators will be able to repurchase such contract at the time the owner trust requests it. Consequently, the value of such contract as a trust asset may be less than you expected due to the existence of a prior lien.

RISK OF REJECTION OF 'TRUE LEASES'

     A bankruptcy trustee or debtor-in-possession under federal bankruptcy or similar state laws has the right to elect to assume or reject any executory contract or unexpired lease which is considered to be a true lease, and not a financing, under applicable law. Any rejection of such a contract or lease would constitute a breach of such contract or lease, as applicable, as of the day preceding the commencement of the applicable bankruptcy case, entitling the nonbreaching party to a pre-petition claim for damages.

     Certain contracts will be true leases and thus subject to rejection by the lessor under federal bankruptcy or similar state laws. Any such contract originated by an originator or acquired by an originator in a transaction whereby the applicable originator is the lessor thereunder, will be subject to rejection by such originator, as debtor-in-possession, or by such originator's bankruptcy trustee. Upon any such rejection, payments to the applicable originator under such rejected contract may terminate and your investment may be subject to losses if proceeds realizable from security interests in the related equipment are insufficient to cover the losses. In addition, any contract which is a true lease originated by a vendor and transferred to an originator in a transaction whereby such vendor continues to be the lessor thereunder, such as a transfer by a vendor to an originator of a security interest in such contract or a transfer by a vendor to an originator of an interest in the right to payments only under any such contract, will be subject to rejection by such vendor, as debtor in possession, or by such vendor's bankruptcy trustee. Upon any such rejection, payments to the applicable originator under such rejected contract may terminate and your investment may be subject to losses if the proceeds realizable from security interests in the related equipment are insufficient to cover the losses.

INSOLVENCY MATTERS

     Certain statutory provisions, including federal and state bankruptcy and insolvency laws, may also limit the ability of the servicer to repossess and resell or re-lease equipment or obtain a deficiency judgment. In the event of the bankruptcy or reorganization of an obligor, various provisions of the

Bankruptcy Code of 1978 and related laws may interfere with or eliminate the ability of the servicer to enforce the owner trust's rights under the contracts. For example, although the bankruptcy or reorganization of an obligor would constitute an event of default under such contract, the Bankruptcy Code provides generally that rights and obligations under an unexpired lease or an executory contract may not be terminated or modified solely because of a provision in the lease or executory contract conditioned upon the commencement of a case under the Bankruptcy Code. If bankruptcy proceedings were instituted in respect of an obligor under such a contract, the owner trust could be prevented from continuing to collect payments due from or on behalf of such obligor or exercising any remedies assigned to the owner trust without the approval of the bankruptcy court, and, with respect to a contract intended as security, the bankruptcy court could permit the obligor, as owner of the equipment, to use or dispose of the equipment and provide the owner trust with a lien on substitute collateral, so long as the court held that such substitute collateral constituted 'adequate protection' within the meaning of the Bankruptcy Code.

     In the case of a contract subject to a true lease that is deemed not to be intended as security, the Bankruptcy Code grants to the bankruptcy trustee or the debtor-in-possession a right to elect to assume or reject any executory contract or unexpired lease. Any such rejection by the lessee would result in the return of the leased equipment to the lessor. Any rejection of such a lease or contract constitutes a breach of such lease or contract, entitling the non-breaching party to a claim for breach of contract, which claim would be payable only from the assets of the debtor's bankruptcy estate. The net proceeds from any resulting judgment would be allocated by the servicer between the owner trust and the depositor as described under 'Description of the Notes and Indenture -- Liquidation Proceeds.'

     In the event that, as a result of the bankruptcy or reorganization of an obligor, the related contract becomes a defaulted contract, the amount available to be withdrawn from, or drawn on, the cash collateral account or other form of credit enhancement for the related series has been reduced to zero and the contract has become a defaulted contract without breach of any representation or warranty of an originator or the depositor, no recourse would be available against an originator or the depositor and you could suffer a loss with respect to such contract.

     These Uniform Commercial Code and bankruptcy provisions, in addition to the possible decrease in the value of a repossessed item of equipment, may limit the amount realized on the sale of equipment securing the contracts to less than the amount due thereunder.

INSOLVENCY OF THE VENDORS COULD DELAY OR REDUCE PAYMENTS ON THE NOTES

     In the event a vendor under a vendor loan becomes subject to insolvency proceedings, the contracts and other security for such vendor loan as well as such vendor's obligation to make payments thereon would also become subject to such insolvency proceedings. In such event, delays of distributions on the Notes, possible reductions in the amount of payment of principal of and interest on the Notes and limitations (including a stay) on the exercise of remedies under the applicable indenture and the applicable pooling and servicing agreement could occur, although you would continue to have the benefit of the indenture trustee's security interest in the vendor loans and other security therefor under the applicable indenture.

     The right of the other indenture trustee, as secured party for your benefit, to foreclose upon and sell any secondary contracts or other security relating to the vendor loan is likely to be significantly impaired by applicable bankruptcy laws, including the automatic stay pursuant to section 362 of the federal bankruptcy code, if a bankruptcy proceeding were to be commenced by or against a vendor obligated on a vendor loan, before or possibly even after the indenture trustee has foreclosed upon and sold such secondary contracts or other security relating to the vendor loan for the reasons described above.

     Certain vendor assignments and certain assignments executed under various program agreements will provide that the applicable originator will have recourse to the related vendor for all or a portion of the losses the applicable originator may incur as a result of a default under the contracts sold under such vendor assignment or program assignment. In the event of a vendor's bankruptcy, a bankruptcy trustee, a creditor or the vendor, as debtor in possession, might attempt to characterize sales to the applicable originator pursuant to such vendor assignments or program assignments as loans to the vendor from the applicable originator secured by the contracts sold thereunder. If such an attempt is successful, such vendor assignment or program assignment would be subject to the risks described herein for vendor loans. In such case, the contracts sold under such vendor assignment or program assignment would constitute secondary contracts under the recharacterized vendor assignment or program assignment.

PROCEEDS FROM REQUIRED SALE OF CONTRACTS RESULTING FROM OUR BANKRUPTCY MAY NOT BE SUFFICIENT TO REPAY THE NOTES IN FULL

     If a conservator, receiver or liquidator of the depositor was appointed or if certain other events relating to the bankruptcy, insolvency or receivership of the depositor were to occur, then an event of default would occur with respect to the Notes and, pursuant to the terms of the applicable indenture and the pooling and servicing agreement, and assuming the applicable owner trust was not then a debtor in a bankruptcy case, the indenture trustee, at the direction of the required number of holders of Notes, will be required to sell the contracts, thereby causing early termination of the owner trust and a possible loss to your investment if the sum of the proceeds of the sale allocable to holders of Notes and the proceeds of any collections on the contracts in the collection account allocable to the holders of Notes, is insufficient to pay the holders of Notes in full.

END-USER AND VENDOR BANKRUPTCY COULD DELAY OR REDUCE COLLECTIONS ON THE
CONTRACTS

     Application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of end-users of equipment or services relating to a contract could affect your interest in the contracts and secondary contracts if such laws result in any such contracts being written off as uncollectible or result in delay in payments due on any contracts. In addition, application of federal and state bankruptcy and insolvency laws in the event of bankruptcy of vendors could affect your interest in the vendor loans and secondary contracts if such laws result in any such vendor loans or secondary contracts being written off as uncollectible or result in delay in payments due on any such vendor loans or secondary contracts. See ' -- Insolvency of the Vendors Could Delay or Reduce Payments on the Notes'. State laws impose requirements and restrictions relating to foreclosure sales and obtaining deficiency judgments following such sales. In the event that you must rely on repossession and disposition of equipment to recover amounts due on contracts in default, such amounts may not be realized because of the application of these requirements and restrictions. Other factors that may affect your ability to realize the full amount due on a contract or a secondary contract include the failure to file financing statements to perfect the originator's, our, the owner trust's or the indenture trustee's security interest, as applicable, in the equipment or other security relating to the contract and the depreciation, obsolescence, damage or loss of any item of equipment. As a result, you may be subject to delays in receiving payments and you may suffer losses if the over collateralization represented by each class of Notes that is subordinated thereto, the subordinated Notes or the cash collateral account is insufficient to cover such losses.

CERTAIN CONTRACTS RELATING TO SOFTWARE OR SERVICES ARE NOT SECURED BY SUCH SOFTWARE OR SERVICES

     Certain contracts may relate not to equipment but rather to software or services that are not owned by the originator. In such cases, the vendor or a licensor traditionally owns the software or services and in which no related interest will be transferred to the owner trust. The owner trust will own solely the associated contracts' cash flow. The software and services do not serve as collateral for the contracts. Accordingly, if a default should occur under any such contract, the owner trust will not be entitled to receive any proceeds from the sale of such related software or services following a default. Because there will be no proceeds from the software or services which could be used to make payments to you, the trust must look solely to the obligor to collect amounts due on such contract. There can be no assurance that such obligor will be able to pay in full amounts due under such contract. Furthermore, because software is generally eligible for protection under federal copyright laws, a security interest in software generally cannot be perfected without a filing at the U.S. Copyright Office. Some legal authority indicates that this filing requirement also extends to a sale or grant of a security interest in software licenses and the proceeds thereof, while some other legal authority suggests that where there is an outright assignment of certain payments (such as royalties) associated with copyrightable materials, the rights to receive such payments constitute property separate from the copyrightable material and that no filing in the U.S. Copyright Office is required in connection with such assignment.

NON-RECOURSE NATURE OF VENDOR LOANS COULD LIMIT COLLECTIONS UNDER CONTRACTS

     With respect to vendor loans, you will generally have to rely solely upon the secondary contracts to secure such vendor loans, together with the equipment and related security securing such secondary contracts, should the end-user default in its obligation to pay such secondary contracts, since vendor loans will generally be non-recourse to the vendors. As a result, the holder of such vendor loan is limited to recovering amounts solely from the secondary contracts and related security therefor. If payments made or realized from the contracts, including secondary contracts securing vendor loans, and the disposition proceeds of the equipment are insufficient to make payments on the Notes, no other assets will be available for the payment of the deficiency which could adversely affect your investment.

YEAR 2000 COMPLIANCE

     Many existing computer programs use only two digits to define a year in the date field. These programs could fail or produce erroneous results during the transition from the year 1999 to the year 2000. The originators' and servicer's indirect parent, Newcourt Credit Group Inc., has established procedures for evaluating and managing the risks and costs associated with this problem, but there can be no assurance that all of Newcourt Credit Group Inc.'s internal computer systems will be able to handle all Year 2000 problems. Furthermore, Newcourt Credit Group Inc. does not guarantee that the systems and software of other companies on which its systems and operations rely will be able to handle all Year 2000 problems. If AT&T Capital, as servicer, the owner trustee or the indenture trustee do not have computerized systems that are Year 2000 compliant by the year 2000, the ability to service the contracts, in the case of the servicer, and to make distributions to you may be materially and adversely affected.

RISKS ASSOCIATED WITH DTC AND THE YEAR 2000

     With respect to Year 2000 issues, DTC has informed members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately on and after January 1, 2000. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames. However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to, its participating organizations (through which you may hold your Notes), as well as the computer systems of third party service providers. DTC has informed the financial community that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (i) impress upon them the importance of such services being Year 2000 compliant and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC has stated that it is in the process of developing such contingency plans as it deems appropriate.

     If problems associated with the Year 2000 issue were to occur with respect to DTC and the services described above, distributions to you could be delayed or otherwise adversely affected.

                                 THE DEPOSITOR

     NCT Funding Company, L.L.C. is a limited liability company organized under the laws of the State of Delaware and all of our membership interests are owned by Newcourt Financial USA Inc. On or before the closing date for a series of Notes, all of the related contracts and the interests of the originators in the related equipment will be transferred by the applicable originators to us in return for cash proceeds. We will pay to the applicable originators the net proceeds received from the offering and sale of the Notes of such series.

     NCT Funding Company, L.L.C. has been formed solely for the purposes of the transactions described in this prospectus and other similar transactions including warehouse financing. Under our formation documents and the pooling and servicing agreement, as such term is defined in your prospectus supplement, executed in connection with each owner trust, we are not permitted to engage in any activity other than:

           acquiring contracts and interests of the originators in the equipment;

           transferring and conveying the contracts and the security interests in the related equipment to owner trusts and other similar trusts;

           transferring and conveying the contracts subject to a true lease to owner trusts;

           executing and performing our obligations under the trust agreements and the sale and contribution agreements, to the extent applicable, as such terms are defined in your prospectus supplement, and the pooling and servicing agreements covering the transfer and servicing of a pool of contracts;

           holding or transferring other securities issued by each owner trust;

           engaging in other transactions, including entering into agreements, that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

           other transactions of the type described in this prospectus.

We are prohibited from incurring any debt, issuing any obligations or incurring any liabilities, except in connection with the formation of any owner trust, the issuance of the related series of securities issued by such owner trust, and other transactions of the type described in this prospectus. We are not liable, responsible or obligated, directly or indirectly, for payment of any principal, interest or any other amount in respect of any series of Notes.

                                THE OWNER TRUSTS

     Each owner trust will be formed pursuant to a trust agreement between us and the owner trustee, as described in your prospectus supplement. Each owner trust may issue one or more other classes of other securities, representing debt of or beneficial ownership interests in the owner trust which will not be offered pursuant to this prospectus.

     The assets of each owner trust, as further specified in your prospectus supplement, will consist of:

     (1) a pool of equipment lease contracts, conditional sale agreements, installment payment/financing agreements, promissory notes, loan and security agreements and other similar types of receivables, each, a contract, with various lessees, borrowers or other obligors thereunder, including:

           all monies at any time paid or payable thereon or in respect thereof from and after the date we transfer the contracts to an owner trust in the form of:

                scheduled payments (including all scheduled payments due prior to, but not received as of, the date we transfer the contracts to an owner trust, but excluding any scheduled payments due on or after, but received prior to, the date we transfer the contracts to an owner trust);

                prepayments (but excluding, in the case of a contract structured as a lease of the related equipment, any portion thereof allocated to us, as described in your prospectus supplement); and

                liquidation proceeds (including any derived from the disposition of the related equipment) received with respect to defaulted contracts (excluding, in the case of a contract structured as a lease of the related equipment, any portion thereof allocable to us, as described in your prospectus supplement), and all rights of the secured party in the equipment related to the contracts written as installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables, but excluding the rights of the lessor in the equipment subject to a contract structured as a 'true lease' of the related equipment (which rights, subject to the allocation of proceeds from a liquidation received in respect thereof, may be retained by us to the extent specified in your prospectus supplement);

          (2) amounts on deposit in (and any eligible investments allocated to) certain accounts established pursuant to the related indenture and the related pooling and servicing agreement, including the collection account;

          (3) our rights under the related sale and contribution agreement, if any; and

          (4) our rights (but not our obligations) with respect to any cash collateral account or other form of credit enhancement for such series of Notes.

     No owner trust will engage in any business activity other than (i) issuing the Notes and ownership interests in such owner trust, if any, (ii) holding and dealing with (including disposing of) the assets of such owner trust, (iii) making payments on the Notes and other securities issued thereby, (iv) entering into and performing the duties, responsibilities and functions required under any of the related pooling and servicing agreement, indenture, contracts, and related documents, and (v) matters related to the foregoing.

     The assets of an owner trust will be separate from the assets of all other owner trusts created by us, and the assets of one owner trust will not be available to make payments on the securities issued by any other owner trust.

     The owner trustee for each owner trust will be specified in your prospectus supplement. The owner trustee's liability in connection with the issuance and sale of any series of Notes will be limited solely to the express obligations of the owner trustee set forth in the related trust agreement and indenture. An owner trustee may resign at any time, in which event we will be obligated to appoint a successor owner trustee. We may also remove an owner trustee if such owner trustee ceases to be eligible to continue as such under the related trust agreement or if the owner trustee becomes insolvent. Any resignation or removal of an owner trustee will not become effective until acceptance of the appointment of a successor owner trustee.

                           NEWCOURT CREDIT GROUP INC.

GENERAL

     Newcourt Credit Group Inc. was formed in 1984 as an investment bank which originated and structured asset-based financings for the corporate and institutional asset finance market and syndicated such financings to Canadian financial institutions. In 1988, Newcourt Credit Group Inc. broadened its activities to include vendor and direct equipment financing. Today, Newcourt Credit Group Inc. is one of the world's largest providers of vendor finance and one of the world's largest non-bank commercial asset finance companies, having approximately U.S. $23.4 billion (Canadian $36.2 billion) of owned and managed assets and U.S. $3.0 billion (Canadian $4.7 billion) shareholders' equity at December 31, 1998.

     Newcourt Credit Group Inc.'s international origination and servicing capabilities span 26 countries around the globe. Newcourt Credit Group Inc. serves clients in Canada, the United States, the United Kingdom, the Asia/Pacific region, Europe, Mexico and South America.

     Newcourt Credit Group Inc.'s United States asset-based operations are conducted through indirect subsidiaries owned by Newcourt Credit Group USA Inc., a wholly owned subsidiary.

     Newcourt Credit Group Inc.'s principal executive offices are located at BCE Place, 181 Bay Street, Suite 3500, P.O. Box 827, Toronto, Ontario M5J 2T3, telephone number (416) 594-2400. Newcourt Credit Group Inc. will be relocating to Queens Quay Terminal, 207 Queens Quay West, Floors 6 & 7, Toronto, Ontario M5J 1A7, (416) 507-2400.

ACQUISITIONS

     During the fiscal year ended December 31, 1997, in addition to the growth and expansion in Newcourt Credit Group Inc.'s current business and the continued diversification of its loan origination, Newcourt Credit Group Inc. completed several major acquisitions in the commercial finance segment of the asset-based finance market. In August, 1997, Newcourt Credit Group Inc. acquired all of the issued and outstanding shares of Commcorp Financial Services Inc., a Canadian asset finance and associated management service company. In September 1997, Newcourt Credit Group Inc. acquired the Business Technology Finance division of Lloyds Bowmaker Limited, a United Kingdom-based asset finance company. Also in September 1997, Newcourt Credit Group Inc. acquired the micro-balance origination and financing division of Lease Finance Group of Chicago, Illinois. In October 1997, Newcourt Credit Group Inc. acquired the small-balance loan processing capabilities of Omni Financial Services of America, Inc.

     In January 1998, Newcourt Credit Group Inc. consummated the acquisition of all of the issued and outstanding shares of AT&T Capital Corporation. The aggregate purchase price paid by Newcourt Credit Group Inc. on the acquisition closing was approximately Canadian $2.4 billion (U.S. $1.7 billion). As a result of this acquisition, AT&T Capital Corporation became a wholly owned subsidiary of Newcourt Credit Group USA Inc.

ANNOUNCED ACQUISITION OF NEWCOURT CREDIT GROUP INC.

     On March 8, 1999, Newcourt Credit Group Inc. announced that it had entered into an Agreement and Plan of Reorganization with The CIT Group, Inc. pursuant to which outstanding shares of capital stock of Newcourt Credit Group Inc. will be converted into common stock of The CIT Group or into a new class of Newcourt Credit Group Inc. stock exchangeable into common stock of The CIT Group, and Newcourt Credit Group Inc. will become a wholly-owned subsidiary of The CIT Group. Consummation of the transaction is subject to a number of conditions set forth in the Agreement and Plan of Reorganization, which is on file with the Commission. The preceding description of the Agreement and Plan of Reorganization is qualified in its entirety by reference to the full and complete text of the agreement. No assurance can be given as to whether the transaction contemplated by the Agreement and Plan of Reorganization will be consummated. Preparing for the consummation of this combination and, if consummated, integration of Newcourt Credit Group Inc. and The CIT Group will require a substantial amount of management's time. Diversion of management attention from Newcourt Credit Group Inc.'s existing business as well as problems that may arise in connection with the integration of Newcourt Credit Group Inc.'s and The CIT Group's operations may have a material adverse impact on Newcourt's revenues and results of operations. The integration of Newcourt Credit Group Inc. and The CIT Group may result in additional expenses which could negatively impact Newcourt Credit Group Inc.'s results of operations. Further, the uncertainty created by the combination may result in the loss of management and other employees. The unavailability of such persons and the resulting disruption in Newcourt Credit Group Inc.'s operations could have a material adverse effect on Newcourt.

                            AT&T CAPITAL CORPORATION

     AT&T Capital Corporation is a full-service, diversified equipment leasing and finance company that operates principally in the United States and also has operations in the Asia/Pacific region, Mexico and South America. AT&T Capital Corporation is one of the largest equipment leasing and finance companies in the United States and is the largest lessor of telecommunications equipment in the United States, in each case, based on the aggregate value of equipment leased or financed.

     AT&T Capital Corporation, a Delaware corporation, is a wholly owned subsidiary of Newcourt Credit Group USA Inc., which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc. AT&T Capital Corporation's chief executive offices are currently located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 606-4879.

     AT&T Capital Corporation, through certain of the originators, leases and finances a wide variety of equipment, including telecommunications equipment (such as private branch exchanges, telephone systems and voice processing units), information technology equipment (such as personal computers, retail point of sale systems and automated teller machines), general office, manufacturing and medical equipment, and transportation equipment. In addition, the group provides franchise financing for franchises and financing collateralized by real estate. As of December 31, 1998, AT&T Capital

Corporation consolidated portfolio assets (investment in finance receivables, capital leases and operating leases) were comprised of, or collateralized by, general equipment, information technology equipment, telecommunications equipment, loans secured by real estate and transportation equipment. AT&T Capital Corporation's leasing and financing services are marketed (i) to customers of equipment manufacturers, distributors and dealers with which AT&T Capital Corporation has a marketing relationship for financing services and (ii) directly to end-users of equipment. AT&T Capital Corporation's approximately 500,000 customers include large global companies, small and mid-sized businesses and federal, state and local governments and their agencies.

     As of December 31, 1998, AT&T Capital Corporation had, on a consolidated basis, total assets of $10.8 billion, total liabilities of $9.9 billion and net income for the year ended December 31, 1998 of $97.5 million.

     AT&T Capital Corporation was founded in 1985 by AT&T Corp. as a captive finance company to assist AT&T Corp.'s equipment marketing and sales efforts by providing its customers with sophisticated financing.

                                THE ORIGINATORS

     Each of the Originators is an indirect wholly owned subsidiary of Newcourt Credit Group Inc.

NEWCOURT FINANCIAL USA INC.

     Newcourt Financial USA Inc. ('Newcourt USA') was incorporated on January 8, 1992 in Delaware and is a wholly-owned subsidiary of Newcourt Credit Group USA Inc. which in turn is a wholly owned subsidiary of Newcourt Credit Group Inc. Newcourt USA originates and acquires conditional sales agreements, leases, secured promissory notes, purchase arrangements covering a variety of transportation, construction, information technology, communications, commercial and industrial, and resource equipment. Newcourt USA's vendor financing arrangements are typically structured as (i) direct originations with customers and end-users of a vendor's products, either with or without recourse, or (ii) assignments of contracts, either with or without recourse, by a vendor to Newcourt USA.

     Newcourt USA's principal executive offices are located at 2 Gatehall Drive, Parsippany, New Jersey 07054 and its telephone number is (973) 355-7053.

NEWCOURT LEASING CORPORATION

     Newcourt Leasing Corporation, formerly known as AT&T Capital Leasing Services, Inc., provides leasing and financing programs for certain targeted manufacturers and distributors as well as leasing and financing to existing customers. Newcourt Leasing Corporation was acquired by Newcourt Credit Group Inc. as part of the acquisition of AT&T Capital Corporation. Newcourt Leasing Corporation is a wholly owned subsidiary of AT&T Capital Corporation.

     Newcourt Leasing Corporation is currently headquartered in Framingham, Massachusetts. Newcourt Leasing Corporation anticipates moving its headquarters to Westborough, Massachusetts during the first six months of 1999. Newcourt Leasing Corporation's portfolio of contracts includes leases and loans on a variety of equipment types, including office automation and general-purpose business equipment such as copiers and computers, as well as industry-specific equipment such as printing, machine tools, automobile test/repair equipment, and medical/dental equipment. The Newcourt Leasing Corporation portfolio, which includes both contracts owned by Newcourt Leasing Corporation and contracts serviced on behalf of others, is primarily comprised of leases and loans on the following equipment types: computers, machine tool manufacturing equipment, copiers, medical/dental equipment, printing equipment and automobile test/repair equipment.

NEWCOURT COMMUNICATIONS FINANCE CORPORATION

     Newcourt Communications Finance Corporation, formerly known as AT&T Credit Corporation, supports the sales of Lucent Technologies Inc. and NCR Corporation equipment by providing leasing and financing options to customers who have selected equipment manufactured or supplied by these vendors. Newcourt Communications Finance Corporation's predecessor was established as a captive finance company of AT&T Corp. in 1985. Newcourt Credit Group Inc. acquired Newcourt Communications Finance Corporation as a result of the acquisition of AT&T Capital Corporation. Newcourt Communications Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation.

     Substantially all of Newcourt Communications Finance Corporation's transactions are generated through Lucent Technologies and NCR Corporation. Until recently, Lucent Technologies and NCR Corporation each were subsidiaries of AT&T Corp. Lucent Technologies manufactures and distributes telecommunications and related equipment, and NCR Corporation manufactures and distributes information technology, including retail point-of-sale systems, automated teller machines and computers. The Newcourt Communications Finance Corporation portfolio of contracts is primarily comprised of both leases and loans on the following equipment types: telecommunications equipment, retail point-of-sale systems, automatic teller machines and computer equipment.

NEWCOURT COMMERCIAL FINANCE CORPORATION

     Newcourt Commercial Finance Corporation provides financing and leasing programs for manufacturers and distributors of material handling and construction equipment. Newcourt Commercial Finance Corporation is a wholly owned subsidiary of AT&T Capital Corporation. Prior to being acquired by Newcourt Credit Group Inc., Newcourt Commercial Finance Corporation operated as the Portland division of AT&T Commercial Finance Corporation. Newcourt Commercial Finance Corporation was formed in December 1989 in connection with the acquisition of substantially all the assets of two divisions of Pacificorp Credit, Inc.

     Newcourt Commercial Finance Corporation is headquartered in Parsippany, New Jersey. The Newcourt Commercial Finance Corporation portfolio, which includes both contracts owned by Newcourt Commercial Finance Corporation and contracts serviced on behalf of others, is comprised entirely of leases and loans on construction and material handling equipment.

NEWCOURT TECHNOLOGIES CORPORATION

     Newcourt Technologies Corporation, formerly known as AT&T Systems Leasing Corporation, provides leasing, financing and remarketing of computer equipment, electronics, manufacturing and other capital equipment. Newcourt Technologies Corporations predecessor was established in 1987 and acquired by AT&T Capital in 1990. Newcourt Credit Group Inc. acquired Newcourt Technologies as a result of the acquisition of AT&T Capital. Newcourt Technologies Corporation is a wholly owned subsidiary of AT&T Capital and is headquartered in Bloomfield Hills, Michigan.

UNDERWRITING AND SERVICING

CREDIT MANAGEMENT PHILOSOPHY

     Each originator strives to manage certain risks in connection with its business, including credit risk and residual value risk associated with the acquisition and holding of receivables such as the contracts. The management of these risks is critical to the success of each originator. As such, each originator has in place policies, controls, systems and procedures intended to manage and limit such risks, promote early problem recognition and corrective action as well as facilitate consistent portfolio performance measurements. Such policies, controls, systems and procedures are subject to periodic review by Newcourt Credit Group Inc.'s risk management department, which includes credit and asset management personnel, by Newcourt Credit Group Inc.'s internal and external auditors and Newcourt Credit Group Inc.'s audit committee. In addition, the investment committee of Newcourt Credit Group Inc. monitors overall risk profile.

     The control of credit losses is an important element of each originator's business. Each originator seeks to minimize its credit risk through diversification of its portfolio by customer, industry segment, equipment type, geographic location and transaction maturity. Each originator's financing activities have been spread across a wide range of equipment types, including, general equipment, telecommunications equipment, office equipment, information technology and transportation equipment, and a large number of end-users located throughout the United States and, to a lesser extent, abroad.

     Each originator has a chief credit officer who is responsible for overseeing the quality, integrity and performance of respective credit portfolios. Before any transaction can be committed to, it must first be credit approved by one of Newcourt Credit Group Inc.'s proprietary credit scoring models or by a duly authorized credit officer in accordance with clearly defined authorities, policies and procedures. Each originator's chief credit officer is charged with the responsibility of establishing credit policies appropriate for such originator's business and periodically reviewing its credit personnel's exercise of credit authority for adherence to the established credit policies. Credit authorities are an important tool that each originator uses to manage and control its portfolio risk. Credit authorities are set in order to enable individual credit officers to handle approximately 80-85% of the transactions flowing to them. This approach results in approximately 15-20% of the transactions being reviewed by higher credit authorities. This ensures oversight of an individual's judgment, credit skills and compliance with credit policy by more senior credit officials. Each originator's chief credit officer is empowered to establish credit authorities for qualified members of their credit staff for up to $500,000. Approval of new credit authorities up to $5,000,000 requires the approval of Newcourt Credit Group Inc.'s chief investment officer in addition to the approval of the originator's chief credit officer. Approval of new credit authorities in excess of $5,000,000 also requires the approval of the president of Newcourt Credit Group Inc. services business unit or Newcourt Credit Group Inc.'s chief executive officer. The existing credit authorities allow each originator's chief credit officer to approve transactions up to $7,500,000 in the case of Newcourt Communications Finance Corporation, up to $5,000,000 in the case of Newcourt Leasing Corporation up to $1,500,000 in the case of Newcourt Commercial Finance Corporation and up to $5,000,000 in the case of Newcourt Technologies Corporation and Newcourt Financial USA. Approval of Newcourt Credit Group Inc.'s chief investment officer is required for transactions in excess of an originator's credit authority and for certain other matters. The credit authority granted to approve transactions may not be delegated. Portfolio quality is monitored regularly to assess the overall condition of the portfolio and identify the major exposures within the portfolio. Each originator utilizes the 'one obligor concept' in computing total credit exposure; this means that the level of credit authority required to approve an incremental transaction must be sufficient to approve the customer's total credit exposure. Newcourt Credit Group Inc. tracks credit exposure in an automated fashion aggregating all originators' exposure to each customer including its subsidiaries, affiliates and commonly controlled companies. Unless otherwise specifically approved, credit approvals are valid for up to 180 days unless specified otherwise.

UNDERWRITING -- GENERAL

     Each originator's underwriting standards are intended to evaluate a prospective customer's credit standing and repayment ability. Credit decisions are made based upon the credit characteristics of the applicant, loss experience with comparable customers, the amount and terms and conditions of the proposed transaction and the type of equipment to be leased or financed. For almost all transactions under $50,000 originated by the originators (other than Newcourt Commercial Finance Corporation), credit scoring systems (where a computer makes the initial credit decision after consideration of many variables from the credit application data and credit bureau information, based on a statistical model of such originator's prior loss experience) are utilized to make credit decisions. Newcourt Credit Group Inc.'s proprietary credit scoring systems are designed to improve credit decisions on new lease applications, expedite response times to customers and increase business volume and portfolio profitability while maintaining credit quality. With respect to credit decisions for those transactions which are not based on credit scoring, each originator's credit officers conduct various credit investigations including reference calling and the procurement and analysis of data from credit reporting agencies such as Dun & Bradstreet and other credit bureaus. In the case of larger sized transactions (generally over $100,000), each originator's credit officers will obtain and analyze financial statements from the customer. Analysis will be conducted to determine the reliability of the financial statements and to ascertain the financial condition and operating performance of the potential customer. Asset quality is carefully reviewed and stated liabilities are compared to the information obtained from reference checking and credit reports. Cash flow is checked for reliability and adequacy to service funded debt maturities and other fixed charges. The financial analysis would typically involve a review of the potential customer's leverage, profitability, liquidity and cash flow utilizing a variety of financial ratios and comparing the company to other companies its size in similar businesses. In this connection, various reference sources are utilized such as Robert Morris Associates Annual Statement Studies. Additionally, information may be obtained from rating agencies, securities firms, Bloomberg and numerous other sources. A written analysis is then prepared by the credit officer summarizing the amount and terms of the credit request and setting forth the credit officer's recommendation including detailed supporting rationale. Alternative exit strategies, including an analysis of the value of the equipment as well as its essentiality of use, are also considered in the event the customer fails to honor its payment obligations, but no originator imposes rigid loan-to-value ratios in its underwriting processes, nor is a maximum loan-to-value ratio imposed. The credit approval will also set forth any conditions of approval such as personal or corporate guarantees, shorter lease terms, more advance payments or other credit enhancements, and it will dictate the necessary documentation. Any subsequent modification of approval terms or required documentation must be re-approved by one of Newcourt Credit Group Inc.'s authorized credit officers. Newcourt Credit Group Inc. also requires the credit personnel of each originator to rate the creditworthiness of each of such unit's customer accounts over $100,000 and, in connection therewith, to take into account certain other factors affecting the credit risk of a particular transaction, such as collateral value, credit enhancement and duration of the credit.

UNDERWRITING -- ADVANCED CREDIT SCORING SYSTEMS

     In 1992, AT&T Capital Corporation commissioned the Bell Laboratories Operations Research Department to design decision support systems and associated strategies for credit risk management throughout the customer's financing life cycle. This life cycle approach, while commonplace in the consumer credit field, is not common in commercial leasing. Three sets of decision support systems were developed and implemented, covering each stage of the small ticket leasing life cycle; front-end credit decisions, credit line management, and delinquent account collections (see ' -- Collections' below). Each system is comprised of a suite of statistically derived risk prediction models, a sequential decision strategy which determines the model to be used in each instance, and a risk based strategy which determines the optimal decision based upon the model results.

     The current front-end credit decisioning systems follow a series of steps including the selection and electronic retrieval of credit bureau information, the quantification of credit risk and the decision to accept, reject or manually review the credit applicant. While both Newcourt Leasing Corporation and Newcourt Communications Finance Corporation have been using credit application scoring models based on more traditional credit scorecards since 1991 and 1989, respectively, Newcourt Leasing Corporation implemented an improved decisioning system in March 1993, while Newcourt Communications Finance Corporation implemented such system in May 1995. Additionally, credit line management models have been developed and implemented within Newcourt Communications Finance Corporation since May 1995. The credit scoring systems are monitored using various reporting mechanisms and have been upgraded over time to incorporate the value of more recent data and to take advantage of improved statistical techniques. Overrides of credit scoring decisions by authorized credit officers are permitted, but are discouraged unless additional information is uncovered which materially strengthens the transaction or if sufficient credit enhancements can be obtained to mitigate the risk. Overrides are tracked by the operating units each month, and are more common at Newcourt Communications Finance Corporation than they are at Newcourt Leasing Corporation. Such advanced credit scoring systems are not used by Newcourt Commercial Finance Corporation because the contracts originated by each of them have larger original balances.

     Contracts representing smaller ticket commercial assets originated through certain of Newcourt USA's vendor programs are also underwritten utilizing computerized credit scoring models. The computer makes the initial credit decision after consideration of the credit application data and credit bureau information based on statistical historical loss analysis and developed in conjunction with Fair Isaac. Fair Isaac is a major credit scoring company and has a long history of consumer, small business and related credit data. This empirical data is used to develop specific parameters within a designated group and to predict future delinquency and default rates. By setting approval cutoff levels on total scores at levels associated with predetermined default rates, Newcourt USA is able to provide a program level credit score according to its internal policies.

UNDERWRITING -- VENDOR PROGRAMS

     In initially establishing a program agreement or other form of financing arrangement with a vendor, Newcourt USA completes a formal underwriting review of such vendor to ensure that the vendor can perform the financial and other obligations contained in any vendor agreement. This review encompasses a financial review, a product review (including an analysis of market acceptance of the vendor's products) and a general operational and managerial review of the vendor. Vendors must generally be established in their field and must market industry accepted equipment or other products. The vendor must have sufficient financial resources to support the financing relationship contemplated by the respective originator. Program agreements are continually monitored by the respective originator. Each originator performs a formal annual review of a vendor's financial condition for a vendor which generates a substantial amount of contracts.

DOCUMENTATION

     Prior to funding leasing and financing transactions, a complete documentation package (including generally a credit application, signed lease/installment sale or financing agreement, vendor invoice, initial lease/advance payment, proof of insurance (where relevant), delivery and acceptance acknowledgments and appropriate financing statements) is required. Filing of financing statements typically is required:

           by Newcourt Commercial Finance Corporation, Newcourt Leasing Corporation, Newcourt Communications Finance Corporation and Newcourt Technologies Corporation in the appropriate 'filing' jurisdiction if the fair market value of the equipment is at least $20,000 (or, in the alternative, at least $50,000 if the equipment relates to a lease with a 'fair market value' purchase option).

           by Newcourt Financial USA Inc. in the appropriate 'filing' jurisdiction if the fair market value of the related equipment is at least $25,000.

BILLING

     Billing for the originators is handled by third parties, which prepare and mail monthly invoices. All customers are assigned a billing cycle and invoices are automatically generated and mailed out before the due date (except for those end-users whose payment obligations are evidenced by payment coupon books or whose payments are automatically debited from their accounts). From time to time to facilitate customer needs, the originators will provide manual invoices. Monthly invoices include the scheduled payment, taxes, insurance and late charges, if any. The vast majority of contracts provide for level payments throughout their term. Substantially all customers forward payments to lockboxes with certain financial institutions.

PORTFOLIO MONITORING

     Delinquency is tracked and calculated monthly for each major portfolio segment, including segmentation by classification of days past due. Credit losses are monitored each month and are compared with credit losses for previous months and the corresponding month in a number of prior years. Each originator also employs other techniques in evaluating the performance of its portfolio. These techniques include roll rate analysis (a type of portfolio analysis examining the rate at which accounts in various stages of delinquency become, or 'roll' into, losses), a type of vintage analysis (another type of portfolio analysis in which each originator's assets are classified by age and then compared across different years (e.g., comparing loss experience for two-year-old portfolio in 1996 with that in 1995)) as well as other types of analysis. For transactions over $1,000,000, each originator conducts annual reviews of customer financial condition and risk rating. Such annual reviews are conducted on transactions over $500,000 in the event of certain higher risk ratings. All other transactions are monitored via the normal collection process, meaning that they would receive individual attention only if they became delinquent or for some other reason came to the attention of the company's credit and collections personnel -- for example, a material adverse change in the financial condition of the obligor in the transaction.

     In addition to providing an initial credit review, ongoing credit review procedures exist to identify at an early stage those customers that may be experiencing financial difficulty. Once identified, these customers are monitored by credit personnel, who periodically make recommendations to such originator's chief credit officer about what remedial actions should be taken; what portion, if any, of total credit exposures should be written off; or whether a specific allocation of such originator's loss reserves should be made.

     In establishing allowances for credit losses, each originator's management reviews, among other things, the aging of such originator's portfolio, all non-performing leases and receivables and prior collection experience, as well as such originator's overall exposure and changes in credit risk.

COLLECTIONS

     Each originator collects overdue payments using several different methods. At Newcourt Communications Finance Corporation and Newcourt Leasing Corporation, computerized collection management systems have been developed and deployed. Newcourt Leasing Corporation has used outbound call management systems and behavioral scoring systems in prioritizing collection activities in its collection process since March 1994. Newcourt Communications Finance Corporation has utilized similar technology in its collection activities since 1989 with the exception of behavioral scoring, which was implemented in September 1996 following a testing period in several of Newcourt Communications Finance Corporation's units. The collection management systems prioritize delinquent accounts into automated queues using delinquent account scoring systems (also referred to as behavioral scoring). Telephone calls to delinquent accounts are automatically dialed by the system eliminating no answer and busy line calls (which are automatically rescheduled).

     Accounts are ranked using a suite of statistically-derived risk prediction indicators (behavioral scoring) for handling in order of risk weighted exposure. The collection management systems utilize different account collection strategies as a function of risk level and account balance. Accounts with low balances and/or low risk are assigned to a low impact collection strategy which involve greater reliance upon letters in the early stages of delinquency and less reliance on telephone calls until the later stages of delinquency. Also, the number of days between actions are greater for a low risk account than in the case of a high risk account. A high impact collection strategy is assigned to accounts with high balances and/or high risk scores. In this case, telephone calls are commenced sooner in the collection process and collection actions are more closely spaced.

     During the first half of 1999, Newcourt will continue to move some of its small to mid ticket collection activities into a centralized call center located in Memphis, Tennessee. The call center employs approximately 200 people (primarily collectors and customer service representative) and utilizes a Davox call management system and other collection technologies such as behavioral scoring to efficiently collect on past due accounts.

     Outside collection agencies and attorneys are frequently used to supplement collection activity. Typically an account is placed with an outside collection agency or attorney when it is 180 days or more past due. However, accounts past due less than 180 days may be placed with a collection agency or attorney depending upon the circumstances of its delinquency. Equipment may be repossessed at any time after the contractual default but repossession typically is not made until the account is past due between 90 and 180 days, or earlier if the equipment is determined to be at risk.

NON-ACCRUAL AND WRITE-OFF POLICY

     Each originator maintains non-accrual and write-off policies. The policies require that all accounts which are 90 days past due (or sooner in the event of a bankruptcy or other appropriate evidence of impairment) be placed on non-accrual, and be written off or specifically reserved at 180 days past due.

Smaller transactions (generally $100,000 or less) will be written off at such time. Larger transactions (generally more than $100,000) will utilize specific reserves to appropriately reduce the carrying value of the equipment to an amount which may be 'covered' by collateral value.

                                 THE CONTRACTS

     With respect to any series of Notes, the aggregate of the contracts expected to be held by an owner trust as part of its assets, as of any particular date, is referred to as the contract pool, and the contract pool, as of the date we transfer the contracts to the respective owner trust, is referred to as the cut-off date contract pool.

DESCRIPTION OF THE CONTRACTS

     All of the contracts in each owner trust will be commercial, rather than consumer, leases or loans. The following description of the contracts generally describes the material terms of the contracts to be included in each contract pool, although an immaterial number of contracts in a contract pool may differ in one or more provisions from the description below.

END-USER CONTRACTS

     Each owner trust will include contracts to which end-user of the equipment is a party which consist of conditional sale agreements, leases, secured notes, installment payment agreements and financing agreements in respect of equipment, software and services. There will be no limit on the number of contracts in a particular contract pool which may consist of any of the foregoing types. Each contract is required, however, to be an eligible contract, as defined under 'Description of the Pooling and Servicing Agreements', as of the date we transfer the contracts to the respective owner trust.

     Conditional Sale Agreements. Each originator will offer financing for equipment under conditional sale agreements assigned to the applicable originator by a vendor. Each originator will generally use its standard pre-printed form to document the conditional sale agreements in a contract pool. In certain instances, a vendor's standard, pre-printed form will be used. The conditional sale agreements sets forth the description of each financed item and the schedule of installment payments. Generally, loans under conditional sale agreements are fixed rate and are for a term of one to seven years. Payments under conditional sale agreements generally are due monthly. Conditional sale agreements terms:

           provide for a grant by the end-user of the equipment thereunder of a security interest in any related equipment (which security interest is assigned by the vendor to the originator);

           may allow prepayment of the obligation upon payment, where allowed by applicable state law, of an additional prepayment fee;

           require the end-user to maintain the equipment, keep it free and clear of liens and encumbrances and pay all taxes related to the equipment;

           restrict the modification or disposal of the equipment without the seller's, or its assignee's, consent;

           include a disclaimer of warranties;

           include the end-user's indemnity against liabilities arising from the use, possession or ownership of the equipment;

           include the end-user's absolute (except as provided in second bullet point above) and unconditional obligation to pay the installment payments thereunder; and

           include specifically identifiable events of default and remedies therefor.

A conditional sale agreement typically requires each end-user to maintain insurance, the terms of which may vary. The terms of a conditional sale agreement may be modified at its inception at the end-user's request. Such modifications must either be approved by the originator's legal department and certain levels of management before the originator will agree to accept an assignment of the conditional sale agreements from a vendor, or the vendor must indemnify the originator against any losses or damages it may suffer as a result of such modifications.

     Leases. Each originator, either directly or by assignment from vendors, will offer financing of equipment, software and services under leases. Leases may consist of individual lease agreements relating to a single, separate transaction and financed item, or may consist of individual transactions written under and governed by a master lease agreement which contains the general terms and conditions of the transaction. Specific terms and conditions, such as descriptions of the specific equipment, software and services being leased or financed and the schedule of related rental payments, are typically contained in a supplement or schedule to the master lease agreement, which is signed by the end-user as lessee, and either the vendor or the originator, as lessor. The supplement to the master lease agreement incorporates the master lease agreement by reference, and is treated by the originator as a separate lease. Each lease is originated in the ordinary course of business by either the originator or a vendor (and assigned to the originator pursuant to a vendor agreement); provided, however, certain leases may be purchased on a portfolio basis.

     The initial terms of the leases in the contract pool generally range from one to seven years. Each lease provides for the periodic payment by the end-user of rent in advance or arrears, generally monthly or quarterly. Such periodic payments represent the amortization, generally on a level basis, of the total amount that an end-user is required to pay throughout the term of a lease.

     A contract pool will include 'net leases' under which the end-user assumes responsibility for the financed items, including operation, maintenance, repair, insurance or self-insurance, return of any equipment at the expiration or termination of the lease and the payment of all sales and use and property taxes relating to the financed items during the lease term. The end-user further agrees to indemnify the lessor for any liabilities arising out of the use or operation of the financed items. In most cases, the lessor is also authorized to perform the end-user's obligations under the lease at the end-user's expense, if it so elects, in cases where the end-user has failed to perform. In addition, the leases generally contain 'hell or high water' clauses unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified in the lease. If the originator is the lessor, the lease will contain no express or implied warranties with respect to the financed items other than a warranty of quiet enjoyment. If a vendor is the lessor, the lease or a related agreement may contain certain representations and warranties with respect to the financed items in addition to a warranty of quiet enjoyment; however, the end-user typically agrees not to assert any warranty claims against any assignee of the vendor (which would include the originator) by way of setoff, counterclaim or otherwise, and further agrees that it may only bring such claims against the vendor. All leases of equipment generally require the end-user to maintain, at its expense, casualty insurance covering damage to or loss of the equipment during the lease term or to self-insure against such risks, if approved in advance by the originator or vendor, as applicable.

     The leases will include both 'true leases' and leases intended for security as defined in Section 1-201(37) of the Uniform Commercial Code. Under a 'true lease', the lessor bears the risk of ownership (although the risk of loss of the equipment is passed to the end-user under the leases), takes any tax benefits associated with the ownership of depreciable property under applicable law and no title is conferred upon the lessee. The lessee under a 'true lease' has the right to the temporary use of property for a term shorter than the economic life of such property in exchange for payments at scheduled intervals during the lease term and the lessor retains a significant 'residual' economic interest in the leased property. End of lease options for 'true leases' include purchase or renewal at fair market value. Under leases intended for security, the lessor in effect finances the 'purchase' of the leased property by the lessee and retains a security interest in the leased property. The lessee retains the leased property for substantially all its economic life and the lessor retains no significant residual interest. Such leases are considered conditional sales type leases for federal income tax purposes and, accordingly, the lessor does not take any federal tax benefits associated with the ownership of depreciable property. End of lease options for such leases depend on the terms of the related individual lease agreement or master lease agreement supplement, but generally such terms provide for the purchase of the equipment at a prestated price, which may be nominal. The inclusion of 'true leases' in a contract pool should have no federal income tax impact on holders of Notes since the Notes are treated as debt for federal income tax purposes although the inclusion of such leases may result in the imposition of state and local taxes which would reduce cash available for payment on the Notes. True leases are treated differently under the Federal bankruptcy code from leases intended for security.

     End-users under a lease will be either prohibited from altering or modifying the equipment or permitted to alter or modify the equipment only to the extent the alterations or modifications are readily removable without damage to the equipment. Under certain master lease agreements, the end-user may assign its rights and obligations under the lease, but only upon receiving the prior written consent of the lessor, or may relocate the equipment upon giving the lessor prompt written notice of such relocation. The right to grant or deny such consent or to receive such written notice will be exercised by the servicer pursuant to the authority delegated to it in the related pooling and servicing agreement. Certain leases will permit the end-user to substitute substantially identical leased equipment for leased equipment scheduled to be returned to the lessor under the lease.

     While the terms and conditions of the leases will not generally permit cancellation by the end-user, certain leases may be modified or terminated before the end of the lease term. Modifications to a lease term or early lease terminations may be permitted by the originator, or by a vendor, with the consent of the originator, and are generally associated with additional financing opportunities from the same end-user. End-users may also negotiate with the originator, at the originator's discretion, an early termination arrangement allowing the end-user to purchase the equipment during the term of a lease for an amount generally equal to or in excess of the present value of the remaining rental payments under the lease plus the anticipated market value of the related equipment as of the end of the lease term. In some circumstances, early termination of a lease may be permitted in connection with the acquisition of new technology requiring replacement of the equipment. In such cases, the related equipment is returned to the vendor or originator and an amount generally equal to the present value of the remaining rental payments under the lease plus an early termination fee is paid by the end-user to the originator. Modifications usually involve repricing a lease or modification of the lease term. Occasionally a lease may be modified in connection with an increase in the capacity or performance of equipment by adding additional equipment that includes new technology. Coincident with the financing of an upgrade to such equipment, the originator may reprice and extend the related base lease term to be coterminous with the desired term of the lease relating to the upgrade. In certain cases, subject to certain conditions described under 'Description of the Notes and Indenture -- Prepaid Contracts', such base lease extensions may remain in a contract pool. AT&T Capital, as servicer, expects to continue to permit these modifications and terminations with respect to leases included in a contract pool pursuant to the authority delegated to it in the related pooling and servicing agreement, subject to certain conditions and covenants of the servicer described under 'Description of the Notes and Indenture -- Prepaid Contracts.'

     In certain circumstances, the standard terms and conditions of the lease agreement are modified at the inception of a lease at the request of the end-user. Such modifications must either be approved by the originator's legal department and/or certain levels of management before the originator will agree to enter into the lease or accept an assignment of the lease from a vendor, or the vendor must indemnify the originator against any losses or damages it may suffer as a result of such modifications. Common permitted modifications include, but are not limited to:

           a one dollar purchase option at the end of the lease term;

           prearranged mid-lease purchase options, early termination options and lease extension options as described above;

           modifications to the lessor's equipment inspection rights;

           modifications to the end-user's insurance requirements permitting the end-user to self-insure against casualty to the equipment;

           the end-user's right to assign the lease or sub-lease the financed items to an affiliated entity, so long as the end-user remains liable under the lease and promptly notifies the lessor or its assignee of such assignment or sublease; and

           extended grace periods for late payments of rent.

     Secured Notes. Each originator will also provide direct initial financing or refinancing of equipment and software under secured promissory notes, which consist of an installment note and a separate security agreement. In an initial financing transaction, the originator pays to the vendor the purchase price for the equipment and software and in a refinancing transaction, the originator pays off an end-user's existing financing source, and the initial financing or refinancing is documented as a direct loan by the originator to the end-user of the equipment or software using a secured note. In the case of a refinancing transaction, upon payment to the existing financing source, the originator obtains a release of such party's lien on the financed equipment. In either case, the originator records its own lien against the financed equipment or software and takes possession of the secured note. Except for the lack of references to 'sale' or 'purchase' of equipment, the terms and conditions contained in a secured note are substantially similar to those contained in a conditional sale agreements.

     Installment Payment/Financing Agreements. Each originator will provide financing for certain software license fees and related support and consulting services under installment payment supplements to software license agreements, separate installment payment agreements as well as other forms of financing agreements assigned to the originator by vendors of software. Each such financing agreement is an unsecured obligation of the end-user; generally provides for a fixed schedule of payments with no end-user right of prepayment; is noncancellable for its term and generally contains a 'hell or high water' clause unconditionally obligating the end-user to make periodic payments, without setoff, at the times and in the amounts specified therein (in the event a financing agreement does not provide for noncancellability or a 'hell or high water' clause such financing agreement will have the benefit of a vendor guarantee, see 'The Contracts -- Program Agreements with Vendors'; permits the assignment of the payment agreement to a third party (including the originator) and include the end-user's agreement, upon such assignment, not to assert against such assignee any claims or defenses the end-user may have against the vendor; and contains default and remedy provisions that generally include acceleration of amounts due and to become due and, in certain cases, the right of the vendor, or the originator by assignment, to terminate the underlying software license and all related support and consulting activities.

EQUIPMENT

     The end-user contracts and secondary contracts will cover a wide variety of new and used equipment relating to a wide variety of new and used information technology equipment (including: computer work stations, personal computers, data storage devices, mainframe and mini computers and other computer related peripheral equipment), communications equipment (such as telephone switching and networking systems), commercial business and industrial equipment (such as printing presses, machine tools and other manufacturing equipment, photocopiers, facsimile machines and other office equipment, energy savings and control equipment, automotive diagnostic and automated testing equipment), medical equipment (such as diagnostic and therapeutic examination equipment for radiology, nuclear medicine and ultrasound and laboratory analysis equipment), resources equipment (such as feller-bunchers and grapplers), transportation and construction equipment (such as heavy and medium duty trucks and highway trailers, school buses, bulldozers, loaders, graters, excavators, forklifts and other materials handling equipment, golf carts and other road and off-road machinery) and electronics manufacturing equipment. In each case, all of the interests of the originator in the equipment subject to each related end-user contract (which consists of a security interest in the equipment) will be transferred to the owner trust.

SOFTWARE AND SERVICES

     Certain of the end-user contracts will cover license fees and other fees owed by the end-user under either perpetual or term software license agreements and other related agreements in connection with the use by such end-user of computer software programs, and such end-user contracts may also cover related support and consulting services which are provided by the vendor, an affiliate thereof or a third party contract party and which facilitate the obligor's use of such software. No interest in the software, the software license agreement (other than the right to collect the payment of software license fees and, in certain cases, to exercise certain rights and remedies under the software license agreement or other agreements related thereto) or the related services will be conveyed to the originator by either the vendors or licensors of the software or by the end-user under the related end-user contracts. Consequently, an owner trust will not have title to or a security interest in such software, nor will it own such services, and would not be able to realize any value therefrom under a related end-user contract upon a default by the end-user. Equipment, software and services are collectively referred to as financed items.

VENDOR LOANS

     The contracts may include limited recourse loan or repayment obligations (which may take the form of promissory notes with related security interests documented by security agreements or specific provisions in related program agreements) each of which is payable by a vendor and secured by all of the vendor's interest in an individual end-user contract originated by such vendor and by the equipment related to such end-user contract.

     Vendor loans may be originated through, and incorporate terms and conditions of, a program agreement including a program agreement under which end-user contracts also may be originated by an originator directly, or purchased by an originator from the vendor, in separate transactions not giving rise to vendor loans. Vendor loans generally are non-recourse to the vendor meaning that the originator may obtain repayment solely from the proceeds of the end-user contracts and related equipment securing the vendor loan. In a few instances, however, recourse to a vendor for nonpayment of a vendor loan may be available through a limited recourse arrangement included in the related program agreement. The repayment terms under a vendor loan, including periodic amounts payable and schedule of payments, will correspond to the payment terms of the end-user under the end-user contract collaterally assigned under such vendor loan. Each vendor loan will either include most, if not all, of the representations and warranties regarding the end-user contract and related equipment typically included in a vendor agreement, or incorporate such representations and warranties included in any related program agreement by reference.

PROGRAM AGREEMENTS WITH VENDORS

     An originator's program agreement is generally an agreement with equipment manufacturers, dealers and distributors, or software licensors or distributors, located in the United States which provide an originator with the opportunity to finance transactions relating to the acquisition or use by an end-user of a vendor's equipment, software, services or other products. Vendor finance arrangements provide an originator with a steady, sustainable flow of new business, generally with lower costs of origination than asset-based financings marketed directly to end-users. Many of the program agreements provide various forms of support to an originator, including representations and warranties by the vendor in respect of the contracts assigned by the vendor to the originator and related equipment, software or services, credit support with respect to defaults by end-users and equipment repurchase and remarketing arrangements upon early termination of such contracts upon a default by the end-user. Some of the program agreements take the form of a referral relationship which is less formal, and may or may not include credit or remarketing support to the originator from the vendor.

     Each program agreement established with respect to a referral relationship, generally include the following provisions, among others:

     1. Vendor representations, warranties and covenants regarding each contract assigned to an originator, including among other things that:

        the obligations of the end-user under the assigned contract are absolute, unconditional, noncancellable, enforceable in accordance with its terms and free from any rights of offset, counterclaim or defense;

        the originator holds the sole original of the contract and has either title to or a first priority perfected security interest in the equipment, except with respect to situations where no financing statement is filed due to the minimum value involved;

        the equipment and the contract are free and clear of all liens, claims or encumbrances except for certain permitted liens;

        the equipment or the software has been irrevocably accepted by the end-user and will perform as warranted to the end-user; and

        the assigned contract was duly authorized and signed by the end-user.

     2. Remedies in the event of a misrepresentation or breach of a warranty or covenant by the vendor regarding an assigned contract, which usually require the vendor to repurchase the affected end-user contract for the originator's investment balance in the contract plus costs incurred by the originator in breaking any underlying funding arrangement, which may or may not be calculated in accordance with a specified formula.

     3. In the case of contracts covering equipment, remarketing support from the vendor in the event of an end-user default and subsequent repossession or return of the equipment under the contract, to assist the originator in realizing proceeds from the equipment assigned as collateral security to support the obligations of the end-user under the contract.

     4. The right of an originator to further assign its interests in assigned contracts, all payments thereunder and any related interest in equipment.

     In addition to the foregoing, a program agreement may include recourse against a vendor with respect to end-user defaults under certain identified end-user contracts,

           by specifying that the assignment of the contract from the vendor to the originator is with full recourse against the vendor;

           by specifying that the vendor will absorb a limited fixed dollar or percentage amount of 'first losses' on the contract;

           by inclusion of the contract in an ultimate net loss pool created under the program agreement as well as certain guarantees by the applicable vendor with respect to certain contracts which are cancelable or which do not contain hell or high water provisions; or

           by providing for vendor repurchase of the contract or vendor indemnification payments for breaches of certain representations and warranties made by the vendor with respect to such contract.

In the event of an end-user default under a contract which was assigned by the vendor to the originator subject to a net loss pool, the originator may, to the extent permitted, draw against the net loss pool up to the amount of the originator's remaining unpaid investment balance in the defaulted. Drawings may also be made against the ultimate net loss pool with respect to contracts that are not included in the pool of contracts in a particular owner trust and, accordingly, there can be no assurance that any amounts contributed by a vendor to a net loss pool will be available in the event of an end-user default under a contract included in the pool of contracts in a particular owner trust.

     The manner in which contracts are assigned to the originator by the vendors differs under each program agreement, depending upon the nature of the items financed, the form of the contract, the accounting treatment sought by the vendor and the end-user, and certain tax considerations.

     For example, an originator might:

           accept a vendor loan and collateral assignment of the contract and related equipment (or security interest therein) from the vendor; or

           accept a full assignment of such contract and a collateral assignment of the related equipment (or security interest therein) from the vendor, which collateral assignment secures the end-user's obligations under the contract or lease.

The originator also may receive, from a vendor with respect to software, a full assignment of leases, installment payment agreements, installment payment supplements to license agreements, and other types of financing agreements used in financing software license payments and related support and consulting services. Such assignments may include an assignment of the software vendor's or licensor's right, or the agreement of the vendor or licensor, at the originator's instructions, to terminate the software license covered by the contract and suspend related support in the event of an end-user default under the contract. In some cases, the software vendor also agrees not to relicense the same or similar software to a defaulted end-user for some period of time (e.g., one year) unless the end-user cures its default.

     It is also expected that some portion of the contracts included in the pool of contracts, especially in the case of conditional sale agreements, will consist of contracts originated by vendors and assigned to the originator pursuant to vendor assignments, each of which relates to an individual contract, rather than pursuant to a program agreement. Each vendor assignment will either be made with or without recourse against the vendor for end-user defaults and will generally contain many, if not all, of the representations, warranties and covenants typically contained in program agreements, as well as a vendor repurchase requirement in the event of a breach by the vendor of such representations, warranties or covenants. Vendor assignments may or may not provide for any vendor remarketing support in the event of an end-user default.

RESIDUAL INVESTMENTS

     Any of the originators may finance all or a portion of the residual interest in the equipment under certain program agreements and under direct transactions between an obligor and the applicable originator. Any investment by the originator in such residual interest shall be referred to as a residual investment. Certain program agreements may provide that the originator may, at its sole discretion and in connection with the funding of a true lease of equipment make a residual investment in the equipment subject to a contract by advancing additional funds against a portion of the anticipated residual value of the equipment, and not just against the discounted present value of the rental payments due under the contract. Such residual investments may take the form of an advance of the present value of some specified percentage of the anticipated residual value of the equipment or a specified percentage, generally not greater than 10%, of the amount to be paid by the originator in funding the present value of the rental payments due under the contract. Certain transactions involving vendor assignments may result in the originator advancing the entire purchase price of the equipment subject to a true lease, taking title to the equipment, and accepting an assignment of the true lease contract from a vendor. Certain direct transactions between an obligor under a true lease contract and the originator may also result in the originator advancing the entire purchase price of the equipment to the vendor, taking title to the equipment from the vendor, and entering into a true lease contract with an obligor, with the originator named as lessor under such contract. In either of the two foregoing types of transactions, the originator will have advanced more than the discounted present value of the rents payable under the true lease contracts by paying the purchase price for the equipment, and so will have made a residual investment in the equipment.

     In some program agreements, the originator may make the residual investment in the form of a full recourse loan of additional funds to the vendor, repayable by the vendor at the expiration or termination of the contract with interest, secured by a security interest in the equipment covered by the contract. In some transactions involving vendor assignments or direct transactions with obligors under true lease contracts, the originator may obtain the obligation of either the vendor or the obligor to purchase the equipment at the end of the lease term for the full amount of the originator's residual investment in such equipment with interest thereon. Any such transaction in which the originator may look to either the vendor or the obligor, and not just the value of equipment itself, to recover its residual investment with interest shall be referred to as a 'Guaranteed Residual Investment'. Other than Guaranteed Residual Investments, a residual investment will not be included in the discounted contract balance of any contract and, therefore, would not be financed with the proceeds of the Notes. This type residual investment is referred to herein as the Excluded Residual Investment.

     The Excluded Residual Investment associated with any contract included in a pool of contracts will be transferred to the depositor or other affiliate pursuant to the terms of a sale and contribution agreement or other transfer agreement, but will not be sold to an owner trust under the related pooling and servicing agreement. The related owner trust's interest in contracts with associated residual investments, other than with Guaranteed Residual Investments, will be limited to the discounted present value of the rental payments due under the contract and a security interest in the related equipment. The originator may assign its Excluded Residual Investment to a third party, including the security interest in the equipment in respect of such residual investment. Under the related pooling and servicing agreement the originator will warrant and covenant to the related owner trust, that any subordinated residual interest will be subordinated to the interests of the depositor and that any assignee of the residual interest will bear the full risk of any deficiency in respect of the residual investment as a result of prior satisfaction of the owner trust's interest in the related contract and the related equipment.

CONTRACT FILES

     Each originator will indicate in the appropriate computer files relating to the contracts being transferred to an owner trust that such contracts have been transferred to the owner trust for the benefit of the holders of the Notes. Each originator will also deliver to the indenture trustee a computer file or microfiche or written list containing a true and complete list of all contracts which have been transferred to an owner trust, identified by account number and by the discounted contract balance of the contracts as of the date of transfer.

COLLECTIONS ON CONTRACTS

     All collections received with respect to the contracts will be allocated as described in your prospectus supplement.

PAYMENTS GENERALLY

     Generally, the contracts require that an obligor make periodic payments on a monthly basis, while a number of contracts provide for quarterly, semi-annual or annual payments. The payments under all of the contracts are required to be made in United States dollars and are fixed and specified payments, rather than payments which are tied to a formula or are otherwise at a floating rate. Payments under the contracts are ordinarily payable in advance, although a small percentage provide for payments in arrears.

EXPENSES RELATING TO EQUIPMENT

     The contracts require the obligors to assume the responsibility for payment of all expenses of the related equipment including, without limitation, any expenses in connection with the maintenance and repair of the related equipment, the payment of any and all premiums for casualty and liability insurance and the payment of all taxes relating to the equipment.

INSURANCE; REPAIR AND REPLACEMENT

     Most contracts which are subject to a true lease require the obligors to maintain liability insurance which must name the lessor as additional insured. Contracts which are subject to a true lease and contracts which are subject to installment sales contracts, promissory notes, loan and security agreements or other similar types of receivables require obligors to procure property insurance against the loss, theft or destruction of, or damage to, the equipment for its full replacement value, naming the lessor, or lender, as loss payee. This requirement is, from time to time, waived by an originator for a small number of transactions and, for some contracts which are subject to a true lease, the obligor is permitted to self-insure the equipment under the obligor's already existing self-insurance program.

     For contracts which are subject to a true lease originated by Newcourt Communications Finance Corporation relating to equipment with a cost of $100,000 or less, and for contracts which are subject to a true lease originated after March 4, 1997 by Newcourt Leasing Corporation relating to equipment with a cost of $250,000 or less, the obligor is generally provided with written information concerning its property insurance obligations under the contract which is subject to a true lease and the originator's own property insurance coverage that will be provided at the expense of the obligor if the obligor does not provide the originator with satisfactory evidence of its own insurance coverage. The obligor is given a specified time period in which to provide such evidence. Proper evidence of coverage is verified independently and tracked by a third party tracking company and licensed broker. If the originator provides the insurance coverage, the obligor is charged a monthly fee covering the insurance charges and other related administrative charges. If, at any time, the obligor provides evidence of its own coverage, such monthly charges cease. The obligor has the ability to opt out of the program by providing evidence of its own coverage.

     For transactions involving equipment with a cost of more than $100,000, in the case of contracts which are subject to a true lease and which are originated by Newcourt Communications Finance Corporation, or more than $250,000, in the case of contracts which are subject to a true lease originated by Newcourt Leasing Corporation after March 4, 1997, insurance coverage generally is verified and tracked by the respective originator, and the failure to maintain such insurance constitutes an event of default under the applicable contract. Generally, the obligor also agrees to indemnify the originator for all liability and expenses arising from the use, condition or ownership of the equipment.

     Under each contract which is subject to a true lease, if the equipment is damaged or destroyed, the obligor is required to:

           repair such equipment;

           make a termination payment to the lessor in an amount not less than the amount required to payoff the contract; or

           in some cases, replace such damaged or destroyed equipment with other equipment of comparable use and value.

Under the related pooling and servicing agreement, the servicer will be permitted, in the case of the destruction of the equipment related to a particular contract which is subject to a true lease, either to allow the lessee to replace such equipment, provided that the replacement equipment is, in the judgment of the servicer, of comparable use and at least equivalent value to the value of the equipment which was destroyed, or to accept the termination payment referred to above.

ASSIGNMENT OF CONTRACTS

     The contracts will generally permit the assignment of the contract by the lessor or secured party without the consent of the obligor, except for a small number of contracts which require notification of the assignment to, or the consent of, the obligor and each applicable originator will represent and warrant in the applicable purchase agreement that such notices have been given, or such approvals will have been received, not more than ten days following the date the contract is transferred to the depositor. The contracts do not permit the assignment thereof, or the equipment related thereto, by the obligor without the prior consent of the lessor or secured party, other than contracts which:

           may permit assignments to a parent, subsidiary or affiliate;

           permit the assignment to a third party, provided the obligor remains liable under the contract; or

           permit assignment to a third party with a credit standing, determined by the originator in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount, equal to or better than the original obligor.

Under the related pooling and servicing agreement, the servicer may permit an assignment of a particular contract from an obligor to a third party only if the servicer, utilizing the current underwriting criteria for its contract origination activities generally, determines that such third party is of sufficient credit quality that the servicer would permit such third party to become an obligor with respect to a lease or loan contract originated by the servicer generally.

EVENTS OF DEFAULT AND REMEDIES

     Events of default under the contracts generally include:

           the failure to pay all amounts required by the contract when due;

           the failure of the obligor to perform its agreements and covenants under the applicable contract;

           material misrepresentations made by the obligor;

           the bankruptcy or insolvency of the obligor or the appointment of a receiver for the obligor; and

           in some cases, default by the obligor under other contracts or agreements.

Some of these default provisions are, in some instances, subject to notice provisions and cure periods. Remedies available to the lessor or secured party upon the occurrence of an event of default by the obligor include the right to cancel or terminate in the case of a contract subject to a true lease, or to accelerate payments in the case of a contract subject to original financing, to recover possession of the related equipment, and to receive an amount intended to make the lessor or secured party, as the case may be, whole plus costs and expenses, including legal fees, incurred by the lessor or secured party as a result of such default. Notwithstanding such events of default and remedies, under the pooling and servicing agreement, the servicer is permitted to take such actions, with respect to delinquent and defaulted contracts, as a reasonably prudent creditor would do under similar circumstances. See 'Description of the Pooling and Servicing Agreements -- Servicing'. The originators may occasionally provide payment extensions, generally of three months or less, although longer extensions are occasionally granted, to customers experiencing delays in payment due to cash flow shortages or other reasons. However, it is not intended that extensions be used to provide a temporary solution for a delinquent account. Rather, extensions are intended to be used when, in the judgment of the relevant credit authority, the extension is necessary to avoid a termination and liquidation of such contract and will maximize the amount to be received by the related owner trust with respect to such contract.

PREPAYMENTS AND EARLY TERMINATION

     Any contract may either:

           not permit the obligor thereunder to prepay the amounts due under such contract or otherwise terminate the contract prior to its scheduled expiration date; or

           allow for a prepayment or early termination upon payment of an amount that is at least equal to the present value of the future scheduled payments on such contract, determined using a discount rate specified in your prospectus supplement; or

           allow for a prepayment or early termination without the payment of such an amount.

Some contracts, often written as installment sales contracts, promissory notes or loan and security agreements, permit the obligor thereunder to prepay the contract, in whole or in part, at any time at par plus accrued interest.

     Under each pooling and servicing agreement, the servicer will be permitted to allow the prepayment of any contract, but only if the amount paid by or on behalf of the obligor, or, in the case of a partial prepayment, the sum of such amount and the remaining principal balance of the contract after application of such amount, is at least equal to the amount required to payoff such contract. The required payoff amount, with respect to any collection period for any contract, is equal to the sum of:

           the scheduled payment due in such collection period and not yet received, together with any scheduled payments due in prior collection periods and not yet received; plus the contract principal balance of such contract as of the last day of such collection period, after taking into account the scheduled payment due in such collection period.

In no event will revenues pledged for a series of Notes include, nor will the Notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for such contract.

     In no event will revenues pledged for a series of Notes include, nor will the Notes otherwise be payable from, any portion of a prepayment on a contract that exceeds the required payoff amount for such contract.

DISCLAIMER OF WARRANTIES

     The contracts which are subject to a true lease contain provisions whereby the lessor, or the originator, as assignee of the lessor, disclaims all warranties with respect to the equipment and, in the majority of cases, the lessor assigns the manufacturer's warranties to the obligor for the term of the lease. Under the contracts which are subject to a true lease, the obligor accepts the equipment under the applicable contract following delivery and an opportunity to inspect the related equipment.

ADDITIONAL EQUIPMENT

     Some of the contracts which are subject to a true lease constitute leases of additional equipment, generally costing $25,000 or less, with existing obligors. Pursuant to the terms of the original contract between the lessor and the obligor, these leases for additional equipment are documented on a written form prepared by the lessor and delivered to, but not executed by, the obligor, which written form describes all of the terms of the lease. Under the terms of the contract, the obligor agrees that unless it objects in writing within a specified period of time, it is deemed to have accepted the lease of such additional equipment.

REPRESENTATIONS AND WARRANTIES MADE BY THE ORIGINATORS

     Except as otherwise specified in your prospectus supplement, each originator will make the following representations and warranties regarding the contracts and the related equipment included in each pool of contracts transferred to an Owner Trust as of the related transfer date:

          (A) Each contract:

                constitutes a valid, binding and enforceable payment obligation of the obligor in accordance with its terms (except as may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforceability of creditors' rights generally and the availability of equitable remedies), and contains customary and enforceable provisions adequate to enable realization against the obligor and/or the related equipment (although no representation or warranty is made with respect to the perfection or priority of any security interest in such related equipment);

          (B) No provisions of any contract have been waived, altered or modified in any material respect, except as indicated in the files for such contract;

          (C) No contract is a consumer lease as defined in Article 2A of the Uniform Commercial Code;

          (D) To the best of the originator's knowledge, each obligor has accepted the related equipment and has had reasonable opportunity to inspect and test such equipment;

          (E) All requirements of applicable federal, state and local laws, and regulations thereunder, in respect of all of the contracts, have been complied with in all material respects;

          (F) There is no known default, breach, violation or event permitting cancellation or termination of the contract by the lessor in the case of contracts which are subject to a true lease or by the secured party in the case of other contracts under the terms of any contract, other than scheduled payment delinquencies, in excess of 10% of the scheduled payment due, of not more than 60 days, and, except for payment extensions and waivers of administrative fees in accordance with the originator's servicing and collection policies and procedures, there has been no waiver of any of the foregoing; and as of the date of transfer of such contracts, no related equipment had been repossessed;

          (G) The obligor's billing address is in the United States or Puerto Rico, and the obligor is not (i) the United States of America or any state or local government or any agency, department, subdivision or instrumentality thereof or (ii) the depositor, an originator, or any subsidiary thereof;

          (H) Each contract was entered into by an obligor who, at the transfer date, had not been identified on the records of the originators as being the subject of a current bankruptcy proceeding;

          (I) No contract has a scheduled payment delinquency, in excess of 10% of the scheduled payment due, of more than 60 days past due as of the transfer date (although some contracts may have experienced such delinquencies prior to the transfer date);

          (J) Each contract may be sold, assigned and transferred by the originator to the depositor, and may be assigned and transferred by the depositor to the owner trust, without the consent of, or prior approval from, or any notification to, the applicable obligor, other than (i) certain contracts (which, in proportion to the aggregate of all of the contracts, are not material) that require notification of the assignment to the obligor, which notification will be given by the servicer not later than 10 days following the transfer date, and (ii) contracts (which, in proportion to the aggregate of all of the contracts, are not material) that require the consent of the obligor, which consent will be obtained by the servicer not later than 10 days following the transfer date;

          (K) Each contract prohibits the sale, assignment or transfer of the obligor's interest therein, the assumption of the contract by another person in a manner that would release the obligor thereof from the obligor's obligation, or any sale, assignment or transfer of the related equipment, without the prior consent of the lessor in the case of contracts which are subject to a true lease or the secured party in the case of other contracts other than contracts which may:

                permit assignment to a subsidiary, corporate parent or other affiliate;

                permit the assignment to a third party, provided the obligor remains liable under the contract, or permit assignment to a third party with a credit standing (determined by the originator in accordance with its underwriting policy and practice at the time for an equivalent contract type, term and amount) equal to or better than the original obligor;

          (L) The obligor under each contract is required to make payments thereunder in United States dollars, and in fixed amounts and on fixed and predetermined dates;

          (M) Each contract requires the obligor to assume responsibility for payment of all expenses in connection with the maintenance and repair of the related equipment, the payment of all premiums for insurance of such equipment and the payment of all taxes (including sales and property taxes) relating to such equipment;

          (N) Each contract requires the obligor thereunder to make all scheduled payments thereon under all circumstances and regardless of the condition or suitability of the related equipment and notwithstanding any defense, set-off or counterclaim that the obligor may have against the manufacturer, lessor or lender, as the case may be;

          (O) Under each contract which is subject to a true lease, if the equipment is damaged or destroyed, the obligor is required either:

                to repair such equipment;

                to make a termination payment to the lessor in an amount not less than the required payoff amount; or

                in some cases, to replace such damaged or destroyed equipment with other equipment of comparable use and value;

          (P) Other than with respect to a deminimis portion of the contract pool, each contract either does not permit the obligor to terminate the contract prior to the latest stated maturity date or to otherwise prepay the amounts due and payable thereunder, or allows for an early termination or prepayment upon payment of an amount which is not less than the required payoff amount;

          (Q) It is not a precondition to the valid transfer or assignment of the originator's interest in any of the equipment related to any contract that title to such equipment be transferred on the records of any governmental or quasi-governmental agency, body or authority;

          (R) Each contract was originated by one of the originators in the ordinary course of such originator's business, or (in the case of any contract purchased by one of the originators) was acquired by such originator for proper consideration and was validly assigned to such originator by the seller of such contract. Immediately prior to the sale, assignment and conveyance of such contract by the originator to the depositor, such originator had good title to such contract and the originator's interest in the related equipment (subject to the terms of such contract) and was the sole owner thereof, free of any lien. Such contract has been duly and properly sold, assigned and conveyed by the applicable originator to the depositor pursuant to a purchase agreement. Immediately prior to the transfer and conveyance of such contract to the owner trust, the depositor had the right to transfer such contract and such interest in the related equipment free of any lien (other than the rights of the obligor under the related contract). Such contract has been duly and properly transferred and conveyed by the depositor to the owner trust pursuant to the pooling and servicing agreement free of any lien (other than the rights of the obligor under the related contract);

          (S) No person has a participation in or other right to receive scheduled payments under any contract, and neither the depositor nor any of the originators has taken any action to convey any right to any person that would result in such person having a right to scheduled payments received with respect to any contract;

          (T) The sale, transfer and assignment of such contract and the originators' interest in the related equipment to the depositor under the related purchase agreement, and the transfer and conveyance of such contract from, and the grant of a security interest in the related equipment by, the depositor to the owner trust under the related pooling and servicing agreement, are not unlawful, void or voidable under the laws of the jurisdiction applicable to such contract;

          (U) All filings and other actions required to be made, taken or performed by any person in any jurisdiction to give the owner trust a first priority perfected lien or ownership interest in the contracts and a first priority perfected security interest in the originator's interest in the equipment have been made, taken or performed;

          (V) There exists a contract file pertaining to each contract, and such contract file contains the contract or a facsimile copy thereof;

          (W) There is only one original executed copy of each contract or, if there are multiple originals, all such originals are in the possession of the originator or the signed original in the possession of the originator is noted thereon as being the only copy that constitutes chattel paper;

          (X) The contracts constitute either chattel paper, accounts, instruments or general intangibles within the meaning of the Uniform Commercial Code as in effect in the states where the originators are located;

          (Y) By the transfer date of the contracts, the portions of the electronic master record of each originator relating to the contracts will have been clearly and unambiguously marked to show that the contracts constitute part of the assets of an owner trust and are owned by the owner trust in accordance with the terms of the related pooling and servicing agreement;

          (Z) The computer tape containing information with respect to the contracts that was made available by the depositor to the owner trustee and the indenture trustee on the transfer date and was used to select the contracts was complete and accurate in all material respects as of the transfer date and includes a description of the same contracts that are described in the schedule of contracts to the related pooling and servicing agreement;

          (AA) The information with respect to the contracts listed on the schedule of contracts attached to the related pooling and servicing agreement is true, correct and complete in all material respects;

          (BB) Each contract was originated or purchased by an originator and was sold and assigned by such originator to the depositor without any fraud or misrepresentation on the part of such originator; and

          (CC) No selection procedures adverse to the holders of the Notes were utilized in selecting those contracts transferred by the originators to the depositor from those lease and loan contracts available therefor or in selecting those contracts transferred by the depositor to the owner trust from those lease and loan contracts available therefor.

     In the event of a breach of any such representation or warranty with respect to a contract that materially and adversely affects the value of such contract, the applicable originator, unless it cures the breach by the end of the second collection period after the date on which such originator or the depositor becomes aware of or receives written notice from the related indenture trustee or the servicer of such breach, will be obligated to purchase the contract and, in the case of a contract subject to a true lease, the related equipment. Any such purchase shall be made on the deposit date immediately following the end of such second collection period at a price equal to the required payoff amount applicable to such contract (which will be allocated to the related owner trust) plus, if applicable, the book value of the related equipment which will be allocated to the depositor. This purchase obligation may be enforced by the related indenture trustee on your behalf, and will constitute your sole remedy available against the applicable originator for any such uncured breach, except that pursuant to the applicable pooling and servicing agreement, sale and contribution agreement, as applicable, such originator will indemnify the related indenture trustee, the related owner trustee, the related owner trust and you against losses, damages, liabilities and claims which may be asserted against any of them as a result of third-party claims arising out of the facts giving rise to such breach. If so specified in your prospectus supplement, the applicable originator may, in lieu of repurchasing the contract, cause the depositor to deliver a substitute contract meeting the criteria described in your prospectus supplement.

     Upon the purchase by the applicable originator of a contract and, in the case of a contract subject to a true lease, any related equipment, such contract and related equipment will be released to such originator.

DELINQUENCY AND NET LOSS EXPERIENCE

     Statistics relating to the delinquency and net loss experience on lease and/or loan contracts within the originators' owned and managed portfolios of receivables similar to the contracts in a contract pool will be set forth in your prospectus supplement.

                     DESCRIPTION OF THE NOTES AND INDENTURE

GENERAL

     Each series of Notes will be issued pursuant to the terms of an indenture, a form of which was filed with the Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus is a part. In addition, a copy of the indenture for a series of Notes will be filed with the Securities and Exchange Commission following the issuance of such series. The following summary describes certain material terms expected to be common to each indenture and the related Notes, but does not purport to be complete and is subject to all of the provisions of the indenture, the related Notes and the description set forth in your prospectus supplement.

     The Notes of each series will be issued in fully registered form only and will represent the obligations of a separate owner trust created pursuant to the related trust agreement.

     Payments on the Notes will be made by the indenture trustee on each payment date to persons in whose names the Notes are registered as of the related record date. Unless otherwise specified in your prospectus supplement, the payment date for the Notes will be the 20th day of each month, or if such 20th day is not a business day, the next succeeding business day). The record date for any payment date will be the business day immediately preceding the payment date so long as the Notes are held in the book-entry form, or the last day of the prior calendar month if definitive Notes have been issued to each holder.

     A business day is any day other than a Saturday, Sunday or legal holiday on which commercial banks in New York City, or any other location of a successor servicer or indenture trustee, are open for regular business.

     Each class of Notes initially will be represented by one or more global Notes registered in the name of the nominee of The Depository Trust Company, except as set forth below. Beneficial interests in each class of Notes will be available for purchase in minimum denominations of $10,000 and integral multiples thereof in book-entry form only. The depositor has been informed by The Depository Trust Company that The Depository Trust Company's nominee will be Cede & Co. Accordingly, Cede & Co. is expected to be the holder of record of the Notes. All references herein to holders or noteholders shall reflect the rights of beneficial owners of Notes, as they may indirectly exercise such rights through The Depository Trust Company and The Depository Trust Company participants (as defined below), except as otherwise specified herein. Unless and until definitive Notes are issued under the limited circumstances described herein, you will not be entitled to receive a certificate representing your interest in such Notes. Until such time, all references herein to actions by holders of Notes of any class of Notes will refer to actions taken by the depository upon instructions from its participating organizations and all references herein to distributions, notices, reports and statements to holders of any class of Notes will refer to distributions, notices, reports and statements to the depository or its nominee, as the registered holder of the Notes of such class, for distribution to Note owners of such class in accordance with the depository's procedures. See ' -- Book-Entry Registration' and ' -- Definitive Notes'.

     Subject to applicable laws with respect to escheat of funds, any money held by an indenture trustee or any paying agent in trust under an indenture for the payment of any amount due with respect to any Note and remaining unclaimed for two years after such amount has become due and payable shall be discharged from such trust and, upon request of the related owner trustee, shall be deposited by the indenture trustee in the collection account; and the holder of such Note shall thereafter, as an unsecured general creditor, look only to the owner trust for payment thereof, and all liability of the indenture trustee or such paying agent with respect to such money shall thereupon cease.

DISTRIBUTIONS

     The timing and priority of distributions, seniority, allocations of loss, interest rate and amount or method of determining distributions with respect to principal and interest on the Notes of any series will be described in your prospectus supplement. Principal of and interest on the Notes will be paid on the payment date specified in your prospectus supplement. Your prospectus supplement will specify the interest rate for each class of Notes. Unless otherwise specified in your prospectus supplement, interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. Distributions in respect of principal and interest on the Notes of any class will be made on a pro rata basis among all of the holders of Notes of such class.

CREDIT ENHANCEMENT

     As further specified in the your prospectus supplement, a cash collateral account, subordinated notes, reserve fund or other form of credit enhancement will be established on or prior to the date the contracts are transferred and may be available to the related indenture trustee to pay interest and principal on the Notes in the manner and to the extent specified in your prospectus supplement.

LIQUIDATION PROCEEDS

     Liquidation proceeds which will consist generally of all amounts received by the servicer in connection with the liquidation of a contract and disposition of the related equipment, net of any related out-of-pocket liquidation expenses will be allocated as follows:

         with respect to any contract subject to financing, all such liquidation proceeds will be allocated to the owner trust; and

         with respect to any contract subject to a true lease, such liquidation proceeds will, unless otherwise specified in your prospectus supplement, be allocated on a pro rata basis between the depositor, on the one hand, and the owner trust, on the other, based respectively on
         (a) the book value of the related equipment and (b) the required payoff amount for such contract; provided that, in the event the liquidation proceeds in respect of any contract subject to a true lease and the related equipment exceed the sum of the required payoff amount for such contract and the book value of such equipment, any such excess shall be allocated solely to the depositor.

For example, if the servicer, in connection with a defaulted contract subject to a true lease, derived liquidation proceeds in the amount of $100 from the liquidation of such contract and disposition of the related equipment, and if the required payoff amount of such contract was, as of the collection period during which such contract became a liquidated contract, $120 and the book value of such equipment was $30, such liquidation proceeds would be allocated to the owner trust in the amount of $80 and to the depositor in the amount of $20. All liquidation proceeds which are so allocable to the owner trust will be deposited in a collection account and constitute pledged revenues to be applied to the payment of interest and principal on the Notes in accordance with the priorities described under ' -- Distributions' above.

OPTIONAL PURCHASE OF CONTRACTS

     The depositor may purchase all of the contracts owned by an owner trust on any payment date following the date on which the unpaid principal balance of the related Notes is less than 10% of the initial contract pool principal balance. The purchase price to be paid in connection with such purchase shall be at least equal to the unpaid principal balance of the related Notes as of such payment date plus interest to be paid on the related Notes on such payment date. The proceeds of such purchase shall be applied on such payment date to the payment of the remaining principal balance of the related Notes, together with accrued interest thereon.

TRUST ACCOUNTS

     Except as otherwise specified in your prospectus supplement, the applicable indenture trustee will establish and maintain under each indenture segregated trust accounts which need not be deposit accounts, but which must be eligible accounts consisting of the 'Collection Account,' and the 'Note Distribution Account' (collectively, the 'Trust Account'). An eligible account means any account which is:

         an account maintained with an eligible institution (as defined below);

         an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the Federal Deposit Insurance Corporation;

         a 'segregated trust account' maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the related indenture trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the bank holding company has capital and surplus) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) have a credit rating from each of the rating agencies which signifies investment grade; or

         an account that will not cause any rating agency to reduce, qualify or withdraw its then-current rating assigned to any series of Notes, as confirmed in writing by such rating agency.

Eligible institution means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund, whose short-term deposits or unsecured long-term debt have a credit rating from each of the rating agencies and which is subject to supervision and examination by federal or state authorities.

     The servicer, as agent for the indenture trustee of any series, may designate, or otherwise arrange for the purchase by the indenture trustee of, investments to be made with funds in the trust accounts, which investments shall be eligible investments as defined in the related indenture that will mature not later than the business day preceding the applicable monthly payment date. Eligible investments include, among other investments:

         obligations of the United States or of any agency thereof backed by the full faith and credit of the United States;

         federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; and

         certain repurchase agreements with eligible institutions and other investments which would not result in the reduction, qualification or withdrawal of any rating of the Notes by any rating agency.

REPORTS TO NOTEHOLDERS

     With respect to each series of Notes, the servicer will furnish to the applicable indenture trustee, and such indenture trustee will include with each distribution to you, a statement, as specified in your prospectus supplement, in respect of the related payment date setting forth, among other things:

         the amount of interest paid on each class of the Notes, including any unpaid interest from the prior payment date and any remaining unpaid interest on each class of the Notes;

         the amount of principal paid on each class of the Notes;

         the principal deficiency amount, if any, for such payment date; and

         information regarding any credit enhancement with respect to such series.

     With respect to any series, the Notes will be registered in the name of a nominee of The Depository Trust Company and will not be registered in the names of the beneficial owners or their nominees. As a result, unless and until definitive Notes are issued in the limited circumstances described under ' -- Definitive Notes' below, you will not be recognized by the indenture trustee as a noteholder, as that term is used in the related indenture. Hence, until such time, you will receive reports and other information provided for under the related indenture only if, when and to the extent provided by The Depository Trust Company and its participating organizations. The servicer will file a copy of each such report with the Securities and Exchange Commission on Form 8-K to the extent required under the

Securities Exchange Act of 1934 and the rules and regulations of the Securities and Exchange Commission thereunder.

BOOK-ENTRY REGISTRATION

     Unless otherwise specified in your prospectus supplement, each class of Notes in any series will initially be represented by one or more global Notes registered in the name of the nominee of The Depository Trust Company. We have been informed by The Depository Trust Company that The Depository Trust Company's nominee for each series of Notes will be Cede & Co. You may hold your Notes through The Depository Trust Company (in the United States) or, if so specified in your prospectus supplement, through Cedel Bank or Euroclear (in Europe), which in turn hold through The Depository Trust Company, if they are participants of such systems, or indirectly through organizations that are participants in such systems. If your prospectus supplement states that the Notes of such series may be held through Cedel Bank or Euroclear, Cedel Bank and Euroclear will hold omnibus positions on behalf of the Cedel Bank participants and the Euroclear participants, respectively, through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositories which in turn will hold such positions in customers' securities accounts in the respective depositories' names on the books of The Depository Trust Company.

     The Depository Trust Company is a New York-chartered limited-purpose trust company, a member of the Federal Reserve System, a 'clearing corporation' within the meaning of the Uniform Commercial Code in effect in the State of New York, and a 'clearing agency' registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depository Trust Company holds securities for its participants and facilitates the clearance and settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. Indirect access to The Depository Trust Company system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to The Depository Trust Company and its participants are on file with the Securities and Exchange Commission.

     Transfers between The Depository Trust Company participants will occur in accordance with The Depository Trust Company rules. Transfers between Cedel Bank participants and Euroclear participants will occur in the ordinary way in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through The Depository Trust Company in the United States, on the one hand, and directly or indirectly through Cedel Bank participants or Euroclear participants, on the other hand, will be effected through The Depository Trust Company in accordance with The Depository Trust Company rules on behalf of the relevant European international clearing system by its international depository; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its international depository to take action to effect final settlement on its behalf by delivering or receiving securities in The Depository Trust Company, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to The Depository Trust Company. Cedel Bank participants and Euroclear participants may not deliver instructions directly to the international depositories.

     Because of time-zone differences, credits of securities received in Cedel Bank or Euroclear as a result of a transaction with The Depository Trust Company participant will be made during the subsequent securities settlement processing, dated the business day following The Depository Trust Company settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Cedel Bank participant or Euroclear participant on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of securities by or through a Cedel Bank participant or a Euroclear participant to The Depository Trust Company participant will be received with value on The Depository Trust Company settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in The Depository Trust Company. For additional information regarding clearance and settlement procedures and with respect to tax documentation procedures, see 'Global Clearance, Settlement and Tax Documentation Procedures' and 'Certain U.S. Federal Income Tax Documentation Requirements' in Appendix A.

     If you are not a participant or indirect participant but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Notes, you may do so only through participants and indirect participants. You will receive all distributions from the indenture trustee through participants and indirect participants. You may experience some delay in your receipt of payments, since such payments will be forwarded by the indenture trustee to The Depository Trust Company nominee. The Depository Trust Company will forward such payments to its participants, which thereafter will forward them to indirect participants or you. You will not be recognized by the indenture trustee as a noteholder and you will be permitted to exercise the rights of noteholders only indirectly through The Depository Trust Company and its participants.

     Under the rules, regulations and procedures creating and affecting The Depository Trust Company and its operations, The Depository Trust Company is required to make book-entry transfers of Notes among participants on whose behalf it acts with respect to the Notes and to receive and transmit distributions of amounts payable on the Notes. Participants and indirect participants with which you have accounts similarly are required to make book-entry transfers and receive and transmit such payments on your behalf. Accordingly, although you will not possess Notes, The Depository Trust Company rules provide a mechanism by which participants will receive payments and will be able to transfer their interests.

     Because The Depository Trust Company can act only on behalf of participants, who in turn act on behalf of indirect participants and certain banks, your ability to pledge Notes to persons or entities that do not participate in The Depository Trust Company system, or to otherwise act with respect to such Notes, may be limited due to the lack of a physical certificate for such Notes.

     The Depository Trust Company has advised the depositor that it will take any action permitted to be taken by a noteholder under the indenture, only at the direction of one or more participants to whose accounts with The Depository Trust Company the Notes are credited. The Depository Trust Company may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of participants whose holdings include such undivided interests.

     Except as required by law, we, the owner trust, and the indenture trustee will not have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interest of the Notes held by The Depository Trust Company's nominee, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Depository Trust Company may discontinue providing its services as securities depository with respect to the Notes at any time by giving reasonable notice to the indenture trustee. Under such circumstances, in the event that a successor securities depository is not obtained, definitive Notes are required to be printed and delivered. See ' -- Definitive Notes.'

     The information in this section concerning The Depository Trust Company and The Depository Trust Company's book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor takes no responsibility for the accuracy or completeness thereof.

     Cedel Bank, societe anonyme is incorporated under the laws of Luxembourg as a professional depository. Cedel Bank holds securities for its participants and facilitates the clearance and settlement of securities transactions between Cedel Bank participants through electronic book-entry changes in accounts of Cedel Bank participants, thereby eliminating the need for physical movement of securities. Transactions may be settled by Cedel Bank in numerous currencies, including United States dollars. Cedel Bank provides to its Cedel Bank participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depository, Cedel Bank is subject to regulations by the Luxembourg Monetary Institute. Cedel Bank participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include the underwriters of the Notes. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Bank participant, either directly or indirectly.

     The Euroclear System was created in 1968 to hold securities for participants of the Euroclear System and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may now be settled in numerous currencies, including United States dollars. The Euroclear System includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with The Depository Trust Company described above. The Euroclear System is operated by Morgan Guaranty Trust Company of New York, Brussels, Belgium office, under contract with Euroclear Clearance System, S.C., a Belgian cooperative corporation. All operations are conducted by the Euroclear operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear operator, not the Euroclear Clearance System. The Euroclear Clearance System establishes policy for the Euroclear System on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to the Euroclear System is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

     The Euroclear operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law. These terms and conditions govern transfers of securities and cash within the Euroclear System, withdrawal of securities and cash from the Euroclear System, and receipts of payments with respect to securities in the Euroclear System. All securities in the Euroclear System are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The Euroclear operator acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

     Distributions with respect to Notes held through Cedel Bank or Euroclear will be credited to the cash accounts of Cedel Bank participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its international depository. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Cedel Bank or the Euroclear operator, as the case may be, will take any other action permitted to be taken by a noteholder under the indenture on behalf of a Cedel Bank participant or a Euroclear participant only in accordance with its relevant rules and procedures and subject to its international depository's ability to effect such actions on its behalf through The Depository Trust Company.

     Although The Depository Trust Company, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of The Depository Trust Company, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     If your prospectus supplement states that the Notes of a series will be listed on the Luxembourg Stock Exchange, a paying agent shall be maintained in respect of the Notes in Luxembourg for so long as the Notes of such series are listed on the Luxembourg Stock Exchange. In such event, Kredietbank S.A. Luxembourgeoise will be appointed as the initial Luxembourg paying agent. In addition, Kredietbank S.A. Luxembourgeoise would be appointed transfer agent in Luxembourg, with respect to the Notes of such series, in case the global Notes for any series are replaced by definitive Notes.

DEFINITIVE NOTES

     The Notes of each class of a series will be issued in registered, certificated form to you or your nominee, rather than to the depository or its nominee, only if:

         the depository advises the indenture trustee in writing that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Notes of such class, and the indenture trustee is unable to locate a qualified successor; or

         Note owners representing not less than 50% of the principal balance of such class advise the indenture trustee and the depository through participants in writing that the continuation of a book-entry system through the depository is no longer in the best interest of the Note owners of such class.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the depository is required to notify all participants of the availability through the depository of definitive Notes. Upon surrender by the depository of the definitive certificate representing the Notes of the affected class and instructions for registration, the indenture trustee will issue the Notes of such class as definitive Notes, and thereafter the indenture trustee will recognize the Note owners of such definitive Notes as noteholders under the indenture.

     Distributions of principal and interest on the Notes of a series will be made by the indenture trustee directly to you in accordance with the procedures set forth herein and in the indenture. Interest payments and any principal payments on each payment date will be made to noteholders in whose names the definitive Notes were registered at the close of business on the related record date. Distributions will be made by check mailed to the address of such noteholder as it appears on the register maintained by the indenture trustee. The final payment on any Note, however, will be made only upon presentation and surrender of such Note at the office or agency specified in the notice of final distribution to noteholders. The indenture trustee will provide such notice to registered noteholders mailed not later than the fifth day of the month of such final distributions.

     Definitive Notes will be transferable and exchangeable at the offices of the transfer agent and registrar, which initially will be the indenture trustee and, if the Notes of such series are listed on the Luxembourg Stock Exchange, the offices of Kredietbank S.A. Luxembourgeoise which shall be appointed as transfer agent in Luxembourg in respect of such definitive Notes. No service charge will be imposed for any registration of transfer or exchange, but the transfer agent and registrar may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith. The transfer agent and registrar will not be required to register the transfer or exchange of definitive Notes for the period from the record date preceding the due date for any payment to the payment date with respect to such definitive Notes.

MODIFICATION OF INDENTURE WITHOUT NOTEHOLDER CONSENT

     Unless otherwise specified in your prospectus supplement, with respect to a series of Notes, the owner trust and the indenture trustee may, without your consent, enter into one or more supplemental indentures for any of the following purposes:

         to correct or amplify the description of the collateral or add additional collateral;

         to provide for the assumption of the Notes and the indenture obligations by a permitted successor to the owner trust (as described under ' -- Certain Covenants');

         to add additional covenants for your benefit, or to surrender any rights or power conferred upon the owner trust;

         to convey, transfer, assign, mortgage or pledge any property to or with the indenture trustee;

         to cure any ambiguity or correct or supplement any provision in the indenture or in any supplemental indenture which may be inconsistent with any other provision of the indenture;

         to provide for the acceptance of the appointment of a successor indenture trustee or to add to or change any of the provisions of the indenture or in any supplemental indenture as shall be necessary and permitted to facilitate the administration by more than one trustee;

         to modify, eliminate or add to the provisions of the indenture in order to comply with the Trust Indenture Act of 1939, as amended;

         to avoid a reduction, qualification or withdrawal of any rating of the Notes; or

         to add any provisions to, or change in any manner or eliminate any of the provisions of, the indenture or to modify in any manner your rights under the indenture, provided that no such supplemental indenture may
         (a) result in a reduction, qualification or withdrawal of the then-current ratings of the Notes, or (b) as evidenced by an opinion of counsel, adversely affect in any material respect your interests.

MODIFICATION OF INDENTURE WITH NOTEHOLDER CONSENT

     Unless otherwise specified in your prospectus supplement, with the consent of the holders representing a majority of the principal balance of each class of the related series of Notes then outstanding, the owner trustee and the indenture trustee may execute a supplemental indenture to add provisions to change in any manner or eliminate any provisions of, the indenture, or modify in any manner your rights.

     Without the consent of the holder of each outstanding Note affected thereby, however, no supplemental indenture may:

         change the date, timing or method of determination of any installment of principal of or interest on any Note or reduce the principal amount thereof, the interest rate specified thereon or the redemption price with respect thereto or change the manner of calculating any such payment or any place of payment where, or the coin or currency in which, any Note or any interest thereon is payable;

         impair the right to institute suit for the enforcement of certain provisions of the indenture regarding payment;

         reduce the percentage of each class of the Notes then outstanding the consent of the holders of which is required for any such supplemental indenture or for any waiver of compliance with certain provisions of the indenture or of certain defaults thereunder and their consequences;

         modify or alter the provisions of the indenture regarding the voting of Notes held by the owner trust, any other obligor on the Notes, the depositor or an affiliate of any of them;

         reduce the percentage of the Notes the consent of the holders of which is required to direct the indenture trustee to sell or liquidate the pledged revenues if the proceeds of such sale would be insufficient to pay the principal amount and accrued but unpaid interest on the outstanding Notes;

         reduce the percentage of each class of the Notes then outstanding required to amend the sections of the indenture which specify the applicable percentage of each class of the Notes then outstanding necessary to amend the indenture or certain other related agreements;

         permit the creation of any lien ranking prior to or on a parity with the lien of the indenture with respect to any of the collateral for the Notes or, except as otherwise permitted or contemplated in the indenture, terminate the lien of the indenture on any such collateral or deprive the holder of any Note of the security afforded by the lien of the indenture; or

         result in a reduction, qualification or withdrawal of the rating of any class of Notes by a rating agency, as confirmed in writing by each rating agency.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     'Events of Default' under each indenture will consist of:

         a default for five calendar days or more in the payment of interest due on any Note of such series;

         failure to pay the unpaid principal amount of any class of notes of such series on the stated maturity date or any redemption date for such class;

         a default in the observance or performance in any material respect of any covenant or agreement of the owner trust made in the indenture, or any representation or warranty made by the owner trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect as of the time made, and the continuation of any such default or the failure to cure such breach of a representation or warranty for a period of 30 calendar days after notice thereof is given to the owner trust by the indenture trustee or to the owner trust and the indenture trustee by the holders of at least 25% in principal amount of the Notes then outstanding; or

         certain events of bankruptcy, insolvency, receivership or liquidation of the owner trust or the depositor.

     If an event of default should occur and be continuing with respect to the Notes of a series, the applicable indenture trustee or a majority of the holders of the Notes may declare the principal of the Notes of such series to be immediately due and payable. Such declaration may, under certain circumstances, be rescinded by a majority of the holders of the Notes.

     If the Notes of a series have been declared due and payable following an event of default, the applicable indenture trustee may institute proceedings to collect amounts due or foreclose on pledged revenues, exercise remedies as a secured party, sell the related pledged revenues or elect to have the owner trust maintain possession of the pledged revenues and continue to apply collections on the pledged revenues as if there had been no declaration of acceleration. The indenture trustee, however, will be prohibited from selling the pledged revenues following an event of default, unless:

         the holders of all the outstanding Notes consent to such sale;

         the proceeds of such sale distributable to holders of the Notes are sufficient to pay in full the principal of and the accrued interest on all the outstanding Notes at the date of such sale; or

         the indenture trustee determines that the pledged revenues would not be sufficient on an ongoing basis to make all payments on the Notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66 2/3% of the aggregate outstanding amount of the Notes.

Following a declaration upon an event of default that the Notes are immediately due and payable, any proceeds of liquidation of the pledged revenues will be applied in the following order of priority:

         to the reimbursement of the trustee for its expenses;

         to the payment of interest and then principal on the senior Notes;

         to the payment of interest and then principal on the subordinate Notes;

         to the payment of interest and then principal on the certificates of the owner trust (if any); and

         the remainder, if any, to payment of certain amounts payable in connection with any credit enhancement with respect to such series and thereafter to the holders of certificates in the owner trust.

     Subject to the provisions of the indenture relating to the duties of the indenture trustee, if an event of default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the Notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities which might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, a majority of the noteholders will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and a majority of the noteholders may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all of the holders of such outstanding Notes.

     No holder of a Note will have the right to institute any proceeding with respect to the indenture, unless:

           such holder previously has given to the indenture trustee written notice of a continuing event of default;

           the holders of not less than 25% in principal amount of the outstanding Notes have made written request of the indenture trustee to institute such proceeding in its own name as indenture trustee;

           such holder or holders have offered the indenture trustee reasonable indemnity;

           the indenture trustee has for 60 days failed to institute such proceeding; and

           no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding Notes.

     If an event of default occurs and is continuing and if it is known to the indenture trustee, the indenture trustee will mail to each noteholder notice of the event of default within 90 days after it occurs. Except in the case of a failure to pay principal of or interest on any Note, the indenture trustee may withhold the notice if and so long as it determines in good faith that withholding the notice is in your interests.

     In addition, the indenture trustee and you, by accepting the Notes, will covenant that they will not at any time institute against the depositor or the owner trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

     Neither the indenture trustee nor the owner trustee in its individual capacity, nor any holder of a Note including, without limitation, the depositor, nor any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the Notes or for any agreement or covenant of the owner trust contained in the indenture.

CERTAIN COVENANTS

     Each indenture will provide that the related owner trust may not consolidate with or merge into any other entity, unless:

           the entity formed by or surviving such consolidation or merger is organized under the laws of the United States or any state;

           such entity expressly assumes the owner trust's obligation to make due and punctual payments upon the Notes and the performance or observance of every agreement and covenant of the owner trust under the indenture;

           no event of default shall have occurred and be continuing immediately after such merger or consolidation;

           the owner trustee has been advised that the rating of the Notes then in effect would not be reduced or withdrawn by the rating agencies as a result of such merger or consolidation;

           the owner trustee has received an opinion of counsel to the effect that such consolidation or merger would have no material adverse tax consequence to the owner trust or to any noteholder or equity certificate holder; and

           the owner trust or the person (if other than the owner trust) formed by or surviving such consolidation or merger has a net worth, immediately after such consolidation or merger, that is (a) greater than zero and (b) not less than the net worth of the owner trust immediately prior to giving effect to such consolidation or merger.

     Each owner trust will not, among other things:

           except as expressly permitted by the related indenture or trust agreement, sell, transfer, exchange or otherwise dispose of any of the assets of such owner trust;

           claim any credit on or make any deduction from the principal and interest payable in respect of the related Notes (other than amounts withheld under the bankruptcy code or applicable state law) or assert any claim against any present or former holder of such Notes because of the payment of taxes levied or assessed upon the owner trust;

           dissolve or liquidate in whole or in part;

           permit the validity or effectiveness of the indenture to be impaired or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted thereby; or

           except as expressly permitted by the indenture, the pooling and servicing agreement or the trust agreement, permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance to be created on or extend to or otherwise arise upon or burden the assets of the owner trust or any part thereof, or any interest therein or proceeds thereof.

     No owner trust may engage in any activity other than as specified under 'The Owner Trusts.' Each owner trust will not incur, assume or guarantee any indebtedness other than indebtedness incurred pursuant to the related Notes and the related indenture or otherwise in accordance with the related indenture, trust agreement and pooling and servicing agreement.

ANNUAL COMPLIANCE STATEMENT

     Each owner trust will be required to file annually with the applicable indenture trustee a written statement as to the fulfillment of its obligations under the indenture.

INDENTURE TRUSTEE'S ANNUAL REPORT

     Each indenture trustee will be required to mail each year to all noteholders of the related series a brief report relating to its eligibility and qualification to continue as indenture trustee under the related indenture, any amounts advanced by it under the indenture, the amount, interest rate and maturity date of certain indebtedness owing by the owner trust to the indenture trustee in its individual capacity, the property and funds physically held by the indenture trustee as such and any action taken by it that materially affects the Notes and that has not been previously reported.

SATISFACTION AND DISCHARGE OF INDENTURE

     An indenture will be discharged with respect to the collateral securing the Notes of such series upon the delivery to the related indenture trustee for cancellation of all such Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all of such Notes.

THE INDENTURE TRUSTEE

     The indenture trustee for any series will be specified in your prospectus supplement. An indenture trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove an indenture trustee if such indenture trustee ceases to be eligible to continue as such under the indenture, if such indenture trustee becomes insolvent or if the rating assigned to the long-term unsecured debt obligations of such indenture trustee (or the holding company thereof) by the rating agencies shall be lowered below the rating of 'BBB', 'Baa3' or equivalent rating or be withdrawn by any rating agency. In such circumstances, the depositor will be obligated to appoint a successor trustee. Any resignation or removal of an indenture trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by a successor trustee.

              DESCRIPTION OF THE POOLING AND SERVICING AGREEMENTS

     The following is a summary of the material terms of each pooling and servicing agreement, a form of which was filed with the registration statement of which this prospectus is a part. In addition, a copy of the pooling and servicing agreement relating to a series of Notes will be filed with the Securities and Exchange Commission following the issuance of such series. The following summary describes certain terms expected to be common to each pooling and servicing agreement, but does not purport to be complete and is subject to all of the provisions of the pooling and servicing agreement relating to a particular series and the description set forth in your prospectus supplement.

TRANSFER AND ASSIGNMENT OF CONTRACTS AND EQUIPMENT

     On or before the applicable closing date, the originators will transfer to the depositor pursuant to one or more purchase agreements all of their right, title and interest in the contracts and the related equipment, including all security interests created thereby and therein, the right to receive all scheduled payments and prepayments received on the contracts on or after the date of transfer (including all scheduled payments due prior to, but not received as of, the transfer date, but excluding any scheduled payments due on or after, but received prior to, the transfer date), all rights under insurance policies maintained on the equipment pursuant to the contracts, all documents contained in the files and all proceeds derived from any of the foregoing. Pursuant to the pooling and servicing agreement, on the applicable closing date, the depositor will transfer all of its rights in the contracts and certain rights in the equipment (including, to the extent specified in your prospectus supplement, (i) the depositor's ownership or security interest in the equipment subject to a true lease, (ii) prepayments received on contracts and (iii) liquidation proceeds received with respect to the liquidation of defaulted contracts subject to a true lease and the disposition of the related equipment), together with all its rights under the purchase agreements, to the owner trust.

     Each pooling and servicing agreement will designate the servicer as custodian to maintain possession, as the owner trust's agent, of the contracts and all documents related thereto. To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the servicer's possession. Financing statements will be filed on the transfer date in the applicable jurisdictions reflecting the transfer of the contracts and the equipment by the originators to the depositor, the transfer by the depositor to the owner trust, and the pledge by the owner trust to the indenture trustee, and the originators' accounting records and computer systems will also reflect such assignments and pledge. The contracts will not, however, be stamped or otherwise physically marked to reflect their assignment to the owner trust. If, through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the contracts without knowledge of the assignment, the owner trust's interest in the contracts could be defeated. See 'Risk Factors -- Certain Legal
Risks -- Servicer's or Vendor's Retention of Contract Files May Hinder Our Ability to Realize the Value of Equipment Securing the Contracts.'

COLLECTIONS ON CONTRACTS

     The applicable indenture trustee will establish and maintain a collection account, into which the servicer will deposit, no later than the second business day after the date of processing, the following amounts:

      all scheduled payments made by or on behalf of obligors under the contracts;

      all prepayments, excluding any portion thereof allocable to the depositor, as specified in your prospectus supplement;

      amounts constituting liquidation proceeds on liquidated contracts, to the extent specified in your prospectus supplement;

      any and all payments made by an originator pursuant to the pooling and servicing agreement in connection with the purchase of any contracts as a result of a breach of a representation or warranty with respect thereto, as described under 'The Contracts -- Representations and

      Warranties Made by the Originators,' excluding, in the case of a contract subject to a true lease, any portion thereof allocable to the depositor as specified in your prospectus supplement; and

      the amount paid by the depositor to purchase the contracts, as described under 'Description of the Notes and Indenture -- Optional Purchase of Contracts.'

     So long as no event of termination shall have occurred and be continuing with respect to the servicer, the servicer may make the remittances to be made by it to the collection account net of amounts (which amounts may be netted prior to any such remittance for a collection period) otherwise to be distributed to it in payment of its servicing fee.

     The servicer will be entitled to withdraw from the collection account any amounts deposited therein in error or required to be repaid to an obligor, based on the servicer's good-faith determination that such amount was deposited in error or must be returned to the obligor.

     The servicer will pay to the depositor, no later than the second business day after the date of processing, all proceeds from the disposition of equipment subject to a true lease, to the extent allocable to the depositor, including amounts paid by obligors to exercise purchase options under contracts subject to a true lease and the allocable portion of liquidation proceeds (as described under 'Description of the Notes and Indenture -- Liquidation Proceeds').

     On or before the fifth business day preceding each payment date, the servicer is required to determine the amount of related collection period pledged revenues for such payment date, the amount of interest payable on the Notes on such payment date, the monthly principal amount for such payment date, the principal deficiency amount, if any, for such payment date, and the amount, if any, by which such related collection period pledged revenues, when applied in accordance with the priorities described under 'Description of the Notes and Indenture -- Distributions,' are insufficient to pay the interest payable on the Notes on such payment date. If there is an interest shortfall for such payment date, current collection period pledged revenues will be applied to the payment of interest on the Notes to the extent necessary to cure such interest shortfall. The servicer shall further give notice to the indenture trustee of amounts to be withdrawn from the cash collateral account or other form of credit enhancement to pay an amount in accordance with the related indenture.

SERVICING

     Pursuant to each pooling and servicing agreement, AT&T Capital will be engaged to act as servicer on behalf of the related owner trust and the depositor. The servicer is generally obligated under each pooling and servicing agreement to service the contracts with reasonable care, using that degree of skill and attention that AT&T Capital exercises with respect to all comparable contracts and related assets that it services for itself or others in accordance with its credit and collections policy and applicable law. In performing such duties, so long as AT&T Capital is the servicer, it shall comply in all material respects with its credit and collection policies and procedures in effect from time to time (which credit and collection policies currently in effect are described under 'The Originators -- Underwriting and Servicing'). The servicer may delegate certain of its servicing responsibilities with respect to the contracts to third parties, provided that the servicer will remain obligated to the related owner trust and the depositor for the proper performance of all such servicing responsibilities.

     The servicer is generally obligated to act in a commercially reasonable manner with respect to the repossession and disposition of equipment following a contract default with a view to realizing proceeds at least equal to the fair market value thereof. The servicer may, in its discretion, choose to dispose of equipment through a new lease or in some other manner which provides for payment for the equipment over time. In any such event, the servicer will be required to pay from its own funds an amount which, in its reasonable judgment, is equal to the fair market value of such equipment, less any related out-of-pocket liquidation expenses, and the servicer will be entitled to all payments received thereafter in respect of such equipment. Any such amounts so paid by the servicer will be deemed to constitute additional liquidation proceeds with respect to the related contract and equipment and will be allocated as described under 'Description of the Notes and Indenture -- Liquidation Proceeds.'

     Under each pooling and servicing agreement, the servicer is responsible for, among other things:

           reviewing and certifying that the contract files are complete;

           monitoring and tracking any property and sales taxes to be paid by obligors;

           billing, collection and recording of payments from obligors;

           communicating with and providing billing records to obligors;

           deposit of funds into the collection account;

           receiving payments as the owner trust's agent on the insurance policies maintained by the obligors and communicating with insurers with respect thereto;

           issuance of reports to the indenture trustee specified in the indenture and in the pooling and servicing agreement;

           repossession and remarketing of equipment following obligor defaults; and

           paying the fees and ordinary expenses of the indenture trustee and the owner trustee.

     The servicer shall, to the extent the proceeds of such liquidation are sufficient therefor, be entitled to recover all reasonable out-of-pocket expenses incurred by it in the course of liquidating a contract and disposing of the related equipment, which amounts may be retained by the servicer from such proceeds to the extent of such expenses. The servicer is entitled under each pooling and servicing agreement to retain, from liquidation proceeds, a reserve for out-of-pocket liquidation expenses in an amount equal to such expenses, in addition to those previously incurred, as it reasonably estimates will be incurred. Upon completion of such liquidation, the remainder of any such reserve, after reimbursement to the servicer of all out-of-pocket liquidation expenses, shall constitute liquidation proceeds and be deposited in the collection account. Under each pooling and servicing agreement, the servicer, subject to certain limitations, is permitted to grant payment extensions on a contract in accordance with its credit and collection policies and procedures if the servicer believes in good faith that such extension is necessary to avoid a termination and liquidation of such contract and will maximize the amount to be received by the owner trust with respect to such contract. Under each pooling and servicing agreement, the servicer, subject to certain limitations, is permitted to grant modifications or amendments to a contract in accordance with its credit and collection policies and procedures.

     Prepayments. The servicer may in its discretion allow a prepayment of any contract, but only if the amount paid by or on behalf of the obligor (or, in the case of a partial prepayment, the sum of such amount and the remaining contract principal balance of such contract after application of such amount) is at least equal to the required payoff amount of such contract. To the extent any prepayment exceeds the required payoff amount of a contract subject to a lease, such excess will be paid to the depositor.

     Evidence as to Compliance. On or before March 31 of each year, the servicer must deliver to the indenture trustee a statement from a nationally recognized accounting firm to the effect that such firm has (i) audited the financial statements of the servicer (or, if the servicer is a wholly-owned subsidiary of another entity, the financial statements of such parent entity) and issued its report thereon and that such audit was made in accordance with generally accepted auditing standards as in effect in the jurisdiction of the entity being audited, which require that such accounting firm plan and perform the audit to obtain reasonable assurance as to whether the financial statements of the servicer (or its parent, as applicable) are free of material misstatement, and
(ii) examined management's assertion that the servicer maintained effective control over the servicing of equipment contracts, installment sales contracts, promissory notes, loan and security agreements and/or other similar types of receivables under servicing agreements substantially similar one to another, in accordance with established or stated criteria, and that such examination was performed in accordance with standards established by the American Institute of Certified Public Accountants.

     Certain Matters Regarding the Servicer. The servicer may not resign from its obligations under a pooling and servicing agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until a successor servicer has assumed the servicer's obligations and duties under such pooling and servicing agreement. The servicer can be removed as servicer only upon the occurrence of an event of termination as discussed below.

     The servicer must keep in place throughout the term of a pooling and servicing agreement an insurance policy or financial guarantee bond covering errors and omissions by the servicer. Such policy or bond shall be in such form and amount as is generally customary among persons that service a portfolio of equipment leases having an unpaid balance of at least $100 million and which are generally regarded as servicers acceptable to institutional investors.

     Servicing Compensation and Payment of Expenses. Compensation to the servicer will include a monthly fee, which will be payable to the servicer from the amount available on each payment date, in an amount equal to the product of one-twelfth of a percentage per annum specified in the prospectus supplement multiplied by the contract pool principal balance as of the last day of the second preceding collection period (or, in the case of the servicing fee with respect to the collection period commencing on the date of transfer of the contracts, the contract pool principal balance as of the transfer date), plus any late fees, late payment interest, documentation fees, insurance administration charges and other administrative fees and charges and a portion of any extension fees collected with respect to the contracts during the prior collection period and any investment earnings on collections prior to deposit thereof in the collection account. Up to one-fifth of such servicing fee will be used by the servicer to pay certain expenses relating to the contracts and the owner trust. The servicer is authorized under each pooling and servicing agreement, in its discretion, to waive any administrative fees or extension fees that may be collected in the ordinary course of servicing any contract.

     Events of Termination. An event of termination under a pooling and servicing agreement will occur if:

      the servicer fails to make any payment or deposit required under such pooling and servicing agreement and such failure continues for five business days (or three business days in the case of a failure by AT&T Capital to pay the amount necessary to purchase a contract and the related equipment due to a breach of representations and warranties with respect thereto) after notice from the indenture trustee or after discovery by the servicer;

      the servicer fails to deliver to the indenture trustee and the owner trustee the servicer's certificate by the third business day prior to the related payment date;

      the servicer fails to observe or perform in any material respect any other covenants or agreements of the servicer set forth in the pooling and servicing agreement (and, if AT&T Capital is the servicer, the sale and contribution agreement), and such failure (i) materially and adversely affects the rights of the owner trust or you, and (ii) continues unremedied for 30 days after written notice thereof has been given to the servicer by the owner trustee, the indenture trustee or any holder of a Note;

      certain events of bankruptcy or insolvency occur with respect to the servicer; or

      any representation, warranty or statement of the servicer made in the pooling and servicing agreement or any certificate, report or other writing delivered pursuant thereto proves to be incorrect in any material respect, and such incorrectness (i) has a material adverse effect on the owner trust or holders of the notes, and (ii) continues uncured for 30 days after written notice thereof has been given to the servicer by the owner trustee, the indenture trustee or any noteholder.

The servicer is required under the pooling and servicing agreement to give the indenture trustee, the owner trustee and each rating agency notice of an event of termination promptly after having obtained knowledge of such event.

     Federal bankruptcy laws limit the termination of contracts solely by reason of the fact that the party obligated to provide such performance is subject to federal bankruptcy proceedings. In such a circumstance, the indenture trustee may be unable to terminate the servicer unless it could demonstrate that independent grounds (whether or not arising from the same facts causing the servicer to be subject to bankruptcy proceedings) exist to declare an event of termination and the court supervising the bankruptcy proceeding determines that such grounds warrant termination of the servicer.

     Rights upon event of termination. So long as an event of termination remains unremedied, the indenture trustee may, and at the written direction of
(i) a majority of the noteholders, or (ii) at such time as the Notes of such series are no longer outstanding, certificateholders representing a majority of the aggregate principal balance of the certificates of such owner trust shall, terminate all of the rights and obligations of the servicer under the pooling and servicing agreement in and to the contracts, whereupon a successor servicer (which, unless and until the indenture trustee appoints a new servicer, will be the indenture trustee) will succeed to all the responsibilities, duties and liabilities of the servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements; provided, however, that any successor servicer will not assume any obligation of an originator to repurchase contracts for breaches of representations and warranties, and any successor servicer will not be liable for any acts or omissions of the prior servicer occurring prior to a transfer of the servicer's servicing and related functions or for any breach by such servicer of any of its obligations contained in the pooling and servicing agreement.

     A majority of the noteholders may waive any default by the servicer in the performance of its obligations under the pooling and servicing agreement and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any event of termination arising therefrom shall be deemed to have been remedied. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

AMENDMENT

     Any pooling and servicing agreement may be amended by the parties thereto
(i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, or (iii) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the noteholders or the equity certificateholders. Any pooling and servicing agreement may also be amended by the parties thereto with the consent of a majority of the noteholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the noteholders; provided, however, that no such amendment (a) that reduces in any manner the amount of, or accelerates or delays the timing of, any payment received on or with respect to contracts that are required to be distributed on any Note or that reduces the aforesaid percentage required to consent to any such amendment or any waiver under the pooling and servicing agreement, may be effective without the consent of the holder of each such Note, or (b) will be effective unless each rating agency confirms that such amendment will not result in a reduction, qualification or withdrawal of the ratings on the Notes.

TERMINATION OF THE POOLING AND SERVICING AGREEMENT

     The obligations created by any pooling and servicing agreement will terminate (after distribution of all interest and principal then due to noteholders and the holders of the certificates) on the earlier of (a) the payment date next succeeding the later of the final payment or other liquidation of the last contract or the disposition of all equipment acquired upon termination of any contract; or (b) the payment date on which the depositor repurchases the contracts as described under 'Description of the Notes and Indenture -- Optional Purchase of Contracts.' However, an originator's representations, warranties and indemnities will survive any termination of the pooling and servicing agreement.

                    MATERIAL FEDERAL INCOME TAX CONSEQUENCES

GENERAL

     The following is a general and brief discussion of the material United States federal income tax consequences of the purchase, ownership and disposition of the Notes. The discussion that follows, and the opinion described below of Winston & Strawn, special tax counsel to the trust depositor ('Tax Counsel'), are based upon current provisions of the Internal Revenue Code of 1986, as amended, existing and proposed Treasury Regulations, current administrative rulings, judicial decisions and other applicable authorities in effect as of the date hereof, all of which are subject to change, possibly with retroactive effect. There are no cases, regulations, or Internal Revenue Service rulings on comparable transactions or instruments to those described in this Prospectus. As a result, there can be no assurance that the Internal Revenue Service will not challenge the conclusions reached in this description of Material Federal Income Tax Consequences, and no ruling from the Internal Revenue Service has been or will be sought on any of the issues discussed below. Furthermore, legislative, judicial or administrative changes may occur, perhaps with retroactive effect, which could affect the accuracy of the statements set forth below.

     This summary of Material Federal Income Tax Consequences has been prepared in compliance with the directive of the Securities and Exchange Commission that 'plain English' be used. As a result, certain of the complex technical rules which would not be applicable to most investors but may apply to some specific types of investors (e.g. dealers in securities) have not been included. Also, the descriptions of the relevant tax rules are intended to explain the general application of the rules. This summary does not attempt to explain fully every relevant technical aspect of the applicable tax provisions. BECAUSE THIS SUMMARY OF MATERIAL FEDERAL INCOME TAX CONSEQUENCES IS INTENDED TO BE GENERAL IN NATURE, IT IS RECOMMENDED THAT EACH PROSPECTIVE INVESTOR CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES.

     This summary of material federal income tax matters is divided into two parts. The first part describes the classification of the Notes as debt and the treatment of the Trust as a pass-thru entity (i.e., rather than as a corporation or other entity subject to tax at the entity level). The second part describes the taxation of an investor in the Notes. Under the caption 'General Tax Treatment of Noteholders' is a description of the tax consequences for what is expected to be the typical investment situation. The description of General Tax Treatment of Noteholders provides a summary of federal income tax consequences for investors who are citizens or residents of the United States who purchase U.S. dollar denominated Notes for investment (rather than acting as a dealer in securities) at a purchase price equal to the principal amount of the Notes (plus accrued interest, if any). There are a variety of technical tax rules which can be expected to apply only to certain types of investors or in certain special circumstances. Those rules are separately described under the caption 'Special Tax Rules'. Those special rules apply, for example, to investors who are foreign persons or who purchase a Note at a price which is higher or lower than a Note's principal amount. IT IS RECOMMENDED THAT PROSPECTIVE INVESTORS CONSULT A TAX ADVISOR TO DETERMINE WHETHER ANY OF THE SPECIAL TAX RULES ARE APPLICABLE.

CLASSIFICATION OF THE NOTES AND THE TRUST

     In connection with the issuance of the Notes, Tax Counsel will deliver its opinion that, for federal income tax purposes, under existing law (1) the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and (2) the Notes will be treated as indebtedness. In rendering these opinions, Tax Counsel has assumed that the terms of the various documents relating to the issuance of the Notes will be complied with by all of the parties to the transaction. Those terms include a requirement, which each investor agrees to by virtue of acquiring ownership of any beneficial interest in a Note, that the Trust and the investors in the Notes treat the Notes as indebtedness for federal income tax purposes. The opinion of Tax Counsel does not foreclose the possibility of a contrary determination by the Internal Revenue Service or by a court of competent jurisdiction, or of a contrary position by the Internal Revenue Service or Treasury Department in regulations or rulings issued in the future.

     Although it is the opinion of Tax Counsel that the Trust will not be treated as an association (or publicly traded partnership) taxable as a corporation and the Notes will be characterized as indebtedness for federal income tax purposes, no assurance can be given that such characterization of the Trust or the Notes will prevail. If, contrary to the opinion of Tax Counsel, the Internal Revenue Service successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, such Notes might be treated as equity interests in the Trust. As a result, the Trust might be classified as a publicly traded partnership taxable as a corporation. If the Trust were classified as a publicly traded partnership taxable as a corporation, the Trust would be subject to United States federal income tax on its net income. An imposition of such corporate-level income tax could materially reduce the amount of cash that would be available to make payments of principal and interest on the Notes. Alternatively, if the Trust were classified as a partnership (other than a publicly traded partnership taxable as a corporation), the Trust itself would not be subject to United States federal income tax. Instead, holders of Notes that were determined to be equity interests in such partnership would be required to take into account their allocable share of the Trust's income and deductions. Such treatment may have adverse federal income tax consequences for certain Noteholders. For example: (1) income to certain tax-exempt entities (including pension funds) may constitute 'unrelated business taxable income,' (2) income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, (3) individual holders might be subject to certain limitations on their ability to deduct their share of Trust expenses, and (4) income from the Trust's assets would be taxable to Noteholders without regard to whether cash distributions are actually made by the Trust or any particular Noteholder's method of tax accounting.

     The discussion that follows assumes that the Notes will be treated as indebtedness for federal income tax purposes.

GENERAL TAX TREATMENT OF NOTEHOLDERS

     Payments of Interest. An investor will be taxed on the amount of payments of interest on a Note as ordinary interest income at the time it accrues or is received in accordance with the investor's regular method of accounting for United States federal income tax purposes.

     Sale or Other Disposition of a Note. An investor who disposes of a Note, whether by sale, exchange for other property, or payment by the Trust, will recognize taxable gain or loss equal to the difference between the amount realized on the sale or other disposition (not including any amount attributable to accrued but unpaid interest) and the investor's adjusted tax basis in the Note. In general, an investor's adjusted tax basis in a Note will be equal to the initial purchase price. Any gain or loss recognized upon the sale or other disposition of a Note will be capital gain or loss. For non-corporate investors, capital gain recognized on the sale or other disposition of a Note held by the investor for more than one year will be taxed at a maximum rate of 20%. Capital gain for a Note held for one year or less is taxed at the rates applicable to ordinary income (i.e., up to 39.6%). Taxpayers must aggregate capital gains and losses for each taxable year. In the event a taxpayer realizes a net capital loss for any year there are limits on the amount of such capital losses which can be deducted.

     Information Reporting and Backup Withholding. The Trust (or an agent acting on its behalf) will be required to report annually to the Internal Revenue Service, and to each non-corporate Noteholder, the amount of interest paid on the Notes for each calendar year. Each non-corporate Noteholder (other than Noteholders who are not subject to the reporting requirements) will be required to provide, under penalties of perjury, a certificate (Form W-9) containing the Noteholder's name, address, correct federal taxpayer identification number and a statement that the Noteholder is not subject to backup withholding. Should a non-exempt Noteholder fail to provide the required certification, the Trust will be required to withhold (or cause to be withheld) 31% of the interest otherwise payable to the Noteholder and remit the withheld amounts to the Internal Revenue Service as a credit against the Noteholder's federal income tax liability.

SPECIAL TAX RULES

     Special Types of Investors. The reference to United States citizens or residents in the description of General Tax Treatment of Noteholders set forth above applies not only to individuals but also to any investor who is: (1) a corporation or partnership created or organized in or under the laws of the United States or of any political subdivision thereof, (2) an estate the income of which is subject to United States federal income taxation regardless of its source, or (3) a trust if a court within the United States is able to exercise primary jurisdiction over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust. Any investor which is not a United States citizen or resident should review the summary below for investment in Notes by foreign persons. Also, neither the description of General Tax Treatment of Noteholders above nor this discussion of Special Tax Rules describes tax consequences to special classes of investors, including investors who are dealers in securities or currencies, persons holding Notes as a part of a hedging transaction, certain financial institutions or insurance companies. Those particular types of investors are subject to specific federal income tax treatment which is not generally applicable to other investors. This summary of Material Federal Income Tax Consequences does not describe tax consequences for those types of investors.

     Purchase at a Discount. An investor who purchases a Note as part of the initial offering by the Trust for an issue price that is less than its 'stated redemption price at maturity' will generally be considered to have purchased the Note at an original issue discount for United States federal income tax purposes. In general, the stated redemption price at maturity for a Note is equal to the principal amount. If a Note is acquired with original issue discount the investor will be required to include in income each year, taxable as ordinary income in the same manner as cash interest payments, a portion of the original issue discount. For cash basis investors, such as individuals, the requirement that original issue discount be accrued as income each year means the investor recognizes taxable income even though the investor does not receive cash corresponding to that income. The amount of original issue discount accrued as income each year is based upon a formula which looks at the constant yield on the Notes and the term to maturity so as to annually allocate a proportionate share of original issue discount. Under these rules, investors generally will be required to include in income increasingly greater amounts of original issue discount in successive accrual periods.

     In determining whether a Note has original issue discount, the issue price of the Note may not necessarily equal the investor's purchase price (although they generally should be the same). The issue price of a Note will equal the initial offering price to the public (not including bond houses, brokers or similar persons or organizations acting in the capacity of underwriters or wholesalers) at which price a substantial amount of the Notes is sold.

     If an investor acquires a Note in a secondary market transaction for a purchase price which is less than the principal amount or other amount payable at maturity of the Note, the difference is referred to for tax purposes as market discount. Similarly to original issue discount, an investor must accrue a portion of the market discount each year. The amount of market discount which accrues annually will be calculated on a straight-line basis over the remaining term to maturity of the Note unless the investor elects to accrue market discount using the constant yield method (i.e., the original issue discount method). Unlike original issue discount, however, an investor does not include accrued market discount in ordinary income each year. Rather, the aggregate amount of accrued market discount is included in income when an investor sells or otherwise disposes of the Note. At that time, the portion of the amount realized by the investor on the sale or other disposition of the Note equal to accrued market discount is taxed as ordinary income (maximum tax rate of 39.6%) rather than long term capital gain (maximum tax rate of 20%).

     If an investor would prefer to be taxed on the annual accrual of market discount each year rather than being taxed on the aggregate amount of all accrued market discount when the Note is sold or otherwise disposed of, the investor can file an election to do so. Such an election would apply to all of the investor's debt investments acquired in or after the taxable year in which the Notes are acquired and not just to the Notes.

     Whenever an investor accrues and includes in income an amount of original issue discount or market discount, the investor's adjusted basis in the corresponding Note is increased by that same amount. As a result, the investor would recognize a lower capital gain (or greater capital loss) on the sale or other disposition of the Note.

     In general, if the amount of original issue discount or market discount would be less than 1/4th of one percent of the Note's principal or other stated redemption price at maturity, the investor can disregard the original issue discount or market discount rules.

     Purchase at a Premium. If an investor purchases a Note for a price that exceeds the principal amount or other amount payable at maturity, the investor will be considered to have an amortizable bond premium. An investor can elect to accrue a portion of the premium each year as a deduction to offset interest income on the corresponding Note. The amount of premium which can be amortized and deducted each year is calculated using a constant yield method over the remaining term to maturity of the Note. The deduction is available only to offset interest income on the corresponding Note; it cannot be used as a deduction to the extent it exceeds taxable Note interest. The adjusted tax basis which an investor has in a Note must be reduced by the amount of premium for which a deduction is claimed. Because the basis is reduced, the investor would recognize a larger taxable capital gain (or a smaller capital loss) on the sale or other disposition of the Note. If an investor elects to amortize and deduct premium, the election will apply to all of the investor's debt investments and not just to the Notes.

     Non-Standard Interest Rates. The description of General Tax Treatment of Noteholders assumes that the investor's Notes provide for the payment of interest at a fixed rate or at a variable rate which is tied to LIBOR, U.S. Treasury rates, bank prime rates or similar benchmark rates. Interest payable pursuant to those types of fixed and variable rates is referred to for certain federal income tax purposes as qualified stated interest.

     If a Note provides for interest other than qualified stated interest, the tax consequences to an investor may differ from those described previously in this summary. If the Trust issues Notes which provide for interest other than qualified stated interest, the tax consequences will be described in the applicable Pricing Supplement.

     Foreign Currency Notes. The description of General Tax Treatment of Noteholders assumes the Notes are denominated in U.S. dollars. Special rules apply to Notes which are denominated in or determined by reference to the value of currency units other than the U.S. dollar.

     An interest payment on a foreign currency Note will be includible in income by the investor based on the U.S. dollar value of the foreign currency payment determined on the date the payment is received, regardless of whether the payment is in fact converted to U.S. dollars at that time.

     In the case of interest income on a foreign currency Note that is required to be included in income by the investor prior to receipt of payment (e.g., original issue discount accrual) the investor will be required to include in income the U.S. dollar value of the amount of interest income that has accrued. Unless the investor makes the election discussed in the next paragraph, the U.S. dollar value of such accrued income will be determined by translating such income at the average rate of exchange for the accrual period. Subsequently, when the investor actually receives cash corresponding to the accrued income, the investor will recognize, as ordinary gain or loss, foreign currency exchange gain or loss reflecting fluctuations in currency exchange rates between the last day of the relevant accrual period and the date of payment.

     Under the so-called 'spot rate convention election', an investor may elect to translate accrued interest income into U.S. dollars at the exchange rate in effect on the last day of the relevant accrual period. Additionally, if a payment of such income is actually received within five business days of the last day of the accrual period or taxable year, an electing investor may instead translate such income into U.S. dollars at the exchange rate in effect on the day of actual receipt. Any such election will apply to all debt instruments held by the investor at the beginning of the first taxable year to which the election applies or thereafter acquired by the investor.

     In order for an investor to calculate the amount of gain or loss recognized on the sale or other disposition of a Note denominated in (or by reference to) a foreign currency, the investor must know the adjusted tax basis in U.S. dollars. In general, if an investor pays for a Note with foreign currency, the investor's basis in the Note is equal to the U.S. dollar value of the foreign currency on the purchase date. An investor that purchases a foreign currency Note with previously owned foreign currency will recognize ordinary income or loss in an amount equal to the difference, if any, between the investor's tax basis in the foreign currency and the U.S. dollar market value of the foreign currency Note on the date of purchase.

     For purposes of determining the amount of any gain or loss recognized by the investor on the sale or other disposition of a foreign currency Note, the amount realized by the investor from the sale or other disposition generally will be the U.S. dollar value of the foreign currency received determined on the date of disposition in the case of an accrual basis investor and on the date payment is received in the case of a cash basis investor.

     The portion of any gain or loss realized upon the sale or other disposition of a foreign currency Note that is attributable to fluctuations in currency exchange rates will be ordinary income or loss. Such portion will equal the difference between (1) the U.S. dollar value of the foreign currency principal amount of the Note determined on the date the Note is disposed of and (2) the U.S. dollar value of the foreign currency principal amount of the Note determined at the exchange rate on the date the investor acquired such Note. Such foreign currency gain or loss will be recognized only to the extent of the total gain or loss realized by an investor on the sale or other disposition of the foreign currency Note. Any gain or loss recognized in excess of such foreign currency gain or loss will be capital gain or loss.

     Discount and premium calculations with respect to foreign currency Note are determined in the relevant foreign currency. The amount of discount or premium that is included in or reduces income currently is determined for any accrual period in the relevant foreign currency and then translated into U.S. dollars on the basis of the average exchange rate in effect during such accrual period or with reference to the spot rate convention election as described above. Exchange gain or loss realized with respect to such accrued discount or premium is determined and recognized in accordance with the rules described above.

     Foreign Investors. Special tax rules apply to the purchase of Notes by foreign persons. For U.S. tax purposes, foreign investors include any person who is not (1) a citizen or resident of the United States, (2) a corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof, (3) an estate the income of which is includible in gross income for U.S. federal income tax purposes, regardless of its source, or (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

     Interest paid or accrued to a foreign investor that is not effectively connected with the conduct of a trade or business within the United States by the investor will generally be considered 'portfolio interest' and generally will not be subject to United States federal income tax or withholding tax as long as the foreign investor (1) is not actually or constructively a 10 percent shareholder of the Trust or a controlled foreign corporation related to the Trust through stock ownership and (2) provides (or has a financial institution provide on its behalf) an appropriate statement (Form W-8) to the Trust or paying agent that is signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing that foreign person's name and address. If the information provided in this statement changes, the foreign investor must provide a new Form W-8 within 30 days. The Form W-8 is generally effective for three years. If the foreign investor fails to satisfy these requirements so that interest on the investor's Notes was not portfolio interest, interest payments would be subject to United States federal income and withholding tax at a rate of 30% unless reduced or eliminated pursuant to an applicable income tax treaty. To qualify for any reduction as the result of an income tax treaty, the foreign investor must provide the paying agent with Form 1001. This form is also effective for three years.

     Any capital gain realized on the sale or other taxable disposition of a Note by a foreign investor will be exempt from United States federal income and withholding tax, provided that (1) the gain is not effectively connected with the conduct of a trade or business in the United States by the investor and (2) in the case of an individual foreign investor, the investor is not present in the United States for 183 days or more during the taxable year. If an individual foreign investor is present in the U.S. for 183 days or more during the taxable year, the gain on the sale or other disposition of the Notes could be subject to a 30% withholding tax unless reduced by treaty.

     If the interest, gain or income on a Note held by a foreign investor is effectively connected with the conduct of a trade or business in the United States by the investor, the Noteholder (although exempt from the withholding tax previously discussed if an appropriate statement (Form 4224) is furnished to the paying agent) generally will be subject to United States federal income tax on the interest, gain or income at regular federal income tax rates. Form 4224 is effective for only one calendar year. In addition, if the foreign investor is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its 'effectively connected earnings and profits' for the taxable year, as adjusted for certain items, unless it qualifies for a lower rate under an applicable tax treaty.

     Treasury Regulations which will become effective for Note payments made after December 31, 1999 (regardless of when a foreign investor acquired a Note) may change reporting requirements for certain withholding agents.

     If a foreign investor fails to provide necessary documentation to the Trust or its paying agent regarding the investor's taxpayer identification number or certification of exempt status, a 31% backup withholding tax may be applied to Note payments to that investor. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against the foreign investor's U.S. federal income tax liability provided the required information is furnished to the Internal Revenue Service.

STATE AND LOCAL TAX CONSEQUENCES

     Because of the differences in state and local tax laws and their applicability to different investors, it is not possible to summarize the potential state and local tax consequences of purchasing, holding or disposing of the Notes and no opinions of counsel have been obtained regarding state tax matters. ACCORDINGLY, IT IS RECOMMENDED THAT EACH PROSPECTIVE INVESTOR CONSULT THEIR OWN TAX ADVISORS REGARDING THE STATE AND LOCAL TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF NOTES.

                              ERISA CONSIDERATIONS

     Section 406 of the Employee Retirement Income Security Act, as amended ('ERISA'), and/or Section 4975 of the Internal Revenue Code of 1986, as amended (the 'Code') prohibits a pension, profit-sharing or other employee benefit plan, as well as individual retirement accounts and certain types of Keogh Plans (each a 'Benefit Plan') from engaging in certain transactions with persons that are 'parties in interest' under ERISA or 'disqualified persons' under the Code with respect to such Benefit Plan. A violation of these 'prohibited transaction' rules may result in an excise tax or other penalties and liabilities under ERISA and the Code for such persons. Title I of ERISA also requires that fiduciaries of a Benefit Plan subject to ERISA make investments that are prudent, diversified (except if prudent not to do so) and in accordance with governing plan documents.

     Certain transactions involving the purchase, holding or transfer of the Notes might be deemed to constitute prohibited transactions under ERISA and the Code if assets of the owner trust were deemed to be assets of a Benefit Plan. Under a regulation issued by the United States Department of Labor (the 'Plan Assets Regulation'), the assets of the owner trust would be treated as plan assets of a Benefit Plan for the purposes of ERISA and the Code only if the Benefit Plan acquires an 'equity interest' in the owner trust and none of the exceptions contained in the Plan Assets Regulation is applicable. An equity interest is defined under the Plan Assets Regulation as an interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. The Plan Assets Regulation also provides that a beneficial interest in a trust is an equity interest. Although there can be no assurances in this regard, it appears that the Notes should be treated as debt without substantial equity features for purposes of the Plan Assets Regulation and that the Notes do not constitute beneficial interests in the owner trust for purposes of the Plan Assets Regulation. However, without regard to whether the Notes are treated as an equity interest for such purposes, the acquisition or holding of Notes by or on behalf of a Benefit Plan could be considered to give rise to a prohibited transaction if the owner trust, the owner trustee or the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan. In such case, certain exemptions from the prohibited transaction rules could be applicable depending on the type and circumstances of the plan fiduciary making the decision to acquire a Note. Included among these exemptions are: Prohibited Transaction Class Exemption ('PTCE') 96-23, regarding transactions effected by 'in-house asset managers'; PTCE 90-1, regarding investments by insurance company pooled separate accounts; PTCE 95-60, regarding transactions effected by 'insurance company general accounts'; PTCE 91-38, regarding investments by bank collective investment funds; and PTCE 84-14, regarding transactions effected by 'qualified professional asset managers.'

     Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements.

     A PLAN FIDUCIARY CONSIDERING THE PURCHASE OF ANY OF THE NOTES SHOULD CONSULT ITS TAX AND/OR LEGAL ADVISORS REGARDING WHETHER THE ASSETS OF THE OWNER TRUST WOULD BE CONSIDERED PLAN ASSETS, THE POSSIBILITY OF EXEMPTIVE RELIEF FROM THE PROHIBITED TRANSACTION RULES AND OTHER ISSUES AND THEIR POTENTIAL CONSEQUENCES.

                              RATINGS OF THE NOTES

     It will be a condition of issuance that one or more nationally recognized rating agencies rate the Notes in a rating category that signifies investment grade. There is no assurance that any such rating will not be lowered or withdrawn by the assigning rating agency if, in its judgment, circumstances so warrant. In the event that a rating or ratings with respect to the Notes is qualified, reduced or withdrawn, no person or entity will be obligated to provide any additional credit enhancement with respect to the Notes so qualified, reduced or withdrawn.

     The rating of the Notes should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold the Notes, inasmuch as such rating does not comment as to market price or suitability for a particular investor. The ratings of the Notes do not address the likelihood of payment of principal on any class of Notes prior to the stated maturity date thereof, or the possibility of the imposition of United States withholding tax with respect to non-United States Persons.

                                USE OF PROCEEDS

     The proceeds from the offering and sale of the Notes of each series, after funding a portion of the cash collateral account or other form of credit enhancement for such series and paying the expenses of the depositor, will be used by the depositor to pay down certain warehousing facilities, and any remaining funds may be distributed to the originators.

                              PLAN OF DISTRIBUTION

     The Company may sell Notes of each series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place Notes directly to other purchasers or through agents. We intend that Notes will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of Notes may be made through a combination of such methods.

     The originators, the depositor and certain of its affiliates may agree to indemnify the underwriters and agents who participate in the distribution of the Notes against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Funds in cash collateral accounts and the trust accounts may, from time to time, be invested in certain investments acquired from the underwriters.

                                 LEGAL MATTERS

     Certain legal matters with respect to the Notes of each series will be passed upon for the originators and the depositor by Winston & Strawn. Unless otherwise specified in the prospectus supplement, the indenture, the pooling and servicing agreement, the sale and contribution agreement and the Notes of each series will be governed by the laws of the State of New York and the trust agreement will be governed by the laws of the State of Delaware.

                                 INDEX OF TERMS

TERM                                                                                                          PAGE
----                                                                                                          ----
Act.........................................................................................................   60
Article 2A..................................................................................................    1
Benefit Plan................................................................................................   50
Code........................................................................................................   50
Collection Account..........................................................................................   34
Contract Pool Principle Balance.............................................................................    2
Definitive Notes............................................................................................   35
ERISA.......................................................................................................   50
Events of Default...........................................................................................   39
Global Notes................................................................................................   54
Guaranteed Residual Investment..............................................................................   27
Newcourt USA................................................................................................   17
Note Distribution Account...................................................................................   34
Plan Assets Regulation......................................................................................   50
Principal...................................................................................................    3
PTCE........................................................................................................   51
Segregated Trust Account....................................................................................   34
Servicer Advance............................................................................................    1
Tax Counsel.................................................................................................   46
True Leases.................................................................................................   11
Trust Account...............................................................................................   34
Underwriting................................................................................................  iii

                                                                      APPENDIX A

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

     Except in certain limited circumstances, the Notes will be available only in book-entry form (the 'Global Notes'). Investors in the Global Notes may hold such Global Notes through DTC or, if applicable, Cedel Bank or Euroclear. The Global Notes will be tradeable as home-market instruments in both the European and United States domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Notes through Cedel Bank and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

     Secondary market trading between investors holding Global Notes through DTC will be conducted according to the rules and procedures applicable to United States corporate debt obligations.

     Secondary cross-market trading between Cedel Bank or Euroclear participants and DTC participants holding Notes will be effected on a delivery-against-payment basis through the respective depositaries of Cedel Bank and Euroclear and as participants in DTC.

     Non-United States holders of Global Notes will be exempt from United States withholding taxes, provided that such holders meet certain requirements and deliver appropriate United States tax documents to the securities clearing organizations or their participants. See 'United States Taxation' in the Prospectus.

INITIAL SETTLEMENT

     All Global Notes will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Notes will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Cedel Bank and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold such positions in accounts as participants of DTC.

     Investors electing to hold their Global Notes through DTC will follow the settlement practices applicable to United States corporate debt obligations. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Notes through Cedel Bank or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no 'lock-up' or restricted period. Global Notes will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and the seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading between DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to United States corporate debt issues in same-day funds.

     Trading between Cedel Bank and/or Euroclear participants. Secondary market trading between Cedel Bank participants and/or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading between DTC seller and Cedel Bank or Euroclear purchaser. When Global Notes are to be transferred from the account of a DTC participant to the account of a Cedel Bank participant or a Euroclear participant, the purchaser will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. Cedel Bank or Euroclear will instruct the respective depositary to receive the Global Notes against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the DTC participant's account against delivery of the Global Notes. After settlement has been completed, the Global Notes will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Cedel Bank participant's or Euroclear participant's account. The Global Notes credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Notes will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Cedel Bank or Euroclear cash debit will be valued instead as of the actual settlement date.

     Cedel Bank participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Cedel Bank or Euroclear. Under this approach, they may take on credit exposure to Cedel Bank or Euroclear until the Global Notes are credited to their accounts one day later.

     As an alternative, if Cedel Bank or Euroclear has extended a line of credit to them, participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Cedel Bank participants or Euroclear participants purchasing Global Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Notes were credited to their accounts. However, interest on the Global Notes would accrue from the value date. Therefore, in many cases the investment income on the Global Notes earned during the one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's particular cost of funds.

     Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for sending Global Notes to the respective depositary for the benefit of Cedel Bank participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant a cross-market transaction will settle no differently than a trade between two DTC participants.

     Trading between Cedel Bank or Euroclear seller and DTC purchaser. Due to time-zone differences in their favor, Cedel Bank participants and Euroclear participants may employ their customary procedures for transactions in which Global Notes are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Cedel Bank or Euroclear through a participant at least one business day prior to settlement. In this case, Cedel Bank or Euroclear will instruct the respective depositary to deliver the Notes to the DTC participant's account against payment. Payment will include interest accrued on the Global Notes from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Cedel Bank participant or Euroclear participant the following day, and receipt of the cash proceeds in the Cedel Bank participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Cedel Bank participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Cedel Bank or Euroclear participant's account would instead be valued as of the actual settlement date.

     Finally, day traders that use Cedel Bank or Euroclear and that purchase Global Notes from DTC participants for delivery to Cedel Bank participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

          1. borrowing through Cedel Bank or Euroclear for one day (until the purchase side of the day trade is reflected in their Cedel Bank or Euroclear accounts) in accordance with the clearing system's customary procedures;

          2. borrowing the Global Notes in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Notes sufficient time to be reflected in their Cedel Bank or Euroclear account in order to settle the sale side of the trade; or

          3. staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Cedel Bank participant or Euroclear participant.

           CERTAIN U.S. FEDERAL INCOME TAX DOCUMENTATION REQUIREMENTS

     A holder of Global Notes holding securities through Cedel Bank or Euroclear (or through DTC if the holder has an address outside the United States) will be subject to 30% United States withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by United States Persons, unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the United States entity required to withhold tax complies with applicable certification requirements and (ii) such holder takes one of the following steps to obtain an exemption or reduced tax rate:

          Exemption for non-United States Person (Form W-8). Non-United States Persons that are beneficial owners can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status).

          If the information shown on Form W-8 changes, a new Form W-8 must be filed within 30 days of such change.

          Exemption for non-United States Persons with effectively connected income (Form 4224). A non-United States Person, including a non-United States corporation or bank with a United States branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

          Exemption or reduced rate for non-United States Persons resident in treaty countries (Form 1001). Non-United States Persons that are beneficial owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the terms of the treaty) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the beneficial owner or his agent.

          Exemption for United States Persons (Form W-9). United States Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

          U.S. Federal Income Tax Reporting Procedure. A holder of Global Notes or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through which he holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. See 'United States Taxation' in the Prospectus.

     The term 'United States Person' means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States or any political subdivision thereof or (iii) an estate the income of which is includable in gross income for United States federal income tax purposes, regardless of its source, or (iv) a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States fiduciaries have the authority to control all of its substantial decisions.

     THIS SUMMARY DOES NOT DEAL WITH ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAX WITHHOLDING THAT MAY BE RELEVANT TO FOREIGN HOLDERS OF THE GLOBAL NOTES. INVESTORS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR SPECIFIC TAX ADVICE CONCERNING THEIR HOLDING AND DISPOSING OF THE GLOBAL NOTES.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                   NEWCOURT EQUIPMENT TRUST SECURITIES 1999-1
                            RECEIVABLE-BACKED NOTES


                          NCT FUNDING COMPANY, L.L.C.
                                   DEPOSITOR


                            AT&T CAPITAL CORPORATION
                                    SERVICER

[LOGO]                                                                   [LOGO]
 SERVICER

                  A MEMBER OF THE NEWCOURT GROUP OF COMPANIES





     Until [                      ], all dealers effecting transaction in the
Notes, whether or not participating in this distribution, may be required to deliver this prospectus supplement and the accompanying prospectus. Dealers acting as underwriters also have an obligation to deliver a prospectus supplement and prospectus with respect to their unsold allotments or subscriptions.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.*

     Expenses in connection with the offering of the Securities being registered herein are estimated as follows:

Securities and Exchange Commission registration fee.......................................   $
Legal fees and expenses...................................................................   $
Accounting fees and expenses..............................................................   $
Blue sky fees and expenses................................................................   $
Rating agency fees........................................................................   $
Trustee's fees and expenses...............................................................   $
Printing..................................................................................   $
Miscellaneous.............................................................................   $
                                                                                             ----------
     Total................................................................................   $
                                                                                             ----------
                                                                                             ----------

------------

* All amounts except the Securities and Exchange Commission Registration Fee are estimates of expenses incurred or to be incurred in connection with the issuance and distribution of a Series of Securities in an aggregate principal
   amount assumed for these purposes to be equal to $        of Securities
   registered hereby.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Under the related trust agreement, the Depositor will agree to indemnify the Owner Trustee for, from and against, any and all liabilities, obligations, losses, damages, taxes, claims, actions and suits, and any and all reasonable costs, expenses and disbursements (including reasonable legal fees and expenses) of any kind and nature whatsoever incurred without willful misconduct or negligence on the part of the Owner Trustee, which may at any time be imposed on, incurred by or asserted against the Owner Trustee in any way relating to or arising out of the trust agreement, the pooling and servicing agreement, the indenture and related documents, the Trust's assets, the administration of the Trust's assets or the action or inaction of the Owner Trustee under the trust agreement; provided, however, the liability of the Depositor described herein shall be limited to the assets of the Depositor and any indemnity payments to be made pursuant to this Section shall not be made from the Trust's assets and such indemnity payments, if unpaid, do not constitute a general recourse claim against the Trust.

     The Depositor's Limited Liability Company Agreement provides for indemnity of its directors and officers to the fullest extent permitted by Delaware law.

     Pursuant to agreements which the Trusts and the Depositor may enter into with underwriters (the form of which is included as Exhibit 1.1 to this Registration Statement), officers and directors of the Depositor may be entitled to indemnification by such underwriters against certain liabilities, including liabilities under the Securities Act of 1933, arising from information which has been or will be furnished to the Depositor by such underwriters that appear in the Registration Statement or any related prospectus.

ITEM 16. EXHIBITS.

 1.1   -- Form of Underwriting Agreement*
 3.1   -- Certificate of Formation of the Depositor*
 3.2   -- Limited Liability Company Agreement of the Depositor*
 4.1   -- Form of Trust Agreement (including form of Certificates)*
 4.2   -- Form of Pooling and Servicing Agreement (including form of Certificates)*
 4.3   -- Form of Indenture (including form of Notes)*
 5.1   -- Opinion of Winston & Strawn with respect to legality*
 8.1   -- Opinion of Winston & Strawn with respect to tax matters*
23.1   -- Consent of Winston & Strawn (included in Exhibit 5.1)*
24.1   -- Power of Attorney (included on signature page)
25.1   -- Statement of Eligibility and Qualification of Indenture Trustee*
99.1   -- Form of Administration Agreement*

------------

*  To be filed by amendment

ITEM 17. UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the 'Calculation of Registration Fee' table in the effective Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that (a)(1)(i) and (a)(1)(ii) will not apply if the information required to be included in a post-effective amendment thereby is contained in periodic reports filed pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly
authorized, in the City of                   , the State of                   on
          , 1999.

                                          NEWCOURT EQUIPMENT TRUST SECURITIES
                                          1999-1
                                          By: NCT FUNDING COMPANY, L.L.C.,
                                            as Depositor of the Trusts

                                          By        /s/ DANIEL A. JAUERNIG
                                              ..................................
                                            NAME: DANIEL A. JAUERNIG
                                            TITLE: PRESIDENT

                               POWER OF ATTORNEY

     The undersigned directors and officers of NCT Funding Company, L.L.C. do hereby constitute and appoint Eric Mandelbaum and Scott Moore, and each of them, with full power of substitution, our true and lawful attorneys-in-fact and agents to do any and all acts and things in our name and behalf in our capacities as directors and officers, and to execute any and all instruments for us and in our names in the capacities indicated below which such person may deem necessary or advisable to enable NCT Funding Company, L.L.C. and the Trusts to comply with the Securities Act of 1933 (the 'Act'), as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but not limited to, power and authority to sign for us, or any of us, in the capacities indicated below and any and all amendments (including pre-effective and post-effective amendments or any other registration statement filed pursuant to the provisions of Rule 462(b) under the Act) hereto; and we do hereby ratify and confirm all that such person or persons shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                SIGNATURE                                      TITLE                              DATE
------------------------------------------  --------------------------------------------   -------------------

          /s/ DANIEL A. JAUERNIG            President (Principal Executive Officer)          March 22, 1999
 .........................................

            /s/ GLENN A. VOTEK              Treasurer (Principal Financial and               March 22, 1999
 .........................................    Accounting Officer)

          /s/ PETER H. SORENSON             Director/Member                                  March 22, 1999
 .........................................

                                 EXHIBIT INDEX

EXHIBIT
NUMBER
-------

    1.1   -- Form of Underwriting Agreement*
    3.1   -- Certificate of Formation of the Depositor*
    3.2   -- Limited Liability Company Agreement of the Depositor*
    4.1   -- Form of Trust Agreement (including form of Certificates)*
    4.2   -- Form of Pooling and Servicing Agreement (including form of Certificates)*
    4.3   -- Form of Indenture (including form of Notes)*
    5.1   -- Opinion of Winston & Strawn with respect to legality*
    8.1   -- Opinion of Winston & Strawn with respect to tax matters*
   23.1   -- Consent of Winston & Strawn (included in Exhibit 5.1)*
   24.1   -- Power of Attorney (included on signature page)
   25.1   -- Statement of Eligibility and Qualification of Indenture Trustee*
   99.1   -- Form of Administration Agreement*

------------

*  To be filed by amendment